    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2003

                                                    REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                            PAYLESS SHOESOURCE, INC.*
             (Exact name of Registrant as specified in its charter)

            DELAWARE                            5661                      43-1813160
(State or Other Jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
 Incorporation or Organization)      Classification Code Number)     Identification No.)

                           --------------------------

     3231 SOUTHEAST SIXTH AVENUE, TOPEKA, KANSAS 66607-2207, (785) 233-5171 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           --------------------------

                             MICHAEL J. MASSEY, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            PAYLESS SHOESOURCE, INC.
                           3231 SOUTHEAST SIXTH AVENUE
                            TOPEKA, KANSAS 66607-2207
                                 (785) 233-5171

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      With copies of all communications to:

   EDWARD D. HERLIHY, ESQ.                      HAROLD J. HERMAN, II, ESQ.
WACHTELL, LIPTON, ROSEN & KATZ             GROUP COUNSEL AND ASSISTANT SECRETARY
     51 WEST 52ND STREET                         PAYLESS SHOESOURCE, INC.
   NEW YORK, NEW YORK 10019                     3231 SOUTHEAST SIXTH AVENUE
        (212) 403-1000                           TOPEKA, KANSAS 66607-2207
                                                      (785) 233-5171

                          -----------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Upon consummation of the Exchange Offer referred to herein.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                          PROPOSED            PROPOSED
     TITLE OF EACH CLASS OF           AMOUNT TO BE     MAXIMUM OFFERING   MAXIMUM AGGREGATE        AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED     PRICE PER UNIT(1)   OFFERING PRICE(1)   REGISTRATION FEE(2)
---------------------------------    --------------   -----------------   -----------------   -------------------
8.25% SENIOR SUBORDINATED NOTES      $  200,000,000         100%           $  200,000,000          $  16,180
DUE 2013, AND RELATED GUARANTEES..
-----------------------------------------------------------------------------------------------------------------

---------------------
(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(2)  Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.

--------------------------------------------------------------------------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        * TABLE OF ADDITIONAL REGISTRANTS

                                          State or Other      Primary Standard
                                         Jurisdiction of         Industrial
                                         Incorporation or   Classification Code      I.R.S. Employer
                Name*                      Organization            Number         Identification Number
--------------------------------------   ----------------   -------------------   ---------------------
Payless ShoeSource Finance, Inc.              Nevada               5661                43-1622101

Dyelights Inc.                               Delaware              5661                48-1214642

PSS Delaware Company 2, Inc.                 Delaware              5661                48-1214641

PSS Delaware Company 3, Inc.                 Delaware              5661                48-1227266

PSS Delaware Company 4, Inc.                 Delaware              5661                48-1221466

Payless ShoeSource, Inc.                     Missouri              5661                48-0674097

Payless Shoe Source Gold Value, Inc.          Kansas               5661                48-1248544

Shoe Sourcing, Inc.                           Kansas               5661                48-1234075

Payless Purchasing Services, Inc.             Kansas               5661                48-1253043

Eastborough, Inc.                             Kansas               5661                48-1212803

Payless ShoeSource Worldwide, Inc.            Kansas               5661                43-1646884

PSS Labor Leasing, Inc.                       Kansas               5661                48-1194126

PSS Investment I, Inc.                        Nevada               5661                43-1622098

PSS Investment III, Inc.                      Nevada               5661                48-1214640

Payless ShoeSource Distribution, Inc.         Kansas               5661                48-1140944

Payless ShoeSource Merchandising, Inc.        Kansas               5661                48-1140946

PSS Canada Inc.                               Kansas               5661                74-2834969

* The address, including zip code, and telephone number, including area code, of each additional registrant's principal executive offices is 3231 Southeast Sixth Avenue, Topeka, Kansas 66607-2207, (785) 233-5171.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT ANY OFFER TO BUY THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED               , 2003

PRELIMINARY PROSPECTUS

                                  $200,000,000

                                 [PAYLESS LOGO]

                            PAYLESS SHOESOURCE, INC.

                               EXCHANGE OFFER FOR
                    8.25% SENIOR SUBORDINATED NOTES DUE 2013

                             -----------------------

         We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $200,000,000 of our new 8.25% Senior Subordinated Notes due 2013 (which we refer to as the "exchange notes"), for an equal principal amount of our outstanding 8.25% Senior Subordinated Notes due 2013, in integral multiples of $1,000 in a transaction registered under the Securities Act of 1933. When we refer to "old notes," we are referring to the outstanding 8.25% Senior Subordinated Notes due 2013 that we are offering to exchange.

           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
                     TIME, ON      , 2003, UNLESS EXTENDED.

TERMS OF THE EXCHANGE OFFER

         - We will exchange all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

         - You are required to make the representations described on page 28 to us.

         - You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

         - The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights and the exchange notes will not have the right to earn special interest under circumstances relating to our registration obligations. The terms of the exchange offer are more fully described in this prospectus.

         -        We will not receive any cash proceeds from the exchange offer.

         - There is no existing market for the exchange notes to be issued, and we do not intend to apply for their listing or quotation on any securities exchange or market.

SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                             -----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
     THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is     , 2003.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 under the Securities Act of 1933 (the "Securities Act") relating to the exchange offer. The Registration Statement incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is available from us without charge to holders of the old notes as specified below. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or other documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or the matter involved.

         You may obtain copies of the information and documents incorporated by reference in this prospectus at no charge by writing to Payless ShoeSource, Inc., 3231 SE Sixth Avenue, Topeka, Kansas, USA, 66607, Attention: Investor Relations.

         To obtain timely delivery of any of our filings, agreements or other
documents, you must make your request to us no later than      , 2003. In the
event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We may extend the exchange offer in our sole discretion. See "The Exchange Offer" for more detailed information.

         You should rely only upon the information provided in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date of this prospectus.

                               PROSPECTUS SUMMARY

         The following information summarizes, and is qualified in its entirety by reference to, the detailed information and financial statements included elsewhere in this prospectus. We encourage you to read this entire prospectus carefully, including the financial statements and related notes included in this prospectus. Unless otherwise indicated or the context requires otherwise, data in this prospectus that refer to a particular year refer to the 52 or 53 week period ended on the Saturday closest to January 31 of the following year. For example, data presented for 2002 refers to data for our fiscal year ended February 1, 2003.

         As used in this prospectus the terms "Payless ShoeSource," "we," "our" and "us" refer to Payless ShoeSource, Inc., a Delaware corporation, and its subsidiaries as a combined entity, except where it is clear that the terms mean only Payless ShoeSource, Inc. For purposes of the sections entitled "Description of the Exchange Notes" and "Description of Certain Indebtedness," whenever we refer to "Payless ShoeSource" or "us" or use the terms "we" or "our," we are referring to Payless ShoeSource, Inc. individually and not together with any of its subsidiaries.

                               PAYLESS SHOESOURCE

         We are the largest family footwear retailer in the United States. In 2002, we sold approximately one out of every eight pairs of footwear sold in the United States. Our approximately 5,000 retail stores in the United States, Canada, the Caribbean and Central and South America sold over 215 million pairs of footwear in 2002. Our 4,833 Payless ShoeSource stores offer fashionable, quality, private label footwear and accessories for women, men and children at affordable prices in a self-selection shopping format, and our 187 Parade stores offer fashionable, quality, private label women's shoes at moderate prices in a self-selection shopping format.

         Our Payless ShoeSource stores sell a broad assortment of quality footwear, including athletic, casual and dress shoes, sandals, work and fashion boots and slippers and accessories, such as handbags and hosiery, at affordable prices. In 2002, each Payless ShoeSource store stocked an average of 8,000 pairs of footwear selected from an assortment of approximately 500 styles. Over 50% of the footwear in a Payless ShoeSource store is generally stocked based on the demographics and customer profile of that store's location. As part of our strategy to offer fashion-right merchandise, we update our styling regularly so as to remain current with fashion trends.

         We offer footwear and accessories for women, men and children of all ages, but we focus our marketing and merchandising efforts on women consumers between the ages of 18 and 44 with household incomes of less than $75,000. We believe this group of consumers makes a disproportionately large share of household footwear purchasing decisions. We believe that more than 40% of these target consumers purchased at least one pair of footwear from our stores last year.

         We operate our stores in a variety of real estate formats, including shopping malls, central business districts, free-standing buildings, strip centers and leased departments in other retailers. We generally lease our stores with initial terms of five to ten years and either one or two renewal options. We believe that our real estate strategy provides us with the flexibility to optimally locate our stores and allows us to quickly open new stores or relocate existing stores in response to evolving customer demographics and market trends. The average size of our stores in the United States and Canada is approximately 3,200 square feet, and our other international stores are on average somewhat smaller.

         In 2002, we generated net sales of $2.88 billion, as compared with net sales of $2.91 billion in 2001. For the six months ended August 2, 2003, we had net sales of $1.43 billion, as compared with net sales of $1.51 billion for the six months ended August 3, 2002.

COMPETITIVE ADVANTAGES

         We believe that the scale of our operations affords us several key competitive advantages that have historically allowed us to generate strong cash flow and operating margins.

LEADING MARKET SHARE AND BRAND RECOGNITION

         With approximately 5,000 stores, we believe we have strong brand recognition. In 2002, we sold over 215 million pairs of footwear, including approximately one out of every eight pairs of footwear sold in the United States, representing the largest unit market share of all U.S. footwear retailers. We have approximately 600 million customer visits per year.

         We utilize extensive national and local advertising through multiple formats, including television, radio, and print, to strengthen our established brand name, reinforce our broad consumer recognition and support our promotional events. We believe that consumers associate our brand name with convenience, quality and value. In addition, we believe our recent efforts to reposition ourselves as the merchandise authority will reinforce consumers' views of our stores as a convenient place to buy fashionable, quality footwear at affordable prices.

FLEXIBLE REAL ESTATE STRATEGY

         We believe that our real estate strategy provides us with the ability to optimally locate our stores in places that are convenient for large numbers of consumers, as well as the flexibility to react quickly to shifts in customer demographics and competitive conditions. We strategically locate our stores in a variety of retail formats to maximize convenience and accessibility for our broad consumer base, including central business districts, shopping malls, free-standing buildings, strip centers and leased departments within other retailers. To maintain flexibility, we generally enter into leases with initial terms of five to ten years and either one or two renewal options.

         In addition, our experienced real estate team generally can build-out a new store in an average of seven weeks from the execution of the lease to the grand opening of the store. It typically costs us approximately $200,000 in capital expenditures to open a new store, excluding merchandise inventory. During 2002, we opened 230 new Payless ShoeSource stores and closed 139 stores, including 68 relocations.

STATE OF THE ART DISTRIBUTION, LOGISTICS AND REPLENISHMENT CAPABILITIES

         We believe our distribution system provides us with a significant competitive advantage. Our merchandise distribution system allows us to track shoes by the pair from order placement through sale to the customer by use of perpetual inventory, product planning and sourcing systems. Our 807,000 square foot Topeka, Kansas distribution center utilizes a highly automated sorting system to replenish merchandise on a pair-by-pair basis to each of our U.S. and Canadian stores. We replenish our stores an average of twice a week based on daily, store-specific information on merchandise sales, allowing us substantial flexibility to change the timing, styling or quantity of products available in our stores. With timely and detailed information provided by our merchandise distribution system, we are also able to tailor each store's merchandise assortment to its specific customer base, and over 50% of the footwear in a Payless ShoeSource store is generally stocked based on the demographics and customer profile of that store's location.

SIGNIFICANT PURCHASING POWER AND SOURCING CAPABILITIES

         As the largest footwear retailer in the United States, we have significant purchasing power with our key suppliers. We source our products through a network of agents and factories that provides us with low-cost, quality products manufactured almost entirely overseas. In 2002, approximately 85% of our products, based on cost, were sourced directly from the People's Republic of China. Our products are manufactured to our specifications and standards by approximately 130 third-party factories, including 16 core factories which accounted for approximately 63% of our footwear purchased in 2002. We maintain long-standing relationships with our core suppliers where we have implemented statistical process control techniques and production management capabilities, and continue to consolidate production to leverage our purchasing power, while ensuring high quality and accelerating delivery to our stores.

HIGHLY EXPERIENCED MANAGEMENT TEAM WITH A PROVEN TRACK RECORD

         Our management team is composed of seasoned retail executives. Our 16 most senior executives have an aggregate of more than 320 years of experience in the retail industry and have worked for us for an average of 15 years.

STRATEGY

         Our primary strategic goal is to be the most successful footwear retailer in the world by expanding our core footwear and accessories businesses, while increasing profitability and maintaining a strong balance sheet. To achieve this goal, we have several key business strategies.

POSITIONING PAYLESS SHOESOURCE AS THE MERCHANDISE AUTHORITY

         Our strategy is to position Payless ShoeSource as the merchandise authority for value priced footwear and accessories. We intend to effect this strategy through:

         - new product offerings, including additional fashion-right, distinctive merchandise and an increased selection of leather footwear;

         - new messaging to communicate this positioning to our customers at every point of contact through marketing partnerships with highly identified spokespeople and exposure through influential fashion media; and

         - improved execution, such as continuing to implement, through remodelings and new store openings, a new store design intended to be more attractive to consumers and featuring enhanced displays, color, lighting and graphics and improved levels of customer service.

EXPANDING OUR BUSINESS INTERNATIONALLY

         We believe that the same core strengths that have made us successful in the United States provide us with substantial growth opportunities internationally. Our international presence has grown substantially since 1997, during which period we have added 469 stores in 12 countries. We believe there are growth opportunities in Central and South America and that we can increase our market share in those regions through opening additional stores and achieving greater market penetration. In addition, we continue to explore additional opportunities for prudent, measured expansion of our core business into new international markets.

LEVERAGING OUR SCALE

         We believe that we can leverage our scale to further increase our operating efficiencies while maintaining the flexibility to rapidly respond to changing market conditions. As the largest footwear retailer in the United States, we believe we can exercise purchasing power with suppliers and distributors. This operating leverage is central to maintaining our historical margins. We intend to continue our efforts to refine our distribution pipelines and sourcing, including through the implementation of direct distribution to certain of our international locations.

HISTORY

         We were founded in Topeka, Kansas in 1956 with a strategy of selling low-cost, high-quality family footwear on a self-service basis. In 1962, we became a public company. In 1979, we were acquired by The May Department Stores Company of St. Louis, Missouri. On May 4, 1996, we became an independent public company as a result of a spin-off from The May Department Stores Company. Our common stock is listed for trading on the New York Stock Exchange under the symbol "PSS."

                                      * * *

         Our principal executive offices are located at 3231 Southeast Sixth Avenue, Topeka, Kansas 66607-2207, and our telephone number is (785) 233-5171. Our website address is www.payless.com. Information included or referred to on our website is not part of this prospectus.

                               RECENT DEVELOPMENTS

AMENDED EMPLOYMENT AGREEMENT FOR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

         The employment agreement that we entered into on November 16, 2000, with Stephen J. Douglass, our Chairman and Chief Executive Officer, contemplated the grant of options to purchase an aggregate of 840,000 shares (after adjusting for the 3:1 stock split in 2003) of our common stock. This grant was subject to the amendment of our 1996 Stock Incentive Plan to permit such a grant, or approval by our shareowners of another plan that would permit the grant. In January 2003, the Compensation, Nominating and Governance Committee of our Board of Directors, which is comprised solely of independent directors, retained outside compensation experts and counsel to evaluate the alternatives for implementing this stock option grant in light of current practices with respect to equity based executive compensation plans and to improve the retentive nature of Mr. Douglass' employment agreement. Upon the advice of its outside experts and counsel, the Committee recommended to the full Board that it amend Mr. Douglass' employment contract to provide, among other things, for the grant of 140,000 performance units and stock appreciation rights on 420,000 shares of our common stock, each of which will vest in four equal installments beginning May 23, 2004 in lieu of the stock option grant on 840,000 shares. The stock appreciation rights will be priced on November 18, 2003, the second day of the next "window period" for trading in our common stock by our executives. The Board unanimously voted to amend Mr. Douglass' employment relationship in accordance with the recommendations of the Committee.

                               THE EXCHANGE OFFER

     On July 28, 2003, we completed a private offering of $200 million aggregate principal amount of 8.25% Senior Subordinated Notes due 2013, which we refer to in this prospectus as the "old notes." We entered into a registration rights agreement with the initial purchasers of the old notes, in which we agreed to deliver to you this prospectus and to use our reasonable efforts to complete the exchange offer within 180 days after the date of the original issuance of old notes. Below is a summary of the exchange offer.

THE EXCHANGE OFFER..................    We are offering to exchange up to $200
                                        million aggregate principal amount of
                                        our new 8.25% Senior Subordinated Notes
                                        due 2013 for an equal principal amount
                                        of old 8.25% Senior Subordinated Notes
                                        due 2013, in integral multiples of
                                        $1,000.

EXPIRATION OF THE EXCHANGE OFFER;
WITHDRAWAL OF TENDER................    The exchange offer will expire at 5:00
                                        p.m., New York City time, on       ,
                                        2003, or a later date and time to which
                                        we may extend it. We do not currently
                                        intend to extend the expiration of the
                                        exchange offer. You may withdraw your
                                        tender of old notes in the exchange
                                        offer at any time before the expiration
                                        of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offer.

CONDITIONS TO THE EXCHANGE OFFER....    The exchange offer is not conditioned
                                        upon any minimum aggregate principal
                                        amount of old notes being tendered for
                                        exchange. The exchange offer is subject
                                        to customary conditions, which we may
                                        waive. Please read "The Exchange Offer -
                                        Conditions" for more information
                                        regarding the conditions to the exchange offer.

PROCEDURES FOR TENDERING NOTES......    To tender old notes held in book-entry
                                        form through the Depository Trust
                                        Company ("DTC"), you must transfer your
                                        old notes into the exchange agent's
                                        account in accordance with DTC's
                                        Automated Tender Offer Program, or ATOP, system. In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC on behalf of a holder and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

                                        By signing, or agreeing to be bound by,
                                        the letter of transmittal, you will
                                        represent to us that, among other
                                        things:

                                             -    any exchange notes to be
                                                  received by you will be
                                                  acquired in the ordinary
                                                  course of your business;

                                             -    you are not engaged in, and do
                                                  not intend to engage in, and
                                                  have no arrangement or
                                                  understanding with any person
                                                  to participate in, a
                                                  distribution of the exchange
                                                  notes;

                                             -    you are not our "affiliate"
                                                  (as defined in Rule 405 under
                                                  the Securities Act);

                                             -    if you are a broker-dealer,
                                                  you will receive exchange
                                                  notes for your own account in
                                                  exchange for old notes that
                                                  were acquired as a result of
                                                  market-making activities or
                                                  other trading activities and
                                                  you acknowledge that you will
                                                  deliver a prospectus in
                                                  connection with any resale of
                                                  these exchange notes;

                                             -    if you are a broker-dealer,
                                                  you did not purchase the old
                                                  notes to be exchanged for the
                                                  exchange notes from us in the
                                                  initial offering of the old
                                                  notes; and

                                             -    you are not acting on behalf
                                                  of any person who could not
                                                  truthfully and completely make
                                                  the above representations.

SPECIAL PROCEDURES FOR BENEFICIAL
OWNERS..............................    If you are a beneficial owner whose old
                                        notes are registered in the name of a
                                        broker, dealer, commercial bank, trust
                                        company or other nominee, and you want
                                        to tender old notes in the exchange
                                        offer, you should contact the registered owner promptly and instruct the registered holder to tender those old notes on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder.

GUARANTEED DELIVERY PROCEDURES......    If you wish to tender your old notes,
                                        and time will not permit your required
                                        documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes under the procedures described in "The Exchange Offer -- Guaranteed
                                        Delivery Procedures."

EFFECT ON HOLDERS OF OUTSTANDING
NOTES...............................    As a result of making this exchange
                                        offer, and upon acceptance for exchange
                                        of all validly tendered old notes, we
                                        will have fulfilled some of our
                                        obligations under the registration
                                        rights agreement. Accordingly, there
                                        will be no increase in the interest rate on the old notes under the registration rights agreement if the old notes were eligible for exchange, but not exchanged, in the exchange offer. If you are a holder of old notes and you do not tender your old notes in the exchange offer, you will continue to hold your old notes and will be entitled to the rights and subject to the limitations applicable to the old notes in the indenture.

                                        Any trading market for the old notes
                                        could be adversely affected if some but
                                        not all of the old notes are tendered
                                        and accepted in the exchange offer.

CONSEQUENCES OF FAILURE TO
EXCHANGE............................    All untendered old notes will remain
                                        subject to the restrictions on
                                        transfer provided for in the old notes
                                        and in the indenture. Generally, the old notes that are not exchanged for exchange notes in the exchange offer will remain restricted securities, and may not be offered or sold, unless in a transaction registered under the
                                        Securities Act, except pursuant to an
                                        exemption from, or in a transaction not
                                        subject to, the Securities Act and
                                        applicable state securities laws.

MATERIAL U.S. FEDERAL INCOME TAX
CONSIDERATIONS......................    The exchange of old notes for exchange
                                        notes in the exchange offer should not
                                        be a taxable event for U.S. federal
                                        income tax purposes. See "Material U.S.
                                        Federal Income Tax Considerations" for a more detailed description of the tax consequences of the exchange.

RESALE..............................    Under existing interpretations of the
                                        Securities Act by the staff of the SEC
                                        and contained in several "no-action"
                                        letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under "Exchange Offer -- Procedures for
                                        Tendering"). However, any holder of old
                                        notes who:

                                             -    is our "affiliate" (as defined
                                                  in Rule 405 under the
                                                  Securities Act);

                                             -    does not acquire the exchange
                                                  notes in the ordinary course
                                                  of business;

                                             -    intends to distribute the
                                                  exchange notes as part of the
                                                  exchange offer; or

                                             -    is a broker-dealer who
                                                  purchased old notes from us in
                                                  the initial offering of the
                                                  old notes for resale pursuant
                                                  to Rule 144A or any other
                                                  available exemption under the
                                                  Securities Act,

                                        will not be able to rely on the
                                        interpretations of the staff of the SEC
                                        and, in the absence of any exemption,
                                        must comply with the registration and
                                        prospectus delivery requirements of the
                                        Securities Act in connection with any
                                        resale of the exchange notes.

                                        Each broker-dealer that receives
                                        exchange notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

USE OF PROCEEDS.....................    We will not receive any cash proceeds
                                        from the issuance of the exchange notes
                                        pursuant to the exchange offer. See "Use of Proceeds."

EXCHANGE AGENT......................    Wells Fargo Bank Minnesota, National
                                        Association is the exchange agent for
                                        the exchange offer. The address and
                                        telephone number of the exchange agent
                                        are set forth in "Exchange Offer --
                                        Exchange Agent."

                           TERMS OF THE EXCHANGE NOTES

         The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See "Description of the Exchange Notes" for a more detailed description of the terms and conditions of the exchange notes.

         The exchange notes will be identical in all material respects to the old notes for which they have been exchanged, except:

         - the offer and sale of the exchange notes will have been registered under the Securities Act, and thus the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends;

         - the exchange notes will not be entitled to registration rights; and

         - the exchange notes will not have the right to earn special interest under circumstances relating to our registration obligations.

         The material terms of the Exchange Notes are summarized below:

ISSUER..............................    Payless ShoeSource, Inc.

SECURITIES..........................    $200.0 million in aggregate principal
                                        amount of 8.25% Senior Subordinated
                                        Notes due 2013.

MATURITY............................    August 1, 2013.

INTEREST RATE.......................    8.25% per year.

INTEREST PAYMENT DATES..............    February 1 and August 1 of each year,
                                        commencing February 1, 2004.

RANKING.............................    The exchange notes will be our senior
                                        subordinated unsecured obligations and
                                        will be subordinated in right of payment to all our existing and future senior indebtedness, pari passu in right of payment with any of our future senior subordinated indebtedness and senior in right of payment to any of our future subordinated indebtedness. Additionally, the exchange notes will be effectively subordinated to all existing and future indebtedness of those of our subsidiaries that do not guarantee the exchange notes.

GUARANTEES..........................    The exchange notes will be guaranteed by
                                        each of our existing and future domestic subsidiaries, other than future immaterial subsidiaries. Each guarantee will be subordinated in right of payment to all existing and future senior indebtedness of that guarantor, pari passu in right of payment with any future senior subordinated indebtedness of that guarantor and senior in right of payment to any future subordinated indebtedness of that guarantor.

OPTIONAL REDEMPTION.................    We cannot redeem the exchange notes
                                        until August 1, 2008, except as
                                        described below. After August 1, 2008,
                                        we can redeem some or all of the
                                        exchange notes at the redemption prices
                                        listed in the "Description of Exchange
                                        Notes -- Optional Redemption" section of this prospectus, plus accrued interest and special interest, if any.

OPTIONAL REDEMPTION AFTER
 EQUITY OFFERINGS...................    At any time before August 1, 2006, on
                                        one or more occasions, we can choose to
                                        redeem up to 35% of the outstanding
                                        principal amount of the exchange notes,
                                        including any additional exchange notes, with the net cash proceeds of one or more equity offerings, so long as:

                                             -    we pay holders of the exchange
                                                  notes a redemption price of
                                                  108.25% of the face amount of
                                                  the exchange notes we redeem,
                                                  plus accrued interest and
                                                  special interest, if any;

                                             -    we redeem the exchange notes
                                                  within 90 days of any such
                                                  equity offering; and

                                             -    at least 65% of the aggregate
                                                  principal amount of exchange
                                                  notes issued under the
                                                  indenture, including the
                                                  principal amount of any
                                                  additional exchange notes,
                                                  remains outstanding
                                                  immediately after each such
                                                  redemption.

CHANGE OF CONTROL OFFER.............    If a change of control of our company
                                        occurs, we must give holders of the
                                        exchange notes the opportunity to sell
                                        their exchange notes to us at a purchase price of 101% of their aggregate principal amount, plus accrued interest and special interest, if any. The term
                                        "Change of Control" is defined under
                                        "Description of Exchange Notes --
                                        Certain Definitions."

COVENANTS...........................    The indenture governing the exchange
                                        notes will contain covenants that limit
                                        our ability and that of our subsidiaries to:

                                             -    incur additional debt;

                                             -    pay dividends or distributions
                                                  on, or redeem or repurchase,
                                                  our capital stock;

                                             -    make investments;

                                             -    enter into sale and leaseback
                                                  transactions;

                                             -    engage in transactions with
                                                  affiliates;

                                             -    create liens on assets;

                                             -    transfer or sell assets;

                                             -    guarantee debt;

                                             -    restrict dividend or other
                                                  payments to us;

                                             -    consolidate, merge or transfer
                                                  all or substantially all of
                                                  our assets and the assets of
                                                  our subsidiaries; and

                                             -    engage in unrelated
                                                  businesses.

         These covenants are subject to important exceptions and qualifications, which are described in the "Description of Exchange Notes" section of this prospectus. If at any time the exchange notes are assigned a rating equal to or higher than Baa3 by Moody's and BBB - by S&P and no default or event of default has occurred or is continuing, certain covenants will no longer be applicable to the exchange notes. See "Description of Exchange Notes -- Certain Covenants -- Changes in Covenants when Exchange Notes Rated Investment Grade."

                                  RISK FACTORS

         Investing in the exchange notes involves substantial risk. See "Risk Factors" section of this prospectus for a description of certain of the risks relating to an investment in the exchange notes.

            SUMMARY CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

         We derived the following summary consolidated financial information for the fiscal year ended February 1, 2003 from our financial statements that have been audited by Deloitte & Touche LLP, independent auditors. We derived the following summary consolidated financial information for the fiscal years ended February 2, 2002, February 3, 2001, January 29, 2000 and January 30, 1999 from our financial statements audited by Arthur Andersen LLP, independent public accountants, which has ceased operations. We derived the following summary consolidated financial information for the six months ended August 3, 2002 and August 2, 2003 from our unaudited condensed consolidated financial statements that include normal recurring adjustments and may not be indicative of results for the entire fiscal year.

         Our summary consolidated financial information set forth below should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes to those financial statements, included elsewhere in this prospectus.

                                                                                                      SIX MONTHS ENDED
                                                         FISCAL YEAR (1)                           ----------------------
                                     ----------------------------------------------------------    AUGUST 3,    AUGUST 2,
                                       1998        1999        2000        2001         2002         2002         2003
                                     ---------   ---------   ---------   ---------    ---------    ---------    ---------
                                                                  (DOLLARS IN MILLIONS)
SUMMARY OF OPERATIONS DATA:
   Net sales......................   $ 2,615.5   $ 2,730.1   $ 2,948.4   $ 2,913.7    $ 2,878.0    $ 1,514.4    $ 1,429.2
   Cost of sales..................     1,798.9     1,868.3     2,012.1     2,032.3      2,006.1      1,039.4      1,026.5
   Selling, general and
     administrative expenses......       598.4       635.7       706.2       715.9        696.6        356.2        368.8
                                     ---------   ---------   ---------   ---------    ---------    ---------    ---------
   Operating Profit...............       218.2       226.1       230.1       165.5        175.3        118.8         33.9
   Non-recurring charges
     (benefits) (2)...............         0.8           -         8.0        65.6         (2.8)        (0.9)           -
   Interest expense...............         1.9         8.4        29.3        30.6         23.5         12.5          9.4
   Interest income................        (9.0)       (9.3)       (4.3)       (2.5)        (4.3)        (1.9)        (2.0)
   Earnings before income taxes
     and minority interest........       224.5       227.0       197.1        71.8        158.9        109.1         26.5
   Provision for income taxes.....        89.5        90.5        76.7        27.6         58.0         39.8          9.7
                                     ---------   ---------   ---------   ---------    ---------    ---------    ---------
   Earnings before minority
     interest.....................       135.0       136.5       120.4        44.2        100.9         69.3         16.8
   Minority interest, net of tax..           -           -         0.2         1.2          4.9          1.8          2.5
                                     ---------   ---------   ---------   ---------    ---------    ---------    ---------
   Net Earnings...................   $   135.0   $   136.5   $   120.6   $    45.4    $   105.8    $    71.1    $    19.3
                                     =========   =========   =========   =========    =========    =========    =========

BALANCE SHEET DATA:
   Cash and cash equivalents......   $   123.5   $   164.2   $    10.4   $    92.3    $    74.4    $   169.6    $   115.3
   Inventory......................       342.1       349.7       355.6       339.5        452.5        337.3        418.6
   Net working capital............       300.9       362.2       206.0       245.3        291.8        274.9        382.7
   Property and equipment, net....       424.7       424.0       467.8       440.7        426.3        436.3        420.4
   Total assets...................     1,036.7     1,082.4     1,002.8     1,069.2      1,150.8      1,144.9      1,169.9
   Total debt (3).................        73.5       126.8       325.6       311.0        223.9        231.4        204.0
   Shareowners' equity (4)........   $   702.8   $   703.8   $   410.4   $   467.0    $   598.2    $   559.8    $   623.7
OTHER FINANCIAL DATA:
   Ratio of earnings to fixed
     charges (5)..................         4.1x        3.8x        2.9x        1.7x         2.5x         1.7x         1.7x
   Capital expenditures...........   $   108.6   $   100.4   $   144.9   $   102.8    $    98.8    $    47.3    $    55.3
STORE DATA (UNAUDITED):
   Stores open (at period-end)....       4,570       4,712       4,912       4,964        4,992        4,960        5,020
   Net sales growth...............         1.9%        4.4%        8.0%       (1.2)%       (1.2)%       (3.8)%       (5.6)%
   Same-store sales (6)...........        (0.8)%       0.9%        3.2%       (2.9)%       (3.2)%       (6.1)%       (6.3)%

--------------
(1)  All years include 52 weeks, except for 2000, which includes 53 weeks.

(2) In 2002, we recorded a non-recurring benefit of $4.8 million (of which $2.0 million was recorded in cost of sales), resulting from lower than anticipated net costs associated with the restructuring charge recorded in 2001. During fourth quarter 2001, we recorded a $70.0 million charge (of which $4.4 million was recorded in cost of sales) as we initiated a restructuring to improve the alignment of key business functions, accelerate decision-making, reduce operating expenses and to write down certain long-lived assets to their fair value. During the first quarter of 2000, we completed a self-tender through which we repurchased 25.5% of our outstanding common shares. Associated with this self-tender, we incurred costs in connection with our consideration of various strategic alternatives and costs to complete the self-tender. In 1998, we also incurred executive retention costs associated with the spin-off that established us as an independent public company.

(3) Excluded from total debt for all periods are demand notes payable entered into to finance our Latin American subsidiaries, which totaled $33.0 million on August 2, 2003. We maintain cash balances, which totaled $33.0 million on August 2, 2003, in amounts equal to those demand notes in certificates of deposit as compensating balances to collateralize those notes payable. The certificates of deposit are reflected as restricted cash or other current assets in our consolidated balance sheets found elsewhere in this prospectus.

(4)  During 1998, 1999, 2000, 2001 and 2002, we repurchased $142.0 million (8.7 million shares), $150.0 million (6.6 million shares), $4.1 million (210,000 shares), $425.0 million (24.0 million shares) and $2.1 million (108,000 shares), respectively, of common stock under our stock repurchase programs.

(5) For the purposes of computing the ratio of earnings to fixed charges, "earnings" consist of pretax earnings before minority interest and extraordinary loss plus interest charges. "Fixed charges" consist of interest expense and a portion of rent expense attributable to interest. The ratio of earnings to fixed charges is computed for the last four fiscal quarters of each period presented.

(6) Same-store sales is calculated on a weekly basis. If a store is open the entire week in each of the two years being compared, its GAAP sales are included in the same-store sales calculation for that week. Relocated and remodeled stores are also included in the same-store sales calculation if they were open during the entire week in each of the two years being compared.

                                  RISK FACTORS

         You should carefully consider the following risks and the other information in this prospectus relating to an investment in the exchange notes. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently consider immaterial may also materially adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations and could cause the value of the exchange notes to decline, and, accordingly, you could lose all or a portion of your investment.

           RISKS RELATED TO THE EXCHANGE NOTES AND THIS EXCHANGE OFFER

YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE EXCHANGE NOTES ARE JUNIOR TO ALL OF THE GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL OF THEIR FUTURE BORROWINGS.

         The exchange notes and the guarantees rank behind all of our and the guarantors' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the exchange notes and the subsidiary guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and that of the guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to the exchange notes or the guarantees.

         In addition, the exchange notes and the guarantees will also be effectively subordinated to any debt that is secured, to the extent of the value of the property securing such debt.

         In addition, all payments on the exchange notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

         In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the exchange notes will participate with trade creditors and all other holders of our and the guarantors' subordinated indebtedness in the assets remaining after we and the guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the exchange notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of exchange notes may receive less, ratably, than the holders of our senior debt.

         As of August 2, 2003, the old notes and the related guarantees are, and these exchange notes and the guarantees would have been, subordinated to $7.3 million of senior debt and $33.0 million of notes payable that are collateralized with compensating balances reflected as restricted cash or other current assets. In addition, as of August 2, 2003, after giving effect to the initial offering of old notes, approximately $150.0 million, less $13.4 million of outstanding letters of credit, would have been available for borrowing as additional senior debt under the revolving loan portion of our Credit Facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

OUR DEBT LEVELS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE EXCHANGE NOTES AND OUR ABILITY TO RESPOND TO CHANGING BUSINESS AND ECONOMIC CONDITIONS.

         As of August 2, 2003, we have an aggregate of $204.0 million of indebtedness, of which $196.7 million consisted of the old notes. In addition to this indebtedness, we have $33.0 million of notes payable that are fully collateralized with compensating balances reflected as restricted cash or other current assets. In addition, as of August 2, 2003, after giving effect to the initial offering of old notes, we would have been able to borrow up to an additional $150.0 million under our Credit Facility, less the amount of any outstanding letters of credit.

         This level of indebtedness could adversely affect our ability to respond to changing business and economic conditions, by:

         - making it difficult for us to satisfy our obligations with respect to the exchange notes;

         - requiring us to dedicate a substantial portion of our cash flow from operations to the payment of interest and principal due under our indebtedness, which will reduce the amount of funds available for other purposes, including capital expenditures and new store openings;

         - increasing our vulnerability to adverse economic and operating conditions;

         - placing us at a competitive disadvantage as compared to our competitors that have less leverage; and

         - limiting our ability to obtain additional financing, including financing required to fund working capital and capital expenditures and for other general corporate purposes.

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. IF WE WERE TO DO SO, THIS COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR LEVERAGE.

         We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the exchange notes will not fully prohibit us or our subsidiaries from doing so. Our Credit Facility permits additional borrowings of up to $150.0 million, less the amount of any outstanding letters of credit, after completion of the initial offering of old notes. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Description of Certain Indebtedness --Credit Facility."

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

         Our ability to make payments on our indebtedness, including the exchange notes, and to fund planned capital expenditures and new store openings will depend on our ability to generate cash in the future. Our ability to do so, to a certain extent, is subject to general economic, financial, competitive, legislative and other factors that are beyond our control, and we may be unable to do so.

         Based on our historical results of operations, we believe our cash flow from operations, available cash and available borrowings under our revolving credit facility, will be adequate to meet our future liquidity needs for at least the foreseeable future. However, our business may not generate sufficient cash flow from operations and future borrowings may not be available to us under the revolving loan portion of our Credit Facility in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before current maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the revolving loan portion of our Credit Facility or the exchange notes, on commercially reasonable terms or at all.

RESTRICTIONS IN THE INDENTURE GOVERNING THE EXCHANGE NOTES AND OUR CREDIT FACILITY MAY PREVENT US FROM TAKING ACTIONS THAT WE BELIEVE WOULD BE IN THE BEST INTEREST OF OUR BUSINESS.

     The indenture governing the exchange notes and our Credit Facility contain customary restrictions on our activities, including covenants that restrict us from:

         -    incurring additional indebtedness and issuing preferred stock;

         -    granting liens on our assets;

         -    making investments;

         -    consolidating or merging with, or acquiring, another business;

         -    selling our assets;

         - paying dividends and making other distributions with respect to our capital stock, or purchasing, redeeming or retiring our capital stock;

         -    making capital expenditures; and

         -    entering into transactions with our affiliates.

Our Credit Facility also requires us to meet specified financial ratios. These restrictions may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE, OR REORGANIZE.

         Some but not all of our subsidiaries will guarantee the exchange notes. If a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries occurs, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

         As of August 2, 2003, the old notes are, and the exchange notes would have been, effectively junior to $59.2 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries. In addition, the old notes are, and the exchange notes would have been, effectively junior to $33.0 million of our notes payable that are fully collateralized with compensating balances reflected as restricted cash or other current assets. Our non-guarantor subsidiaries generated 10% of our consolidated revenues in the twelve-month period ended February 1, 2003 and held 25% of our consolidated assets as of August 2, 2003. See footnotes 17 and 21 to our consolidated financial statements, included elsewhere in this prospectus.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

         Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes and restrictions in our Credit Facility may not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Exchange Notes -- Repurchase at the Option of Holders."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTE HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

         - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

         -    was insolvent or rendered insolvent by reason of such incurrence;
              or

         - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

         - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

         In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

         - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

         - if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         -    it could not pay its debts as they become due.

         On the basis of historical information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE EXCHANGE NOTES AND ANY MARKET FOR THE EXCHANGE NOTES MAY BE ILLIQUID.

         We do not plan to list the exchange notes on any U.S. securities exchange or for quotation through an automated dealer quotation system. Prior to this exchange offer, there was no public market for the exchange notes and an active trading market may not develop for the exchange notes. The liquidity of the trading market in the exchange notes may be adversely affected by changes in the overall market for high yield securities generally or the interest of securities dealers in making a market in the exchange notes or by changes in our financial performance or prospects or prospects for companies in the retail footwear industry generally. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all.

IF YOU DO NOT EXCHANGE YOUR OLD NOTES, THEY MAY BE DIFFICULT TO RESELL.

         If may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

         To the extent any old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes that remain outstanding after the exchange offer would be adversely affected due to a reduction in market liquidity.

SINCE ARTHUR ANDERSEN ACTED AS OUR INDEPENDENT AUDITOR PRIOR TO OUR FISCAL 2002 YEAR, YOUR ABILITY TO SEEK POTENTIAL RECOVERIES FROM IT RELATED TO ITS WORK WILL BE LIMITED.

         Our consolidated balance sheets as of February 2, 2002 and February 3, 2001 and the related consolidated statements of earnings, shareowners' equity and cash flows for each of the fiscal years then ended, which are provided elsewhere in this prospectus, were audited by Arthur Andersen LLP. Because Arthur Andersen LLP has ceased operations, any recovery in respect of any claim you may have against it may be limited.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE RECENTLY EXPERIENCED DECLINES IN OUR RESULTS OF OPERATIONS AND THESE DECLINES MAY CONTINUE.

         Our business has suffered sales and earnings declines over the last two years, including eight out of the last ten quarters. Specifically:

         - comparable store sales decreased by 6.3%, 3.2% and 2.9% for the first six months of 2003, and the full years ended 2002 and 2001, respectively; and

         - cash flow from operations has decreased from $180.8 million in the first six months of 2002 to $118.4 million in the first six months of 2003, or 35%, and from $222.6 million in 2000 to $130.5 million in 2002, or 41%.

Further, we expect these negative trends to continue for the remainder of 2003. These trends may continue beyond 2003, and if they do, our ability to execute our strategies and meet our obligations under the exchange notes would be adversely affected.

         Comparable store sales, which measures our ability to increase sales, margins and cash flows at our stores, all of which are important to our continued success, are subject to wide fluctuation on a monthly, quarterly and yearly basis. A variety of factors causes this fluctuation, including fashion trends, competition, economic conditions, the timing and release of new merchandise and promotional events, changes in merchandise mix, the success of marketing campaigns and weather conditions. The unpredictable nature of our comparable same store sales makes it difficult to project the future performance of our business, and, accordingly, makes strategic planning more difficult.

WE MAY BE UNABLE TO COMPETE EFFECTIVELY IN THE COMPETITIVE WORLDWIDE FOOTWEAR RETAILING INDUSTRY.

         We face a variety of competitive challenges from other domestic and international footwear retailers, including a number of competitors that have substantially greater financial and marketing resources than we do. These competitors include mass-market discount retailers such as Wal-Mart Stores, Inc., Target Corp. and Kmart Corporation, department stores such as Sears, Roebuck & Co., Kohl's Corp. and J.C. Penney Company, Inc., traditional shoe stores, branded discount stores and sports outlets. We compete with these footwear retailers on the basis of:

         -    the pricing of merchandise;

         -    creating an acceptable value proposition for consumers;

         -    providing strong and effective marketing support;

         - ensuring product availability and optimizing supply chain effectiveness;

         -    the brand appeal of merchandise;

         - anticipating and responding to changing consumer demands in a timely manner; and

         - developing fashionable, high-quality merchandise in an assortment of sizes, colors and styles that appeals to consumers.

         Competition in the retail footwear industry and generally adverse economic conditions have caused a general reduction in retail prices for footwear. Because average selling prices of branded footwear have declined over the last several years, there is less of a difference between the retail prices of branded footwear and the retail prices of our high quality private label brands. Furthermore, mass-market discount retailers such as Wal-Mart have aggressively competed with us on the basis of price and have gained market share as a result. Accordingly, there is substantial pressure on us to keep the average selling price of our footwear low. In addition, it is possible that mass-market discount retailers will increase their investment in their retail footwear operations, thereby achieving greater market penetration and placing additional competitive pressures on our business. If we are unable to respond effectively to these competitive pressures, our business, results of operations and financial condition will be adversely affected.

A MAJORITY OF OUR OPERATING EXPENSES ARE FIXED COSTS THAT ARE NOT DEPENDENT UPON OUR SALES PERFORMANCE. AS A RESULT, DECLINES IN OUR OPERATING PERFORMANCE ARE MAGNIFIED BECAUSE WE ARE LARGELY UNABLE TO REDUCE EXPENSES IN RESPONSE TO A POTENTIAL SALES SHORTFALL.

         A majority of our operating expenses are fixed costs that are not dependent on our sales performance, as opposed to variable costs, which increase as sales performance increases. These fixed costs include the leasing costs of our stores, our interest expenses and the majority of our labor expenses. If our sales were to decline, we would be largely unable to reduce our operating expenses. Accordingly, the effect of any sales decline is magnified because a larger percentage of our earnings is committed to paying these fixed costs. As a result, the amount of our earnings and cash flow that would be available to finance our operations, implement our strategies and pay our obligations under the exchange notes would decrease.

WE MAY BE UNABLE TO MAINTAIN OR INCREASE OUR SALES VOLUME AND MARGINS.

         We have a substantial market presence in all 50 states and the District of Columbia and we currently derive approximately 90% of our revenue from our U.S. stores. Because of our substantial market presence, and because the U.S. footwear retailing industry is mature, for us to increase our sales volume and margins in the United States, we must capture market share from our competitors. Because many of our competitors have more financial and marketing resources than we do, it will be difficult for us to capture this additional market share. We have attempted to capture additional market share through a variety of strategies; however, if we are not successful we may be unable to maintain our sales volumes and margins in the United States, adversely affecting our business, results of operations and financial condition.

WE MUST PROVIDE CONSUMERS WITH SEASONALLY APPROPRIATE MERCHANDISE, MAKING OUR SALES HIGHLY DEPENDENT ON SEASONABLE WEATHER CONDITIONS.

         The retail footwear industry is characterized by four high volume seasons: Easter, early summer, back-to-school and the winter season. During each of these periods, we increase our inventory levels to support the increased demand for our products, as well as offer styles particularly suited for the relevant period, such as sandals in early summer and boots during the winter season. If the weather conditions for a particular period vary significantly from those typical for such period, such as an unusually cold early summer or an unusually warm winter, consumer demand for the seasonally appropriate merchandise that we have available in our stores will be lower and our net sales and margins will be adversely affected. Lower sales may leave us with an excess inventory of our basic products and seasonally appropriate products, forcing us to sell both types of products at significantly discounted prices and adversely affecting our net sales and margins. Consequently, our results of operations are highly dependent on favorable weather conditions.

WE MAY BE UNABLE TO ADJUST TO CONSTANTLY CHANGING FASHION TRENDS.

         Our success depends, in large part, upon our ability to gauge the evolving fashion tastes of our consumers and to provide merchandise that satisfies such fashion tastes in a timely manner. The worldwide retailing footwear industry fluctuates according to changing fashion tastes and seasons, and merchandise usually must be ordered well in advance of the season, frequently before consumer fashion tastes are evidenced by consumer purchases. In addition, the cyclical nature of the worldwide footwear retailing industry also requires us to maintain substantial levels of inventory, especially prior to peak selling seasons when we build up our inventory levels.

         As a result, if we fail to properly gauge the fashion tastes of consumers, or to respond in a timely manner, this failure would adversely affect retail and consumer acceptance of our merchandise and leave us with substantial unsold inventory. If that occurs, we may be forced to rely on markdowns or promotional sales to dispose of excess, slow-moving inventory, which may harm our business and financial results.

THE WORLDWIDE FOOTWEAR RETAILING INDUSTRY IS HEAVILY INFLUENCED BY GENERAL ECONOMIC CYCLES.

         Footwear retailing is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of footwear and related goods tend to be highly correlated with the cycles of the levels of disposable income of our consumers. As a result, any substantial deterioration in general economic conditions could adversely affect our net sales and results of operations.

WE MAY BE UNSUCCESSFUL IN OPENING NEW STORES OR RELOCATING EXISTING STORES TO NEW LOCATIONS, ADVERSELY AFFECTING OUR ABILITY TO GROW.

         Our growth is largely dependent upon our ability to expand our retail operations by opening and operating new stores, as well as relocating existing stores to new locations, on a profitable basis. In 2002, we opened 230 new Payless ShoeSource stores, of which 68 were relocations and 109 were outside of the United States. In 2003, we intend to open approximately 240 new Payless ShoeSource stores, of which 110 are expected to be relocations and 50 are expected to be outside of the United States.

         Our ability to open new stores and relocate existing stores to new locations on a timely and profitable basis is subject to various contingencies, some of which are beyond our control. These contingencies include our ability to:

         -    locate suitable store sites;

         -    negotiate acceptable lease terms;

         -    build-out or refurbish sites on a timely and cost effective basis;

         -    hire, train and retain qualified managers and personnel;

         -    obtain adequate capital resources; and

         -    successfully integrate new stores into our existing operations.

In addition, the opening of stores outside of the United States is subject to a number of additional contingencies, including issues relating to compliance with local law and regulation and cultural issues and, because we operate a number of our international stores under joint ventures, issues that may arise in our dealings with our joint venture partners or their compliance with the joint venture agreements.

         We may be unsuccessful in opening new stores or relocating existing stores for any of these reasons. In addition, we cannot assure you that, even if we are successful in opening new stores or relocating existing stores, those stores will achieve levels of sales and profitability comparable to our existing stores.

WE RELY ON THIRD PARTIES TO MANUFACTURE AND DISTRIBUTE OUR PRODUCTS.

         We depend on contract manufacturers to manufacture the merchandise that we sell in our stores. If these contract manufacturers are unable to secure sufficient supplies of raw materials, or maintain adequate manufacturing and shipping capacity, they may be unable to provide us with timely delivery of products of acceptable quality. In addition, if the price charged by these contractors increases, including as a result of increases in the price of raw materials, our cost of manufacturing would increase, adversely affecting our results of operations. We also depend on third parties to transport and deliver our products. Due to the fact that we do not have any independent transportation or delivery capabilities of our own, if these third parties are unable to transport or deliver our products for any reason, or if they increase the price of their services, including as a result of increases in the cost of fuel, our operations and financial performance may be adversely affected.

         We require our contract manufacturers to meet our standards in terms of working conditions, environmental protection and other matters before we are willing to contract with them to manufacture our merchandise. As a result, we may not be able to obtain the lowest possible manufacturing costs. In addition, any failure by our contract manufacturers to meet these standards, to adhere to labor or other laws or to diverge from labor practices that are generally considered ethical in the United States, and the potential negative publicity relating to any of these events, could harm our business and reputation.

         We do not have long-term agreements with any of our contract manufacturers, and any of these manufacturers may unilaterally terminate their relationship with us at any time. In addition, in 2002 we purchased 63% of our merchandise for our stores from 16 contract manufacturers. In 2002, we purchased 20% of our merchandise from one affiliated group of factories. If any one or all of them terminate their relationships with us or is unable to manufacture our merchandise for any reason, we may have difficulty securing the services of alternative contract manufacturers to replace them. There is also substantial competition among footwear retailers for quality manufacturers. To the extent we are unable to secure or maintain relationships with quality manufacturers, our business could be harmed.

THERE ARE RISKS ASSOCIATED WITH OUR IMPORTATION OF PRODUCTS.

         We import finished merchandise into the United States and the other countries in which we operate from the People's Republic of China and 11 other countries. Substantially all of this imported merchandise is subject to:

         - customs duties and tariffs imposed by the governments of countries into which this merchandise is imported; and

         - penalties imposed for, or adverse publicity relating to, violations of labor and wage standards by foreign contractors.

In addition, the countries in which our merchandise is manufactured or imported may from time to time impose additional new quotas, tariffs, duties or other restrictions on our merchandise or adversely change existing restrictions. Any such changes could adversely affect our ability to import our products and the results of operations of our business.

         Manufacturers in China are our major suppliers. China was a direct source of approximately 85% of our merchandise based on cost during 2002. In addition to the products we import directly, a significant amount of the products we purchase from other suppliers has been imported from China. In recent years, the "permanent normal trade relations" treatment China has had with the United States has been controversial, and various trade sanctions have been threatened, although no such measures have been implemented. Any deterioration in the trade relationship between the United States and China or any other disruption in our ability to import footwear from China could have a material adverse effect on our business, financial condition or results of operations.

         In addition to the risks of foreign sourcing stemming from international trade laws, there are also operational risks of relying on such imported merchandise. Our ability to successfully import merchandise derived from foreign sources into the United States is dependent on stable labor conditions in the major ports of the United States. Any instability or deterioration of the domestic labor environment in these ports, such as the work stoppage at West Coast ports in 2002, could result in increased costs, delays or disruption in product deliveries that could cause loss of revenue, damage to customer relationships or materially affect our business.

OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO POLITICAL AND ECONOMIC RISKS.

         In 2002, approximately ten percent of our sales were generated outside the United States and almost all of our merchandise was manufactured outside the United States. We are accordingly subject to a number of risks relating to doing business internationally, any of which could significantly harm our business, including:

         -    political and economic instability;

         -    exchange controls and currency exchange rates;

         -    language and other cultural barriers;

         -    foreign tax treaties and policies; and

         - restrictions on the transfer of funds to and from foreign countries.

         Our financial performance on a U.S. dollar denominated basis is also subject to fluctuations in currency exchange rates. These fluctuations could cause our results of operations to vary materially.

From time to time, we enter into agreements seeking to reduce the effects of our exposure to currency fluctuations, but these agreements may not be effective in reducing our exposure to currency fluctuations.

WE MAY BE UNABLE TO EFFECTIVELY PROTECT OUR TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS, AND WE ARE SUBJECT TO LIABILITY IF WE INFRINGE THE TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

         Our trademarks and other intellectual property rights are important to our success and competitive position. If we were to lose or were unable to effectively protect such intellectual property rights, our business could be adversely affected. In addition, we are subject to liability if we infringe the trademarks or other intellectual property rights of third parties. If we were to be found liable for any such infringement, we could be required to pay substantial damages and could be subject to injunctions preventing further infringement. If this were to happen, it could have a substantial adverse effect on our business.

ADVERSE OCCURRENCES AT OUR TOPEKA DISTRIBUTION CENTER COULD NEGATIVELY IMPACT OUR BUSINESS.

         We operate a distribution center in Topeka, Kansas, which serves as the main source of inventory for our stores. In comparison to our total distribution network, the distribution needs of our stores are heavily dependent on products delivered through our Topeka distribution center. In 2002, our Topeka distribution center handled approximately 73% of our stores' needs. If complications arise with our Topeka distribution center or our Topeka distribution center is severely damaged or destroyed, our other distribution centers may not be able to support the resulting additional distribution demands and we may be unable to locate alternative persons or entities capable of doing so. This may adversely affect our ability to deliver inventory to our stores on a timely basis, which could adversely affect our results of operations.

WE MAY BE UNABLE TO ATTRACT AND RETAIN TALENTED PERSONNEL.

         Our success is dependent upon our ability to attract and retain qualified and talented individuals. If we are unable to attract or retain key executives, including senior management, marketing and merchandising personnel, it could adversely affect our business.

PROLONGED WORK STOPPAGES COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         As of August 2, 2003, approximately 1,000 of our employees, including substantially all of our non-management employees at our Topeka distribution center, were covered by 4 separate collective bargaining agreements that expire from 2004 through 2006. We cannot assure you that these agreements will be renewed on similar terms or renegotiated on acceptable terms. Any prolonged work stoppages in one or more of our facilities could materially adversely affect our results of operations. Although there have been no work stoppages or disruptions since the inception of these collective bargaining agreements, we cannot assure you that there will be no disruptions in the future.

         If more of our employees unionize, it could result in demands that may increase our operating expenses and adversely affect our profitability. If any group of our employees were to unionize and we were unable to reach agreement on the terms of their collective bargaining agreement or we were to experience widespread employee dissatisfaction, we could be subject to work slowdowns or stoppages. In addition, we may be subject to disruptions by organized labor groups protesting the non-union status of the majority of our employees. Any of these events would be disruptive to our operations and could harm our business.

AN OUTBREAK OF SEVERE ACUTE RESPIRATORY SYNDROME OR OTHER SIMILAR INFECTIOUS DISEASES MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO PURCHASE MERCHANDISE FROM MANUFACTURERS AND OUR OPERATIONS GENERALLY.

         The outbreak and spread of severe acute respiratory syndrome (SARS) in southern China during the early part of 2003 severely curtailed travel to and from, as well as general business activities within, many countries in Asia in which our manufacturers are located. Although our ability to purchase and import our merchandise from these manufacturers was not negatively impacted during this outbreak of SARS, an additional outbreak of SARS or other infectious diseases could prevent the manufacturers we use from manufacturing our merchandise or hinder our ability to import those goods to the countries in which our stores are located, either of which would have an adverse effect on our results of operations.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, future store openings, international expansion, possible strategic alternatives, new business concepts, capital expenditures and similar matters. Statements including the words "expects," "anticipates," "intends," "plans," "believes," "seeks" or variations of such words and similar expressions are forward-looking statements. We note that a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements.

         The risks and uncertainties that may affect the operations, performance, development and results of our business include, but are not limited to, the matters discussed under the "Risk Factors" section of this prospectus and the following:

         -    changes in consumer spending patterns;

         -    changes in consumer preferences and overall economic conditions;

         -    the impact of competition and pricing;

         -    changes in weather patterns;

         - the financial condition of the suppliers and manufacturers from whom we source our merchandise;

         -    changes in existing or potential duties, tariffs or quotas;

         -    changes in international relationships;

         - economic and political instability in foreign countries or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom we source product are located or in which we operate stores;

         -    changes in trade and/or tax laws;

         - changes in retail, consumer protection, environmental and other laws;

         -    fluctuations in currency exchange rates;

         -    availability of suitable store locations on appropriate terms;

         -    the ability to hire, train and retain associates and managers;

         - general economic, business and social conditions in the countries from which we source products, supplies or have or intend to open stores;

         -    the performance of our partners in joint ventures;

         -    the ability to comply with local laws in foreign countries;

         -    threats or acts of terrorism or war; and

         - strikes, work stoppages or slowdowns by unions that play a significant role in the manufacture, distribution or sale of products.

         All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and the statements under "Risk Factors." We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         In connection with the issuance of the old notes on July 28, 2003, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to commence the exchange offer. A copy of the registration rights agreement is an exhibit to the registration statement of which this prospectus is a part. Under the registration rights agreement, we agreed to file and cause to become effective a registration statement with respect to an offer to exchange the old notes for the exchange notes. We also agreed to cause the exchange offer to be consummated within 225 days following the original issuance of the old notes. We are making the exchange offer to comply with our contractual obligations under the registration rights agreement. Except under limited circumstances described under "Description of Exchange Notes -- Registration Rights; Special Interest," upon completion of the exchange offer, our obligations with respect to the registration of the old notes will terminate.

         The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, which together constitute the exchange offer, we will accept for exchange any old notes properly tendered and not withdrawn before expiration of the exchange offer. The date of acceptance for exchange of the old notes and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date unless we extend the exchange offer as described in this prospectus. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes surrendered under the exchange offer. The old notes may be tendered only in integral multiples of $1,000. The exchange notes will be delivered on the earliest practicable date following the exchange date.

         Interest on the exchange notes will accrue from the last payment date on which interest was paid on the old note surrendered in exchange therefor or, if no interest has been paid on the old notes surrendered, from July 28, 2003. Accordingly, holders of exchange notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date on which interest has been paid or, if no interest has been paid, from July 28, 2003. Old notes accepted for exchange will not accrue interest from the last payment date on which interest was paid on the old notes or, if no interest was paid on the old notes surrendered, July 28, 2003. Holders of old notes whose old notes are accepted for exchange will not receive any payment in respect of accrued interest on such old notes otherwise payable on any interest payment date which occurs on or after the consummation of the exchange offer.

         The form and terms of the exchange notes will be identical in all material respects to the form and terms of the old notes, except:

         - the offer and sale of the exchange notes will have been registered under the Securities Act, and thus the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends;

         - the exchange notes will not be entitled to registration rights under the registration rights agreement; and

         - the exchange notes will not have the right to earn special interest under circumstances relating to our registration obligations.

         The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. Consequently, both the old notes and the exchange notes will be treated as a single series of debt securities under the indenture. For a description of the indenture, see "Description of Exchange Notes."

         The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange and not withdrawn. As of the date of this prospectus, $200 million aggregate principal amount of the old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

         We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Old notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture.

         We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of old notes who surrender them in the exchange offer for the purposes of receiving the exchange notes from us and delivering the exchange notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of the old notes.

         Holders that tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. You should read "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION OF THE EXCHANGE OFFER; EXTENSIONS; AMENDMENTS

         The exchange offer will expire at 5:00 p.m., New York City time, on , 2003. We can extend the exchange offer in our sole discretion, in which case the term "expiration date" means the latest date and time to which we extend the exchange offer. If we decide to extend the exchange offer, we will then delay acceptance of any old notes by giving notice of an extension as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. We will return any old notes not accepted for exchange to the tendering holder after the expiration or termination of the exchange offer.

         Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions described below under "--Conditions." We may decide to waive any of the conditions in our discretion. Furthermore, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. By press release or other public announcement we will give oral or written notice of any extension, amendment, non-acceptance or termination as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

         We reserve the right to amend the terms of the exchange offer in any manner. If we amend the exchange offer in a manner that we determine constitutes a material change, we will disclose the amendment by means of a prospectus supplement. If we make such a material change less than five to ten business days, depending on the significance of the amendment, before the expiration of the exchange offer, we will extend the offer so that you have at least five to ten business days to tender or withdraw. We will notify you of any extension of the exchange offer by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration time.

CONDITIONS

     Despite any other term of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any exchange notes and, as described below, may terminate the exchange offer, or may waive any of the conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

         - any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

         - any law, statute, rule, or regulation, order, or SEC staff interpretation is proposed, adopted, enacted, entered, or issued that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

         These conditions are solely for our benefit and we may assert them regardless of the circumstances that may give rise to them. If we determine in our sole discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. See "--Expiration of the Exchange Offer; Extensions; Amendments" above. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of that right. Each of these rights will be deemed an ongoing right that we may assert at any time or at various times.

         We will not accept for exchange any old notes tendered and will not issue exchange notes in exchange for any old notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939.

         In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

         - the representations described under "--Procedures for Tendering" and "Plan of Distribution"; and

         - any other representations that may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

PROCEDURES FOR TENDERING

         We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. A holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated by DTC's Automated Tender Offer Program ("ATOP"). To tender old notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

         Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with all applicable procedures of DTC and either:

         - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

         - in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:


         - the exchange agent must receive the old notes along with the letter of transmittal; or

         - with respect to the old notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below; or

         - the holder must comply with the guaranteed delivery procedures described below.

         To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of the old notes, a holder should contact the exchange agent at the telephone number listed under "--Exchange Agent."

         The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of old notes held by this holder, this tendering holder should fill in the applicable box of the letter transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         If old notes, the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or old notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

         Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

         - make appropriate arrangements to register ownership of the old notes in the owner's name; or

         - obtain a properly completed bond power from the registered holder of old notes.

         The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

         If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

         A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

         - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

         -    for the account of an eligible institution.

         If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible guarantor institution must guarantee the signature on the bond power.

         If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

         We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

         Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

                  In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

         - the old notes or a timely book-entry confirmation that the old notes have been transferred into the exchange agent's account at DTC; and

         - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

         Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain additional copies of the applicable letter of transmittal for the old notes from the exchange agent at its offices listed under "--Exchange Agent." By signing the letter of transmittal, or causing DTC to transmit an agent's message to the exchange agent, each tendering holder of old notes will represent to us that, among other things:

         - any exchange notes to be received by the holder will be acquired in the ordinary course of its business;

         - the holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes;

         - the holder is not our "affiliate" (as defined in Rule 405 under the Securities Act);

         - if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of these exchange notes;

         - if the holder is a broker-dealer, that it did not purchase the old notes to be exchanged for the exchange notes from us in the initial offering of the old notes; and

         - the holder is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

DTC BOOK-ENTRY TRANSFER

         The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.

         With respect to the old notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize the DTC ATOP procedures to tender old notes.

         With respect to the old notes, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

         However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

         Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

         -     the tender is made through an eligible guarantor institution;

         - before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

                  - setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered;

                  - stating that the tender is being made by guaranteed delivery;

                  - guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the old notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

                  - the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

         Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

         Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

         For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under "--Exchange Agent."

         Any notice of withdrawal must:

         - specify the name of the person who tendered the old notes to be withdrawn;

         - identify the old notes to be withdrawn, including the principal amount of the old notes to be withdrawn; and

         - where certificates for old notes have been transmitted, specify the name in which the old notes were registered, if different from that of the withdrawing holder.

         If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit:

         -    the serial numbers of the particular certificates to be withdrawn;
              and

         - a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution, unless the withdrawing holder is an eligible guarantor institution.

         If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

         We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, according to the procedures described above, those old notes will be credited to an account maintained with DTC, for old notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or before expiration of the exchange offer.

         A holder may obtain a form of the notice of withdrawal from the exchange agent at its offices listed under "--Exchange Agent."

RESALE OF EXCHANGE NOTES

         Under existing interpretations of the Securities Act by the staff of the SEC contained in several "no-action" letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under "Exchange Offer -- Procedures for Tendering"). However, any holder of old notes that is one of our "affiliates" (as defined in Rule 405 under the Securities Act), that does not acquire the exchange notes in the ordinary course of business, that intends to distribute the exchange notes as part of the exchange offer, or that is a broker-dealer who purchased old notes from us in the initial offering of the old notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act,
(1) will not be able to rely on the interpretations of the staff of the SEC and
(2) in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

         With regard to broker-dealers, only broker-dealers that acquired the old notes for their own accounts as a result of market-making activities or other trading activities may participate in the exchange offer. Each such broker-dealer that receives exchange notes for its own account in exchange for the old notes must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please see "Plan of Distribution" for more details regarding the transfer of exchange notes.

EXCHANGE AGENT

         Wells Fargo Bank Minnesota, National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

   To: Wells Fargo Bank Minnesota, National Association (as "Exchange Agent")

                       By Hand, Mail or Overnight Courier:

                        Wells Fargo Bank Minnesota, N.A.
                            Corporate Trust Services
                         Attention: Joseph P. O'Donnell
                           213 Court Street, Suite 703
                              Middletown, CT 06457

           By Facsimile Transmission (for Eligible Institutions Only):

                                 (860) 704-6219

                              Confirm by Telephone:
                                 (860) 704-6217

         Delivery of the letter of transmittal to an address other than as shown above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

         We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

         We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

         -    SEC registration fees;

         -    fees and expenses of the exchange agent and trustee;

         -    our accounting and legal fees; and

         -    our printing and mailing costs.

TRANSFER TAXES

         We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

         - certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

         - exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes;

         - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

         - a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

         If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

ACCOUNTING TREATMENT

         We will record the exchange notes in our accounting records at the same carrying value as the old notes, which is the aggregate principal amount, less unamortized discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

CONSEQUENCES OF FAILURE TO TENDER

         All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the indenture. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold only:

                  (A) (1) to a person who the seller reasonably believes is a Qualified Institutional Buyer within the meaning of Rule 144a under the Securities Act purchasing for its own account or for the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144a,

                      (2) in an offshore transaction complying with Rule 903 or
                  Rule 904 of Regulation S under the Securities Act,

                      (3) pursuant to an exemption from registration under the
                  Securities Act provided by Rule 144 thereunder (if available),

                      (4) to an Institutional Accredited Investor in a
                  transaction exempt from the registration requirements of the Securities Act,

                      (5) pursuant to an effective registration statement under
                  the Securities Act or

                      (6) to us (upon redemption or otherwise) and

                  (B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

OTHER

         Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decision on what action to take.

         We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

                                 USE OF PROCEEDS

     We will not receive cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes in exchange for old notes as described in this prospectus, we will receive old notes of equal principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled.

                             CASH AND CAPITALIZATION

         The following table sets forth our actual consolidated cash and capitalization as of August 2, 2003.

         You should read this information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes and the other financial information included in this prospectus.

                                                                                        AS OF
                                                                                    AUGUST 2, 2003
                                                                                ---------------------
                                                                                (DOLLARS IN MILLIONS)
CASH:
   Cash...................................................................           $   115.3
   Restricted cash (1)....................................................                33.0
DEMAND NOTES PAYABLE(1)...................................................                33.0
                                                                                     =========
DEBT:
   Revolving loan portion of the Credit Facility(2).......................                  --
   Other debt.............................................................                 7.3
   8.25% Senior Subordinated Notes:
     8.25% Senior Subordinated Notes......................................               200.0
     Less unamortized discount............................................                (3.3)
                                                                                     ---------
   8.25% Senior Subordinated Notes, less unamortized discount.............               196.7
                                                                                     ---------
     Total debt...........................................................               204.0
SHAREOWNERS' EQUITY:
   Capital stock
     Common stock, voting, $0.01 par value; authorized shares, 240,000,000;
       issued shares, 67,924,750..........................................                 0.9
     Treasury stock, at cost..............................................                (0.2)
   Additional paid-in capital.............................................                36.7
   Unearned restricted stock..............................................                (1.2)
   Retained earnings......................................................               586.3
   Accumulated other comprehensive income.................................                 1.2
                                                                                     ---------
     Total shareowners' equity............................................               623.7
                                                                                     ---------
     Total debt and shareowners' equity...................................           $   827.7
                                                                                     =========

----------------------
(1) We maintain demand notes payable entered into to finance our Latin American subsidiaries, which totaled $33.0 million on August 2, 2003. We maintain cash balances, which totaled $33.0 million on August 2, 2003, in amounts equal to those demand notes in certificates of deposit as compensating balances to collateralize these notes payable. The certificates of deposit are reflected as restricted cash or other current assets in the consolidated balance sheets found elsewhere in this prospectus.

(2) As of August 2, 2003, we had $150.0 million available for borrowing under the revolving loan portion of our Credit Facility, less $13.4 million of outstanding letters of credit.

      SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

         We derived the following selected historical consolidated financial data for the fiscal year ended February 1, 2003 from our financial statements that have been audited by Deloitte & Touche LLP, independent auditors. We derived the following selected historical consolidated financial data for the fiscal years ended February 2, 2002, February 3, 2001, January 29, 2000 and January 30, 1999 from our financial statements audited by Arthur Andersen LLP, independent public accountants, which has ceased operations. We derived the following selected historical consolidated financial data for the six months ended August 3, 2002 and August 2, 2003 from our unaudited condensed consolidated financial statements that include normal recurring adjustments and may not be indicative of results for the entire year.

         Our selected historical consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes to those financial statements, included elsewhere in this prospectus.

                                                                                                      SIX MONTHS ENDED
                                                             FISCAL YEAR (1)                       ---------------------
                                          ------------------------------------------------------   AUGUST 3,    AUGUST 2,
                                            1998        1999       2000         2001      2002       2002         2003
                                          --------    --------   --------    --------   --------   ---------    ---------
                                                                     (DOLLARS IN MILLIONS)
SUMMARY OF OPERATIONS DATA:
    Net sales.........................    $2,615.5    $2,730.1   $2,948.4    $2,913.7   $2,878.0   $1,514.4     $1,429.2
    Cost of sales.....................     1,798.9     1,868.3    2,012.1     2,032.3    2,006.1    1,039.4      1,026.5
    Selling, general and
      administrative expenses.........       598.4       635.7      706.2       715.9      696.6      356.2        368.8
                                          --------    --------   --------    --------   --------   --------     --------
    Operating Profit..................       218.2       226.1      230.1       165.5      175.3      118.8         33.9
    Non-recurring charges
      (benefits) (2)..................         0.8           -        8.0        65.6       (2.8)      (0.9)           -
    Interest expense..................         1.9         8.4       29.3        30.6       23.5       12.5          9.4
    Interest income...................        (9.0)       (9.3)      (4.3)       (2.5)      (4.3)      (1.9)        (2.0)
    Earnings before income taxes
      and minority interest...........       224.5       227.0      197.1        71.8      158.9      109.1         26.5
    Provision for income taxes........        89.5        90.5       76.7        27.6       58.0       39.8          9.7
                                          --------    --------   --------    --------   --------   --------     --------
    Earnings before minority
      interest........................       135.0       136.5      120.4        44.2      100.9       69.3         16.8
    Minority interest, net of tax.....           -           -        0.2         1.2        4.9        1.8          2.5
                                          --------    --------   --------    --------   --------   --------     --------
    Net Earnings......................    $  135.0    $  136.5   $  120.6    $   45.4   $  105.8   $   71.1     $   19.3
                                          ========    ========   ========    ========   ========   ========     ========

BALANCE SHEET DATA:
    Cash and cash equivalents.........    $  123.5    $  164.2   $   10.4    $   92.3   $   74.4   $  169.6       $115.3
    Inventory.........................       342.1       349.7      355.6       339.5      452.5      337.3        418.6
    Net working capital...............       300.9       362.2      206.0       245.3      291.8      274.9        382.7
    Property and equipment, net.......       424.7       424.0      467.8       440.7      426.3      436.3        420.4
    Total assets......................     1,036.7     1,082.4    1,002.8     1,069.2    1,150.8    1,144.9      1,169.9
    Total debt (3)....................        73.5       126.8      325.6       311.0      223.9      231.4        204.0
    Shareowners' equity (4)...........    $  702.8    $   03.8   $  410.4    $  467.0   $  598.2   $  559.8     $  623.7

OTHER FINANCIAL DATA:
    Ratio of earnings to fixed
      charges(5)......................         4.1x        3.8x       2.9x        1.7x       2.5x       1.7x         1.7x
    Capital expenditures..............    $  108.6    $  100.4   $  144.9    $  102.8   $   98.8   $   47.3     $   55.3
    Present value of operating
      leases..........................    $  851.4    $  849.5   $  851.1    $  839.5   $  879.4   $  843.4     $  888.6

STORE DATA (UNAUDITED):
    Stores open (at period-end).......       4,570       4,712      4,912       4,964      4,992      4,960        5,020
    Net sales growth..................         1.9%        4.4%       8.0%       (1.2)%     (1.2)%     (3.8)%       (5.6)%
    Same-store sales (6)..............        (0.8)%       0.9%       3.2%       (2.9)%     (3.2)%     (6.1)%       (6.3)%


-------------------------
(1)      All years include 52 weeks, except for 2000, which includes 53 weeks.

(2) In 2002, we recorded a non-recurring benefit of $4.8 million (of which $2.0 million was recorded in cost of sales), resulting from lower than anticipated net costs associated with the restructuring charge recorded in 2001. During the fourth quarter of 2001, we recorded a $70.0 million charge (of which $4.4 million was recorded in cost of sales) as we initiated a restructuring to improve the alignment of key business functions, accelerate decision-making, reduce operating expenses and to write down certain long-lived assets to their fair value. During the first quarter of 2000, we completed a self-tender through which we repurchased 25.5% of our outstanding common shares. Associated with this self-tender, we incurred costs in connection with our consideration of various strategic alternatives and costs to complete the self-tender. In 1998, we also incurred executive retention costs associated with the spin-off that established us as an independent public company.

(3) Excluded from total debt for all periods are demand notes payable entered into to finance our Latin American subsidiaries, which totaled $33.0 million on August 2, 2003. We maintain cash balances, which totaled $33.0 million on August 2, 2003, in amounts equal to those demand notes in certificates of deposit as compensating balances to collateralize those notes payable. The certificates of deposit are reflected as restricted cash or other current assets in our consolidated balance sheets found elsewhere in this prospectus.

(4)      During 1998, 1999, 2000, 2001 and 2002, we repurchased $142.0 million
         (8.7 million shares), $150.0 million (6.6 million shares), $4.1 million (210,000 shares), $425.0 million (24.0 million shares) and $2.1 million (108,000 shares), respectively, of common stock under our stock repurchase program.

(5) For the purposes of computing the ratio of earnings to fixed charges, "earnings" consist of pretax earnings before minority interest and extraordinary loss plus interest charges. "Fixed charges" consist of interest expense and a portion of rent expense attributable to interest. The ratio of earnings to fixed charges is computed for the last four fiscal quarters of each period presented.

(6) Same-store sales is calculated on a weekly basis. If a store is open the entire week in each of the two years being compared, its GAAP sales are included in the same-store sales calculation for that week. Relocated and remodeled stores are also included in the same-store sales calculation if they were open during the entire week in each of the two years being compared.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion summarizes our results of operations and financial position for the period or at the dates set forth below. This discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements, which involve numerous risks and uncertainties, including those described in the "Risk Factors" and "Forward-Looking Statements" sections of this prospectus. As a result, our actual results may differ materially from those contained in any forward-looking statements.

         In the following discussion:

         - data that refer to a particular year refer to the 52 or 53 week period ended on the Saturday closest to January 31 of the following year (for example, data for 2002 refer to the data for our fiscal year ended February 1, 2003);

         - data that refer to the first six months of 2003 and 2002 refer to the 26-week periods ended August 2, 2003 and August 3, 2002, respectively, and data that refer to other quarters refer to correlative periods;

         - dollars, except per share data, are presented in millions, and shares, except as noted, are presented in thousands; and

         - all references to the number of shares or per share amounts of common stock have been restated to reflect a three-for-one stock split that we completed in March 2003.

GENERAL

         We are the largest family footwear retailer in the United States. In 2002, we sold approximately one out of every eight pairs of footwear sold in the United States. Our approximately 5,000 retail stores in the United States, Canada, the Caribbean and Central and South America sold over 215 million pairs of footwear in 2002. Our 4,833 Payless ShoeSource stores offer fashionable, quality, private label footwear and accessories for women, men and children at affordable prices in a self-selection shopping format, and our 187 Parade stores offer fashionable, quality, private label women's shoes at moderate prices in a self-selection shopping format.

         Our Payless ShoeSource stores sell a broad assortment of quality footwear, including athletic, casual and dress shoes, sandals, work and fashion boots and slippers and accessories, such as handbags and hosiery, at affordable prices. In 2002, each Payless ShoeSource store stocked an average of 8,000 pairs of footwear selected from an assortment of approximately 500 styles. Over 50% of the footwear in a Payless ShoeSource store is generally stocked based on the demographics and customer profile of that store's location. As part of our strategy to offer fashion-right merchandise, we update our styling regularly to remain current with fashion trends.

         As presented below:

         - Net sales represent all sales during the indicated period net of estimated returns.

         - Same-store sales is calculated on a weekly basis. If a store is open the entire week in each of the two years being compared, its sales are included in the same-store sales calculation for that week. Relocated and remodeled stores are also included in the same-store sales calculation if they were open during the entire week in each of the two years being compared.

         - Cost of sales includes the cost of merchandise sold and our buying and occupancy costs.

         - Selling, general and administrative expenses include store and administrative payroll, advertising and other administrative costs.

         Our unit sales volume and selling prices are affected by general economic conditions and the effects thereof, including the weakened retail environment during periods of adverse economic conditions, are reflected in the period-to-period comparisons described below. See "Risk Factors --The worldwide footwear retailing industry is heavily influenced by general economic cycles."

CRITICAL ACCOUNTING POLICIES

         The consolidated financial statements included elsewhere in this prospectus include results for the periods indicated thereon and our accounts, as well as those of all our wholly-owned subsidiaries and all subsidiaries and joint ventures in which we own a controlling interest. Significant intercompany transactions have been eliminated in consolidation. In preparing our consolidated financial statements, our management makes estimates and assumptions that affect the amounts reported within our consolidated financial statements. Actual results could differ from these estimates.

INVENTORIES

         Merchandise inventories are valued by the retail method and are stated at the lower of cost, determined using the first-in, first-out ("FIFO") basis, or market. The retail method is widely used in the retail industry due to its practicality. Under the retail method, cost is determined by applying a calculated cost-to-retail ratio across groupings of similar items, known as departments. As a result, the retail method results in an averaging of inventory costs across similar items within a department. The cost-to-retail ratio is applied to ending inventory at its current owned retail valuation to determine the cost of ending inventory on a department basis. Current owned retail represents the retail price for which merchandise is offered for sale on a regular basis reduced for any permanent or clearance markdowns. As a result, the retail method normally results in an inventory valuation that is lower than a traditional FIFO cost basis.

         Inherent in the retail method calculation are certain significant management judgments and estimates, including initial mark-up, markdowns and shrinkage, which can significantly impact the owned retail and, therefore, the ending inventory valuation at cost. Specifically, the failure to take permanent or clearance markdowns on a timely basis can result in an overstatement of cost under the retail method. Our management believes that its application of the retail method reasonably states inventory at the lower of cost or market.

         In 2002, we reorganized our global sourcing structure to focus on cost reduction initiatives from procurement of materials through distribution of finished product. As a result, we now take ownership of certain raw materials as the materials enter the production process. These raw materials are now included in inventories. Inventories prior to shipment to a specific store are valued at the lower of cost, using the FIFO basis, or market. Raw materials of $15.5 and $13.5 are included in inventories in our consolidated balance sheet as of February 1, 2003 and August 2, 2003, respectively. There were $0, $0 and $9.2 of raw materials in inventories as of February 2, 2002, February 3, 2001 and August 3, 2002, respectively.

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives. Investments in properties under capital leases and leasehold improvements are amortized over the shorter of their useful lives or their related lease terms. Property and equipment are reviewed on a store-by-store basis if an indicator of impairment exists to determine whether the carrying amount of the asset is recoverable. Estimated future cash flows are used to determine if impairment exists. We use current operating results and historical performance to estimate future cash flows on a store-by-store basis.

INSURANCE PROGRAMS

         We retain our normal expected losses related primarily to workers' compensation, physical loss to property and business interruption resulting from such loss and comprehensive general, product and vehicle liability. We purchase third-party coverage for losses in excess of the normal expected levels. Provisions for losses expected under these programs are recorded based upon estimates of aggregate liability for claims incurred utilizing independent actuarial calculations. These actuarial calculations utilize assumptions to estimate the frequency and severity of losses as well as the patterns surrounding the emergence, development and settlement of claims based on historical results.

STORE ACTIVITY

         As of August 2, 2003, we operated 5,020 stores offering footwear and accessories in the United States, Canada, the Caribbean and Central and South America. The following table presents the changes in store count, including relocations, for periods indicated.

                                                                              SIX MONTHS ENDED
                                                                           ----------------------
                                                                            AUGUST,     AUGUST 2,
                                                 2000     2001     2002     3, 2002       2003
                                                -----    -----    -----     -------    ---------
Beginning of period.....................        4,712    4,912    4,964      4,964       4,992
Stores opened...........................          502      248      232        120         118
Stores closed...........................         (302)    (196)    (204)      (124)        (90)
                                                -----    -----    -----     ------       -----
Ending store count......................        4,912    4,964    4,992      4,960       5,020
                                                =====    =====    =====      =====       =====

         Included in our first six months of 2003 store openings are 16 net new stores in Central America and the Caribbean region operated under a joint venture agreement, the results of which are consolidated into our consolidated financial statements. These openings bring our total store count in Central America and the Caribbean region to 137. We intend to open 10 to 15 additional stores in Central America and the Caribbean region in the remainder of 2003.

         Included in our first six months of 2003 store openings are 11 net new stores in South America. This brings our total store count in the South America region to 53. These stores are operated under a joint venture agreement, the results of which are consolidated into our financial statements. We intend to open 3 to 5 additional stores in this region in the remainder of 2003.

         Our current expansion plans for all of 2003 include an increase of approximately 50 to 60 stores, net of store closings. Our current expansion plans for 2003 through 2007 include an increase of approximately 175 stores, net of store closings. Total capital expenditures for the period 2003 through 2007 are currently planned at $635.0. This amount includes approximately $245.0 for new stores, approximately $280.0 to remodel existing stores and approximately $100.0 on systems technology.

RESULTS OF OPERATIONS

         The following table sets forth, for the periods indicated, selected items in our consolidated statements of earnings, together with such items expressed as a percentage of net sales.

                                                                                                      SIX MONTHS ENDED
                                                                                            -------------------------------------
                                         2000               2001               2002           AUGUST 3, 2002     AUGUST 2, 2003
                                  ------------------  ----------------   ----------------   -----------------  ------------------
                                              % OF               % OF               % OF               % OF                % OF
                                     $        SALES      $       SALES      $       SALES      $       SALES      $        SALES
                                  --------    ------  --------   -----   --------   -----   --------   ------  --------    ------
Net sales......................   $2,948.4    100.0%  $2,913.7   100.0%  $2,878.0   100.0%  $1,514.4   100.0%  $1,429.2    100.0%
Cost of sales..................    2,012.1     68.2    2,032.3    69.7    2,006.1    69.7    1,039.4    68.6    1,026.5     71.8
Selling, general and
   administrative expenses.....      706.2     24.0      715.9    24.6      696.6    24.2      356.2    23.6      368.8     25.8
Non-recurring charges
   (benefits) (1)..............        8.0      0.3       65.6     2.3       (2.8)   (0.1)      (0.9)   (0.1)         -        -
                                  --------    -----   --------   -----   --------   -----   --------   -----   --------    -----
Operating profit...............      222.1      7.5       99.9     3.4      178.1     6.2      119.7     7.9       33.9      2.4
                                  --------    -----   --------   -----   --------   -----   --------   -----   --------    -----
Interest expense...............       29.3      0.9       30.6     1.1       23.5     0.8       12.5     0.8        9.4      0.7
Interest income................       (4.3)    (0.1)      (2.5)   (0.1)      (4.3)   (0.1)      (1.9)   (0.1)      (2.0)    (0.2)
Earnings before income taxes
   and minority interest.......      197.1      6.7       71.8     2.5      158.9     5.5      109.1     7.2       26.5      1.9
                                  --------    -----   --------   -----   --------   -----   --------   -----   --------    -----
Provision for income taxes(2)..       76.7     38.9       27.6    38.4       58.0    36.5       39.8    36.5        9.7     36.5
Earnings before minority
   interest....................      120.4      4.1       44.2     1.5      100.9     3.5       69.3     4.6       16.8      1.2
                                  --------    -----   --------   -----   --------   -----   --------   -----   --------    -----
Minority interest, net of tax..        0.2      -          1.2     0.1        4.9     0.2        1.8     0.1        2.5      0.2
                                  --------    -----   --------   -----   --------   -----   --------   -----   --------    -----
Net earnings...................   $  120.6      4.1%  $   45.4     1.6%  $  105.8     3.7%  $   71.1     4.7%  $   19.3      1.4%
                                  ========    =====   ========   =====   ========   =====   ========   =====   ========    =====

--------------------
(1) We recorded a $4.8 non-recurring benefit in 2002, of which $2.0 is included in cost of sales and $2.8 is included in non-recurring (benefits) charges. We recorded a $70.0 non-recurring charge in 2001, of which $4.4 is included in cost of sales and $65.6 is included in non-recurring charges. We recorded an $8.0 non-recurring charge in 2000, all of which is included in non-recurring charges.

(2) Percent of sales columns for the provision of income taxes represent effective income tax rates.

SIX MONTHS ENDED AUGUST 2, 2003 AS COMPARED TO SIX MONTHS ENDED AUGUST 3, 2002

NET SALES

         Net sales were $1,429.2 in the first six months of 2003 compared with $1,514.4 in the first six months of 2002, representing a decrease of 5.6%. This decrease consisted of an 8.2% decrease in unit volume, and a 2.8% increase in average selling prices, in the first six months of 2003 from the first six months of 2002. Footwear unit volume decreased 9.8%, and footwear average selling prices increased 3.1%, in the first six months of 2003 from the first six months of 2002. The increase in average selling price for footwear reflects our strategy to increase the leather and fashion content of our product assortment. Same-store sales decreased 6.3% in the first six months of 2003 from the first six months of 2002. The decrease in the sales unit volume and the decline in same-store sales reflects the poor performance of sandals and canvas footwear due partially to the unseasonably cold and wet spring season, particularly in the north-central and north-eastern United States and a weak retail environment.

COST OF SALES

         Cost of sales was $1,026.5 million in the first six months of 2003 compared with $1,039.4 million in the first six months of 2002. As a percentage of net sales, cost of sales was 71.8% in the first six months of 2003 compared with 68.6% in the first six months of 2002. The decrease in gross margin reflects increased markdowns to clear seasonal merchandise and negative leverage of occupancy costs due to negative same-store sales.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses were $368.8 million in the first six months of 2003 compared with $356.2 million in the first six months of 2002, representing an increase of 3.5%. As a percentage of net sales, selling, general and administrative expenses were 25.8% compared with 23.6% in the first six months of 2002. The increase, as a percentage of net sales, reflects $3.8 million of additional advertising expense, $2.5 million in increased insurance costs, the write-off of $2.1 million in deferred financing costs related to the refinancing of long-term debt and the negative leverage of costs due to lower sales. The $2.5 million increase in insurance costs is partially due to a $2.0 million benefit recorded in second quarter of 2002 for lower self-insurance costs due to a reserve adjustment recorded based on actuarial calculations resulting from favorable claims experience over the past several years.

INTEREST EXPENSE

         Interest expense was $9.4 million in the first six months of 2003 compared with $12.5 million in the first six months of 2002. The decrease resulted from a lower debt balance and lower interest rates on the unhedged portion of variable rate debt during the first six months of 2003.

INCOME TAXES

         The effective income tax rate was 36.5% in the first six months of 2003 and the first six months of 2002.

2002 COMPARED TO 2001

NET SALES

         Net sales were $2,878 in 2002 compared with $2,914 in 2001, representing a decrease of 1.2%. This decrease consisted of a 9.9% increase in unit volume, and a 10.1% decrease in average selling prices, in 2002 from 2001, reflecting the continued expansion of our accessories category, including lower average selling price socks and hosiery. Footwear unit volume increased 0.8%, and footwear average selling prices decreased 3.7%, in 2002 from 2001. Same-store sales decreased 3.2% in 2002 from 2001. In the first half of 2002, our same-store sales decreased by 6.1% and may have been negatively impacted by reduced inventory levels maintained in our stores. Our same-store sales improved in the second half of

2002 to a positive 0.2% as we launched our strategy of repositioning ourselves as the merchandise authority but experienced inventory shipment delays related to the work stoppage at West Coast ports.

COST OF SALES

         Cost of sales was $2,006 in 2002 compared with $2,032 in 2001. As a percentage of net sales, cost of sales was 69.7% in both 2002 and 2001. Cost of sales in 2002 included approximately $18.0 of incremental freight costs associated with the fall 2002 work stoppage at the West Coast ports, but these costs were offset by a reduction in markdowns in 2002 compared to 2001 and a $6.4 improvement in cost of sales due to non-recurring benefits of $2.0 in 2002 resulting from lower than expected inventory liquidation costs and non-recurring charges of $4.4 in 2001 resulting from the accrual of such inventory liquidation costs.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses were $696.6 in 2002 compared with $715.9 in 2001, representing a decrease of 2.7%. As a percentage of net sales, selling, general and administrative expenses were 24.2% for 2002 compared with 24.6% in 2001. Payroll-related savings due to our restructuring actions contributed to 0.3% of, and a decrease in advertising costs contributed to 0.1% of, the decrease in 2002 from 2001.

NON-RECURRING CHARGES

         See "-- Restructuring" for a discussion of non-recurring charges.

INTEREST EXPENSE

         Interest expense was $23.5 in 2002 compared with $30.6 in 2001, representing a decrease of 23.2%. This decrease resulted from the repayment of $91.1 of long-term debt, primarily the term loan portion of our Credit Facility, in 2002, lower interest rates on the unhedged portion of our long-term debt in 2002 and no borrowings under our revolving line of credit in 2002.

INCOME TAXES

         The effective income tax rate was 36.5% in 2002 compared with 38.4% in 2001. The reduction reflects the tax impact of actions taken to restructure operations to support the increasing globalization of our business and to participate in jurisdictional tax incentive programs.

2001 COMPARED TO 2000

NET SALES

         Net sales were $2,913 in 2001 compared with $2,948 in 2000, representing a decrease of 1.2%. This decrease consists of a 0.5% decrease in unit volume, and a 0.7% decrease in average selling prices, in 2001 from 2000. Footwear unit volume decreased 5.6%, and footwear average selling prices increased 3.8%, in 2001 from 2000. Same-store sales decreased 2.9% in 2001. The decrease in net sales in 2001 from 2000 was due to 2001 consisting of 52 weeks compared with 2000 consisting of 53 weeks and the aforementioned same-store sales decrease. The decrease in same-store sales in 2001 from 2000 reflected the weakened retail environment, particularly in the second through fourth quarters of 2001. We also introduced our new Bundles(SM) line of socks and hosiery within our accessories category in all Payless ShoeSource stores in fourth quarter 2001, increasing our accessories sales in that quarter.

COST OF SALES

         Cost of sales was $2,032 in 2001 compared with $2,012 in 2000. As a percentage of net sales, cost of sales was 69.7% in 2001 compared with 68.2% in 2000. The negative leverage resulting from the generally fixed nature of occupancy costs relative to negative same-store sales contributed to 1.2% of the increase and an increase in markdowns contributed to 0.3% of the increase. The increase in markdowns included $16.0 of additional markdowns taken in the third quarter to clear excess back-to-school and fall seasonal merchandise and $4.4 of inventory liquidation costs included in our fourth quarter restructuring charge.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses were $715.9 in 2001 compared with $706.2 in 2000, representing an increase of 1.4%. As a percentage of net sales, selling, general and administrative expenses were 24.6% for 2001 compared with 24.0% in 2000. An increase in store payroll contributed 0.7%, and negative leverage resulting from the generally fixed nature of payroll and other selling, general and administrative costs relative to negative same-store sales contributed 0.2%, to the increase in 2001 over 2000. The increase in 2001 from 2000 was partially offset by a 0.1% decrease in advertising costs, and a charge related to the early extinguishment of debt in 2000, which resulted in a 0.2% reduction in selling, general and administrative expenses as a percentage of sales.

NON-RECURRING CHARGES

         See "-- Restructuring" for a discussion of non-recurring charges.

         In April 2000, we completed a self-tender through which we repurchased
22.5 million shares of our common stock at $17.67 per share. This represented approximately 25.5% of our shares outstanding immediately prior to the self-tender. In first quarter 2000, we recorded an $8.0 nonrecurring charge, principally for costs associated with our analysis and consideration of various strategic alternatives and costs associated with the self-tender.

INTEREST EXPENSE

         Interest expense was $30.6 in 2001 compared with $29.3 in 2000, an increase of 4.4%. The increase was the result of the issuance of a $400 term loan in April 2000 under our Credit Facility and borrowings under the revolving loan portion of our Credit Facility in the first and second quarters of 2001. The increase was partially offset by $17.9 principal payments in 2001 on the long-term debt, primarily the term loan portion of our Credit Facility, and a reduction in interest rates on the unhedged portion of long-term debt throughout 2001.

INCOME TAXES

         The effective income tax rate was 38.4% in 2001 compared with 38.9% in 2000. This reduction reflects the tax impact of previously implemented holding company structure actions taken to restructure operations to support the increasing globalization of our business and to participate in jurisdictional tax incentive programs.

INFLATION

         Inflation did not have a material impact on our sales or earnings in the first six months of 2002 or 2003 or any of 2000, 2001 or 2002.

RESTRUCTURING

         In fourth quarter 2001, we recorded a non-recurring charge of $70.0, comprised of a $53.9 restructuring charge, and a $16.1 asset impairment charge to write down the book value of certain long-lived assets to their fair value as determined based upon estimated future cash flows. The cash portion of the charge was $41.4. As part of the restructuring, we centralized all domestic retail operations functions in Topeka and closed four domestic division offices in Atlanta, Baltimore, Chicago and Dallas. We also announced our intention to close 104 underperforming stores, including 67 Parade stores and 37 Payless ShoeSource stores, as part of the restructuring. These store closings differ from closings in the normal course of business in that they have a longer remaining lease term. The remaining Parade locations are concentrated in the Northeast and selected major metropolitan areas. As of August 2, 2003, we have closed 95 stores and have decided to continue to operate seven of the 104 stores originally identified for closure. We intend to close the remaining two stores in 2003. We eliminated a total of 230 positions in conjunction with the restructuring. A summary of the fourth quarter 2001 charge of $70.0 pre-tax, $43.1, after-tax is as follows:

Store closing costs (including lease terminations, asset impairments and employee termination
   costs)....................................................................................         $27.3

Division closing costs (including lease terminations, asset impairments and employee
   termination costs)........................................................................           4.2

Corporate employee termination costs.........................................................           8.0

Professional fees required to design and implement the restructuring.........................           6.4

Inventory liquidation costs (recorded as a component of cost of sales).......................           4.4

Other restructuring related costs............................................................           3.6
                                                                                                      -----

Total restructuring related costs............................................................          53.9

Asset impairments............................................................................          16.1
                                                                                                      -----

Total 2001 non-recurring charge..............................................................         $70.0
                                                                                                      =====

         The table below provides information regarding the $41.4 reserve established as part of the 2001 non-recurring charge and the status of the reserve as of August 2, 2003. Costs are being charged against the reserves as incurred. We review the reserves for adequacy on a periodic basis and adjust them as appropriate based on our review.

                                                PRE-TAX     CASH PAID                 ACCRUED AS OF                  ACCRUED AS
                                               2001 CASH     IN 2001                   FEBRUARY 1,    CASH PAID      OF AUGUST
                                                 CHARGE     AND 2002   ADJUSTMENTS        2003         IN 2003        2, 2003
                                               ---------    --------   -----------    -------------    ---------     -----------
Store closings (including lease
   terminations and employee termination
   costs).................................       $17.6       $ (8.5)      $(8.0)          $ 1.1          $(0.6)          $ 0.5

Division closings (including lease
   terminations and employee termination
   costs).................................         3.3         (2.7)        1.8             2.4           (0.3)            2.1

Corporate employee termination costs......         8.0         (8.0)         --              --             --              --

Professional fees.........................         6.4         (8.1)        2.0             0.3             --             0.3

Inventory liquidation costs (recorded as a
   component of cost of sales)............         4.4         (2.4)       (2.0)             --             --              --

Other restructuring related costs.........         1.7         (3.1)        1.4              --             --              --
                                                 -----       ------       -----           -----          -----           -----

   Total..................................       $41.4       $(32.8)      $(4.8)          $ 3.8          $(0.9)          $ 2.9
                                                 =====       ======       =====           =====          =====           =====

         In 2002, we recorded an additional charge of $2.0 for professional fees to support an effort to enhance global sourcing initiatives and to align our organization with our international expansion strategies and $1.4 for relocation costs associated with implementing the restructuring that was announced in fourth quarter 2001. Also, in 2002, we reduced our reserve for store closings by $8.0, reduced our reserve for inventory liquidations by $2.0 and increased our reserve for division closings by $1.8.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOW

     Cash flow from operations and continued investment from our joint venture partners are the most important component of our capital resources. From time to time, however, we may draw on the revolving loan portion of our Credit Facility to fund seasonal cash flow needs.

         Cash flow from operations was $222.6, $178.0 and $130.5 for 2000, 2001 and 2002, respectively, and $180.8 and $118.4 for the first six months of 2002 and 2003, respectively. The decrease in 2001 cash flow from operations was due primarily to the decrease in net earnings including the cash expenditures associated with our 2001 restructuring. The decrease in 2002 cash flow from operations was due primarily to our additional investment in inventories of $113.0 to provide a better assortment of product partially offset by an increase in net earnings of $60.4 in 2002. The decrease in cash flow from operations in the first six months of 2003 was due primarily to the decrease in net earnings.

         Sources and (uses) of cash flows are summarized, as follows:

                                                                                                           SIX MONTHS ENDED
                                                                                                         ---------------------
                                                                                                         AUGUST        AUGUST
                                                                 2000          2001          2002        3, 2002       2, 2003
                                                                 ----          ----          ----        -------       -------
Net earnings................................................    $120.6        $ 45.4        $105.8        $ 71.1        $ 19.3
Non-cash component of non-recurring charge..................        --          28.6            --            --            --
Loss related to early extinguishment of debt................       3.6            --            --            --            --
Working capital decreases (increases).......................      (5.7)          9.2         (96.3)         50.9          29.0
Other operating activities..................................       4.8          (8.1)         18.8           6.9          19.6
Depreciation/amortization...................................      99.3         102.9         102.2          51.9          50.5
                                                               -------        ------        ------        ------        ------
Cash flow provided by operations............................     222.6         178.0         130.5         180.8         118.4
                                                               -------        ------        ------        ------        ------
Capital expenditures and other investing activities.........    (144.8)       (101.2)        (94.9)        (45.6)        (55.3)
                                                               -------        ------        ------        ------        ------
Net issuances (purchases) of common stock...................    (418.3)         13.1          17.6          15.9          (0.2)
Net (payments) issuances of debt............................     185.2         (14.6)        (87.1)        (79.7)        (19.9)
Contributions by minority owners............................       1.7           6.8          17.2           6.1           3.6
Other financing activities..................................      (0.2)         (0.2)         (1.2)         (0.2)         (5.7)
                                                               -------        ------        ------        ------        ------
Cash flow provided by (used in) financing activities........    (231.6)          5.1         (53.5)        (57.9)        (22.2)
                                                               -------        ------        ------        ------        ------
(Decrease) increase in cash and cash equivalents............   $(153.8)       $ 81.9        $(17.9)       $ 77.3        $(40.9)
                                                               =======        ======        ======        ======        ======

INVESTING ACTIVITIES

         Our primary investing activity involves capital expenditures associated with new store openings, remodeling of existing stores, additions to our Topeka distribution center and upgrades to our information systems capabilities.

         Capital expenditures were $144.9, $102.8, and $98.8 in 2000, 2001 and 2002, respectively, and $47.3 and $55.3 for the first six months of 2002 and 2003, respectively. These capital expenditures include contributions from our joint venture partners in Latin America of $0.8, $6.1, $9.1, $2.9 and $2.8 for such periods, respectively. In 2000, our capital expenditures included $65.8 for new stores, $18.3 to remodel existing stores, $45.4 for information technology hardware and systems development and $15.4 for other necessary improvements. In 2001, our capital expenditures included $51.4 for new stores, $15.8 to remodel existing stores, $26.4 for information technology hardware and systems development and $9.2 for other necessary improvements. In 2002, our capital expenditures included $51.4 for new stores, $28.7 to remodel existing stores, $13.6 for information technology hardware and systems development and $5.1 for other necessary improvements.

         We estimate that capital expenditures for the remainder of 2003 will be $61.7, including a $2.2 contribution from our joint venture partners in Central and South America. We intend to use internal cash flow, additional contributions from our joint venture partners, and available financing from the revolving loan portion of our Credit Facility to finance substantially all of these expenditures. We believe these sources will be sufficient to fund capital expenditure needs for the foreseeable future.

FINANCING ACTIVITIES

         Our financing activities have historically funded our capital expenditure requirements and repurchases of our common stock.

         In April 2000, we completed a self-tender through which we repurchased
22.5 million shares of our common stock at $17.67 per share. These shares represented approximately 25.5% of our shares outstanding immediately prior to the self-tender. The aggregate purchase price was approximately $400. In 2000, we repurchased a total of 24.0 million shares, including the self-tender, for an aggregate purchase price of $425. In conjunction with the self-tender, we repaid $122.0 of unsecured notes and entered into our Credit Facility. The Credit Facility consisted of a $400 term loan portion and a $200 revolving loan portion, both of which mature in 2005 subject to prepayment without penalty by us at any time. In first quarter 2000, we recorded a $5.9 pretax ($3.6 after-tax) charge for the early extinguishment of debt, calculated on the basis of the excess of the amount paid over the carrying value of our unsecured notes.

         In fourth quarter 2001, we amended our Credit Facility to provide additional flexibility to implement our restructuring and support our continuing business operations.

         On July 8, 2003, we amended our Credit Facility to temporarily waive compliance with certain of the financial covenants contained in the Credit Facility, including the maintenance of certain financial ratios, and to provide for the use of the net proceeds from the initial offering of old notes to repay the existing term loan portion of our Credit Facility. Also as part of the amendment, the size of the revolving loan portion of our Credit Facility was reduced to $150 from $200 and was made subject to an Asset Coverage Ratio limiting total senior debt outstanding, net of unrestricted cash to 55% or 65% of consolidated inventory, depending on the quarter. See "Description of Other Indebtedness -- Credit Facility."

         As of August 2, 2003, no amounts were drawn against the revolving loan portion of our Credit Facility. The availability under the revolving loan portion of our Credit Agreement was reduced, however, by $13.4 in outstanding letters of credit. Our financial commitments included required principal payments on the term loan and required payments under operating leases and capital leases and certain royalty commitments. Our royalty commitments consisted of minimum royalty payments for the purchase of branded merchandise. We lease substantially all of our stores and are committed to making lease payments over the varying lease terms. As of August 2, 2003, the present value of future operating lease payments was $888.6.

         We issued $200.0 principal amount of notes in the initial offering of old notes on July 28, 2003. We used the proceeds of that offering, net of fees and expenses, as well as available cash, to repay all existing indebtedness under the term loan portion of our Credit Facility. In connection with the aforementioned repayment of the term loan portion of our Credit Facility, we recognized a pre-tax charge of $2.2 for the write-off of unamortized debt issuance costs.

         As of August 2, 2003, we have an aggregate of $204.0 of indebtedness, of which $196.7 million consists of the old notes. In addition to this indebtedness, we have $33.0 million of notes payable that are fully collateralized with compensating balances reflected as restricted cash or other current assets. In addition, as of August 2, 2003, after adjusting for such transaction, we would have been able to borrow up to an additional $150.0 under the revolving loan portion of our Credit Facility, less $13.4 million of outstanding letters of credit.

         Based on our historical results of operations, we believe our cash flow from operations, available cash and available borrowings under the revolving loan portion of Credit Facility, will be adequate to meet our future liquidity needs for the foreseeable future. See "Risk Factors -- Our debt levels could adversely affect our financial health, our ability to fulfill our obligations under the exchange notes and our ability to respond to changing business and economic conditions" and " -- To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control."

         As of August 2, 2003, our financial commitments included required principal payments on old notes and required payments under operating leases, royalty agreements and capital leases as follows:

      YEAR               NOTES          OPERATING LEASES        ROYALTIES      CAPITAL LEASES        OTHER
      ----               -----          ----------------        ---------      --------------        -----
Remainder of 2003       $     --           $  129.2             $    2.5          $    0.4         $    0.2
2004 ............             --              223.6                  6.3               0.7              1.1
2005 ............             --              183.8                  6.3               0.5               --
2006 ............             --              153.6                  6.4               0.5               --
2007 ............             --              125.4                  5.1               0.5               --
Thereafter ......          200.0              202.2                  4.8               0.1              4.0
                        --------           --------             --------          --------         --------
   Total ........       $  200.0           $1,017.8             $   31.4          $    2.7         $    5.3
                        ========           ========             ========          ========         ========

FINANCIAL CONDITION RATIOS

         Return on equity and return on net assets were as follows:

                                                                                         SIX MONTHS ENDED
                                                                                         ----------------
                                               2000       2001      2002       AUGUST 3, 2002       AUGUST 2, 2003
                                               ----       ----      ----       --------------       --------------
Return on equity(1).....................       17.1%      11.1%     22.6%           15.2%                3.2%
Return on net assets(2).................       17.6%      10.9%     14.2%            8.8%                3.7%

----------------------
(1) Return on equity is computed as net earnings divided by beginning shareowners' equity and measures our ability to invest shareowners' funds profitably. The 2002 increase results primarily from the increase in net earnings; the 2001 and August 2, 2003 decreases, primarily from the decrease in net earnings.

(2) Return on net assets is computed as pre-tax earnings, net interest expense and the interest component of operating leases, divided by beginning of year net assets, including present value of operating leases (PVOL), and represents performance independent of capital structure. The 2002 increase results primarily from the increase in net earnings; the 2001 and August 2, 2003 decreases, primarily from the decrease in net earnings.

         Our debt-to-capitalization ratio was 44.2%, 41.2% and 29.7% for 2000, 2001 and 2002, respectively. Our 2001 debt-to-capitalization ratio decrease is the result of the repayment of long-term debt, primarily under the term loan portion of our Credit Facility, and the increase in our shareowners' equity, primarily from our net earnings. Our 2002 debt-to-capitalization ratio decrease is the result of the repayment of long-term debt, primarily under the term loan portion of our Credit Facility, and the increase in our shareowners' equity, primarily from our net earnings. For purposes of the debt-to-capitalization ratio, total debt is long-term debt including current maturities, notes payable and borrowings under the revolving loan portion of our Credit Facility. Capitalization is defined as total debt and shareowners' equity. Our debt-to-capitalization ratio, including the present value of future minimum rental payments under operating leases as debt and as capitalization, would have been 74.1%, 71.7% and 65.4% in 2000, 2001 and 2002, respectively.

INTEREST RATE RISK

         Interest on our Credit Facility is based on LIBOR plus a variable margin. Therefore, our future borrowing costs may fluctuate depending upon the volatility of LIBOR. In first quarter 2001, we terminated two currency swaps, which had effectively converted $30.0 of the U.S. dollar-denominated long-term debt into Canadian dollar-denominated obligations. These swaps had been designated as a foreign currency hedge on our net investment in Canadian dollar-denominated subsidiaries. As a result, the $0.5 after-tax gain ($0.8 pre-tax) remains a component of accumulated other comprehensive income within total shareowners' equity on the accompanying balance sheet.

FOREIGN CURRENCY RISK

         Although we have international operating subsidiaries, our exposure to foreign currency rate fluctuations has not had a significant effect on our financial condition or results of operations.

NEW ACCOUNTING STANDARDS

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS No. 142 requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. This Statement also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. In first quarter 2002, we ceased amortization of goodwill and completed the first step of the required two-step goodwill impairment testing. The first step of the impairment test required us to compare the fair value of each reporting unit to its carrying value to determine whether there was an indication that impairment existed. If there had been an indication of impairment, we would have allocated the fair value of the reporting unit to its assets and liabilities as if the reporting unit had been acquired in a business combination. In 2002, no impairment losses were recorded under SFAS No. 142.

         Effective in 2002, we adopted the provisions of FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets to Be Disposed Of ("SFAS 144"). This statement addresses accounting and reporting for the impairment or disposal of long-lived assets. The statement superseded SFAS 121, while retaining many of the fundamental provisions covered by that statement. SFAS 144 differs fundamentally from SFAS 121 in that goodwill and other intangible assets that are not amortized are excluded from the scope of SFAS
144. Additionally, SFAS 144 addresses and clarifies implementation and estimation issues arising from SFAS 121.

         SFAS 144 also superseded the accounting and reporting provisions of Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. SFAS 144 retains the basic provisions of APB Opinion No. 30 for the presentation of discontinued operations in the income statement but broadens that presentation to apply to a component of an entity rather than a segment of a business. The application of SFAS 144 in 2002 did not have a material impact on our consolidated financial statements.

         In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). This Statement rescinds SFAS 4, "Reporting Gains and Losses from Extinguishment of Debt" and SFAS 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends SFAS 13, "Accounting for Leases," so that certain lease modifications that have economic effects that are similar to sale-leaseback transactions are accounted for the same way as sale-leaseback transactions. Additionally, SFAS 13 is amended so that the original lessee under an operating lease agreement that becomes secondarily liable shall recognize the fair value of the guarantee obligation. SFAS 145 also stipulates that gains or losses on extinguishment of debt would have to meet the criteria of APB No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to be classified as an extraordinary item. In addition, extraordinary gains and losses on extinguishment of debt in prior periods presented would require reclassification. SFAS 145 is effective for fiscal years beginning after May 15, 2002. In connection with adoption of SFAS 145 we reclassified a $3.6 after-tax ($5.9 pre-tax) extraordinary loss to selling, general and administrative expenses in the 2000 Consolidated Statement of Earnings.

         On July 30, 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). This Statement supercedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 is different from EITF Issue No. 94-3 in that SFAS 146 requires that a liability be recognized for a cost associated with an exit or disposal activity only when the liability is incurred, that is when it meets the definition of a liability in the FASB's conceptual framework. SFAS 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. In contrast, under EITF Issue 94-3, a company recognized a liability for an exit cost when it committed to an exit plan. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The statement does not require retroactive application and, consequently, did not have an impact on our exit activity initially applied prior to the adoption of SFAS 146; however, the adoption of SFAS 146 can be expected to impact the timing of liability recognition associated with any future exit activities.

         In December 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" ("SFAS 148"). SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation," and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure requirements of SFAS 123 to require prominent disclosure in annual and interim financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. The interim disclosure provisions of this statement are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. We have adopted the disclosure provisions of SFAS 148.

                                    BUSINESS

GENERAL

         We are the largest family footwear retailer in the United States. In 2002, we sold approximately one out of every eight pairs of footwear sold in the United States. Our approximately 5,000 retail stores in the United States, Canada, the Caribbean and Central and South America sold over 215 million pairs of footwear in 2002. Our 4,833 Payless ShoeSource stores offer fashionable, quality, private label footwear and accessories for women, men and children at affordable prices in a self-selection shopping format, and our 187 Parade stores offer fashionable, quality, private label women's shoes at moderate prices in a self-selection shopping format.

         Our Payless ShoeSource stores sell a broad assortment of quality footwear, including athletic, casual and dress shoes, sandals, work and fashion boots, and slippers and accessories, such as handbags and hosiery, at affordable prices. In 2002, each Payless ShoeSource store stocked an average of 8,000 pairs of footwear selected from an assortment of approximately 500 styles. Over 50% of the footwear in a Payless ShoeSource store is generally stocked based on the demographics and customer profile of that store's location. As part of our strategy to offer fashion-right merchandise, we update our styling regularly so as to remain current with fashion trends.

         We offer footwear and accessories for women, men and children of all ages, but we focus our marketing and merchandising efforts on women consumers between the ages of 18 and 44 with household incomes of less than $75,000. We believe this group of consumers makes a disproportionately large share of household footwear purchasing decisions. We believe that more than 40% of these target consumers purchased at least one pair of footwear from our stores last year.

         We operate our stores in a variety of real estate formats, including shopping malls, central business districts, free-standing buildings, strip centers and leased departments in other retailers. We generally lease our stores with initial terms of five to ten years and either one or two renewal options. We believe that our real estate strategy provides us with the flexibility to optimally locate our stores and allows us to quickly open new stores or relocate existing stores in response to evolving customer demographics and market trends. The average size of our stores in the United States and Canada is approximately 3,200 square feet, and our other international stores are on average somewhat smaller.

         In 2002, we generated net sales of $2.88 billion, as compared with net sales of $2.91 billion in 2001. For the six months ended August 2, 2003, we had net sales of $1.43 billion, as compared with net sales of $1.51 billion for the six months ended August 3, 2002.

COMPETITIVE ADVANTAGES

         We believe that the scale of our operations affords us several key competitive advantages that have historically allowed us to generate strong cash flow and operating margins.

LEADING MARKET SHARE AND BRAND RECOGNITION

         With approximately 5,000 stores, we believe we have strong brand recognition. In 2002, we sold over 215 million pairs of footwear, including approximately one out of every eight pairs of footwear sold in the United States, representing the largest unit market share of all U.S. footwear retailers. We have approximately 600 million customer visits per year.

         We utilize extensive national and local advertising through multiple formats, including television, radio and print, to strengthen our established brand name, reinforce our broad consumer recognition and support our promotional events. We believe that consumers associate our brand name with convenience, quality and value. In addition, we believe our recent efforts to reposition ourselves as the merchandise authority will reinforce consumers' views of our stores as a convenient place to buy fashionable, quality footwear at affordable prices.

FLEXIBLE REAL ESTATE STRATEGY

         We believe that our real estate strategy provides us with the ability to optimally locate our stores in places that are convenient for large numbers of consumers, as well as the flexibility to react quickly to shifts in customer demographics and competitive conditions. We strategically locate our stores in a variety of retail formats to maximize convenience and accessibility for our broad consumer base, including central business districts, shopping malls, free-standing buildings, strip centers and leased departments within other retailers. To maintain flexibility, we generally enter into leases with initial terms of five to ten years and either one or two renewal options.

         In addition, our experienced real estate team generally can build-out a new store in an average of seven weeks from the execution of the lease to the grand opening of the store. It typically costs us approximately $200,000 in capital expenditures to open a new store, excluding merchandise inventory. During 2002, we opened 230 new Payless ShoeSource stores and closed 139 stores, including 68 relocations.

STATE OF THE ART DISTRIBUTION, LOGISTICS AND REPLENISHMENT CAPABILITIES

         We believe our distribution system provides us with a significant competitive advantage. Our merchandise distribution system allows us to track shoes by the pair from order placement through sale to the customer by use of perpetual inventory, product planning and sourcing systems. Our 807,000 square foot Topeka, Kansas distribution center utilizes a highly automated sorting system to replenish merchandise on a pair-by-pair basis to each of our U.S. and Canadian stores. We replenish our stores an average of twice a week based on daily, store-specific information on merchandise sales, allowing us substantial flexibility to change the timing, styling or quantity of products available in our stores. With timely and detailed information provided by our merchandise distribution system, we are also able to tailor each store's merchandise assortment to its specific customer base, and over 50% of the footwear in a Payless ShoeSource store is generally stocked based on the demographics and customer profile of that store's location.

SIGNIFICANT PURCHASING POWER AND SOURCING CAPABILITIES

         As the largest footwear retailer in the United States, we have significant purchasing power with our key suppliers. We source our products through a network of agents and factories that provides us with low-cost, quality products manufactured almost entirely overseas. In 2002, approximately 85% of our products, based on cost, were sourced directly from the People's Republic of China. Our products are manufactured to our specifications and standards by approximately 130 third party factories, including 16 core factories which accounted for approximately 63% of our footwear purchased in 2002. We maintain long-standing relationships with our core suppliers where we have implemented statistical process control techniques and production management capabilities, and continue to consolidate production to leverage our purchasing power, while ensuring high quality and accelerating delivery to our stores.

HIGHLY EXPERIENCED MANAGEMENT TEAM WITH A PROVEN TRACK RECORD

         Our management team is composed of seasoned retail executives. Our 16 most senior executives have an aggregate of more than 320 years of experience in the retail industry and have worked for us for an average of 15 years.

STRATEGY

         Our primary strategic goal is to be the most successful footwear retailer in the world by expanding our core footwear and accessories businesses, while increasing profitability and maintaining a strong balance sheet. To achieve this goal, we have several key business strategies.

POSITIONING PAYLESS SHOESOURCE AS THE MERCHANDISE AUTHORITY

         Our strategy is to position Payless ShoeSource as the merchandise authority for value priced footwear and accessories. We intend to effect this strategy through:

         - new product offerings, including additional fashion-right, distinctive merchandise and an increased selection of leather footwear;

         - new messaging to communicate this positioning to our customers at every point of contact through marketing partnerships with highly identified spokespeople and exposure through influential fashion media; and

         - improved execution, such as continuing to implement, through remodelings and new store openings, a new store design intended to be more attractive to consumers and featuring enhanced displays, color, lighting and graphics and improved levels of customer service.

EXPANDING OUR BUSINESS INTERNATIONALLY

         We believe that the same core strengths that have made us successful in the United States provide us with substantial growth opportunities internationally. Our international presence has grown substantially since 1997, during which period we have added 469 stores in 12 countries. We believe there are growth opportunities in Central and South America and that we can increase our market share in those regions through opening additional stores and achieving greater market penetration. In addition, we continue to explore additional opportunities for prudent, measured expansion of our core business into new international markets.

LEVERAGING OUR SCALE

         We believe that we can leverage our scale to further increase our operating efficiencies while maintaining the flexibility to rapidly respond to changing market conditions. As the largest footwear retailer in the United States, we believe we can exercise purchasing power with suppliers and distributors. This operating leverage is central to maintaining our historical margins. We intend to continue our efforts to refine our distribution pipelines and sourcing, including through the implementation of direct distribution to certain of our international locations.

STORES

         We operate in two retail formats, Payless ShoeSource stores and Parade stores. As of August 2, 2003, the ten states or Canadian provinces with the largest concentration of our stores are identified below, along with the total number of stores for each international region in which we operate:

                                    STATE/PROVINCE                                              NO. OF STORES
                                    --------------                                            ----------------
California............................................................................               619
Texas.................................................................................               412
New York..............................................................................               310
Florida...............................................................................               283
Illinois..............................................................................               225
Pennsylvania..........................................................................               192
Ohio..................................................................................               162
New Jersey............................................................................               154
Michigan..............................................................................               157
Total United States...................................................................             4,473
Ontario, Canada.......................................................................               121
Total Canada..........................................................................               279
Total Central America & Caribbean.....................................................               137
Total Puerto Rico and the U.S. Virgin Islands.........................................                78
Total South America...................................................................                53
                                                                                                   -----
                                                                                                   5,020
                                                                                                   =====

PAYLESS SHOESOURCE STORES

         As of August 2, 2003, we had 4,627 Payless ShoeSource stores in the United States and Canada, including 78 stores in Puerto Rico and the U.S. Virgin Islands. 627 of our Payless ShoeSource stores incorporate a "Payless Kids(R)" area and one location is exclusively a "Payless Kids" store. 141 of these stores are in a "store within a store" format located in ShopKo(R) stores.

         The average size of our stand-alone Payless ShoeSource stores in the United States and Canada is approximately 3,200 square feet. The average Payless ShoeSource store in the United States and Canada has between four and six associates, including a store manager. During 2002, each store carried on average 8,000 pairs of shoes selected from approximately 500 styles offered, Payless ShoeSource stores operate in a variety of real estate formats, including shopping malls, central business districts, free-standing buildings, strip centers and leased departments in ShopKo stores. Locations incorporating a "Payless Kids" have approximately 1,000 additional square feet of selling space devoted to an expanded assortment of children's shoes. The stores that include a "Payless Kids" area and the stand-alone "Payless Kids" store have wider aisles, children-friendly seating and an entertainment center for children. Stores incorporating a "Payless Kids" area are located throughout the United States.

         In 1999, we entered into a new strategic alliance with ShopKo Stores, Inc., a specialty discount retailer with stores primarily in the Midwest, Western Mountain, and Pacific Northwest regions, through which we operate Payless ShoeSource shoe departments within ShopKo stores. This alliance provides a new distribution channel for our products and is the first step in a strategy to extend our Payless presence in new retail formats. We are exploring other similar opportunities to expand our market share in ways not requiring stand-alone stores.

         As of August 2, 2003, we were operating 137 Payless ShoeSource stores in Costa Rica, Guatemala, El Salvador, Dominican Republic, Honduras, Nicaragua, Panama and Trinidad & Tobago. As of August 2, 2003, we were operating 53 stores in Ecuador, Chile and Peru. The average size of our Payless ShoeSource stores in Central America and the Caribbean is approximately 2,700 square feet. The average size of our Payless ShoeSource stores in South America is approximately 2,500 square feet. Internationally, Payless ShoeSource stores operate in a variety of real estate formats, including shopping malls, central business districts, free-standing buildings and strip centers. At year end, the average Payless ShoeSource store in Central America and the Caribbean had approximately five associates, including a store manager. The average store in South America had approximately six associates, including a store manager.

PARADE STORES

         Parade stores emphasize the retail sale of fashionable, quality women's shoes made in leather and fine fabrics. As of August 2, 2003, we operated 187 Parade stores. Major markets served by Parade stores include New York City, Chicago, Boston, Philadelphia, Washington, D.C., Miami, Detroit and Puerto Rico. The average size of a Parade store is approximately 2,350 square feet. The Parade stores operate in a variety of real estate formats, including shopping malls, central business districts and strip centers.

DYELIGHTS(SM)

         We operate one of the world's largest shoe dyeing facilities through our Dyelights business. Currently, Dyelights shoes are exclusively offered through our Payless ShoeSource and Parade stores. Customers select the color they would like their shoes to be dyed from a color book. Once a shoe is ordered from a store, the shoe is dyed to order. The dyed shoes are generally available for pick-up at the store approximately ten days after the order is placed. The retail price for Dyelights shoes including the dyeing cost currently ranges between $32.99 and $37.99 for shoes sold in Payless ShoeSource locations and $39.99 to $44.99 for shoes sold in Parade locations.

BUNDLES(SM)/TOOTSIES(R) AND LUSTER

         During 2003, we determined to close our Bundles/Tootsies stores, which sold socks and hosiery, and Luster stores, which sold women's accessories. As of August 2, 2003, we had only 15 Bundles/Tootsies stores and one Luster store open, with these stores scheduled to be closed by the end of 2003. We have, however, incorporated significant aspects from both of these retail concepts into our core business. For example, all of our Payless ShoeSource stores now carry Bundles socks and hosiery and have an expanded selection of women's accessories.

STORE MANAGEMENT AND SYSTEMS

         Our stores each have an electronic point of sale register (excluding the ShopKo locations) and a back office computer. The store computer can provide price look-up, daily communications with our headquarters and other functions. Store associates receive frequent communications from our headquarters describing promotional events, price changes, and time-sensitive operational updates.

         Each retail location is managed by a store manager and is assigned to a district, which may include Payless ShoeSource and Parade stores. Store managers report to district managers, who in turn report to directors of retail operations who have full responsibility for the stores in their region. The directors of retail operations in return report to one of three senior officers. Two senior officers are responsible for store operations in the United States, Guam and Saipan, and one senior officer is responsible for store operations in Canada, Central America and the Caribbean, South America, Puerto Rico and the U.S. Virgin Islands. Loss prevention, inventory control functions, human resources, merchandising support and other more general support services are generally provided or coordinated from our headquarters.

COMPETITION

         The footwear retail market is highly competitive. We face a variety of competitive challenges from other domestic and international footwear retailers, including traditional shoe stores, department stores, branded discount stores, sporting goods retailers, mail order retailers, and mass-market discount retailers. The retail footwear industry can be divided into high, moderate and value-priced segments. The high-priced segment is comprised principally of department stores. The moderate-priced segment, which includes specialty shoe chains, mass-merchandisers and junior department stores, has no single dominant competitor. We and the national discount mass-merchandisers are predominant in the value-priced segment. Payless ShoeSource stores operate in the value-priced segment of the footwear industry; Parade stores operate in the moderate-priced segment.

         Specifically, we compete with other footwear retailers including, but not limited to, mass-market discount retailers such as Wal-Mart Stores, Inc., Target Corp., and Kmart Corporation, department stores such as Sears, Roebuck and Co., Kohl's Corp., and J.C. Penney Company, Inc. Stores in our sector compete primarily on the basis of design, price, quality, marketing and product availability.

SEASONALITY

         The retail footwear market is characterized by four high volume seasons: Easter, the early summer, back-to-school and the winter season. During each of these periods, we increase our inventory levels to support the increased demand for our products, as well as offer styles particularly suited for the relevant period, such as sandals in early summer and boots during the winter season. Unseasonable weather patterns may affect consumer demand for the seasonally appropriate merchandise that we have in our stores, and impact net sales and margins.

CUSTOMER SERVICE

         Our stores offer customers a broad assortment of quality footwear in a convenient self-selection format. Our self-selection shopping format allows customers to select their own shoes or to seek help from one of our trained associates. Our stores offer a fitting service to ensure a proper fit before a purchase is made. Sales associates are trained to use a certified Brannock Device to measure feet, and to check key areas, such as the toe box, for proper fit. Our stores also offer one of the broadest customer satisfaction guarantees in the industry: if a customer is not completely satisfied with a purchase, he or she can return it, generally even if the item is worn. We believe our sales associates provide a level of customer service that is generally not available in mass-market discount stores. Sales associates are trained to sell footwear and complimentary accessories and to provide customers with the assistance needed to guide the purchase decision, to support customer satisfaction and to encourage return visits to our stores.

         Payless sales associates also receive training in the use of new technology to support customer service. Our ShoeFinder(TM) service allows sales associates to locate a shoe in the inventories of nearby stores should it be unavailable on the shelf. An associate can direct a customer to a nearby Payless ShoeSource store that has the item in stock, or can order the shoe for delivery either to the store or to the customer's home.

PURCHASING AND DISTRIBUTION

PURCHASING

         We utilize a network of agents and factories in the United States and 11 foreign countries to obtain our products. These products are manufactured to meet our specifications and standards. The strength of our relationships with agents and factories, some dating back over 40 years, has allowed us to revise our sourcing strategies to reflect changing political and economic environments. In order to increase quality control and to achieve other efficiencies, we have continued to consolidate our factory base. We now rely heavily on several large factory groups. If any one of them were to be unable to supply our needs consistent with prior performance, we could experience disruptions in shoe deliveries. However, we believe that we could find alternate factories to produce our product and believe that our relationships with our factory base to be good. Factories in the People's Republic of China are a direct source of approximately 85% of our footwear based on cost. Imports from China currently enjoy "permanent normal trade relations" ("PNTR") treatment under United States tariff laws. PNTR treatment provides the most favorable level of United States import duty rates.

         We do not purchase "seconds" or "overruns" and do not own any manufacturing facilities. We closely integrate our merchandise purchasing requirements with various manufacturers through our sourcing organization which has offices in Kansas, Taiwan, China, Brazil, Hong Kong, Indonesia and Vietnam. Our management believes it has good relationships with the entities from which we source, although there can be no assurance that such relationships will remain good.

         Approximately 55% of our merchandise calculated based on cost is acquired through a network of third party agents. A subsidiary in Hong Kong arranges directly with factories for the design, selection, production management, inspection and distribution of approximately 45% of the shoes purchased by us.

PRODUCTION MANAGEMENT & QUALITY ASSURANCE

         The production management organization manages an ongoing process to qualify and approve new factories, while continually assessing existing factory service and quality of performance. New factories must meet specified quality standards for shoe production and minimum capacity requirements. They must also agree to our production control processes and certify that neither they nor their suppliers use forced or child labor. Factory performance is regularly monitored. If a factory does not continue to meet or exceed our requirements, the factory risks being removed from the list of approved factories. The production management organization utilizes a unique, internally developed production control process by which we are electronically linked to the factories and agents. This process is designed to ensure on-time deliveries of merchandise with minimum lead time and at reduced costs.

         We believe that maintaining strong factory relationships and improving key factory performance factors are critical to long-term sourcing stability. Our manufacturing services group, based in Asia, provides direction and leadership to key factories in the areas of overall productivity improvement and lead time reduction.

         Our quality assurance organization sets standards and specifications for product manufacture, performance and appearance. We communicate those standards and specifications to our many factories through our proprietary quality assurance manual. We stand behind the quality of the shoes we sell to our customers by permitting return of purchased merchandise with proper documentation evidencing purchase.

         Our quality assurance organization also provides technical design support for our direct purchasing function. It is responsible for review and approval of agent and factory technical design, for worldwide laboratory testing of materials and components, and for performing in-factory product inspections to ensure that materials and factory production techniques are consistent with our specifications. We locate our field inspection personnel close to the factories and freight consolidation facilities we use throughout the world.

MERCHANDISE DISTRIBUTION

         We believe that our distribution system provides us with a significant competitive advantage. Our merchandise distribution system allows us to track shoes by the pair from order placement through sale to the customer by the use of perpetual inventory, product planning and sourcing systems. These systems are maintained by experienced information systems personnel and are enhanced regularly to improve the product distribution process. Distribution analysts review sales and inventory by size and style to maintain availability of product within our stores.

         We operate a single 807,000 square foot distribution center including office space and a 12,000 square foot dyeing facility, in Topeka, Kansas. This distribution center is capable of replenishing in-store product levels by style, color and size. During 2002, our Topeka distribution center handled approximately 73% of our distribution needs and operated seven days a week, 20 to 24 hours per day. Our management believes this facility is one of the most highly-automated and cost-efficient distribution facilities in the retail footwear industry. Our remaining distribution needs were handled by a third-party facility in Los Angeles, California. We utilize third party carriers to ship all product to and from our distribution centers. In addition, in February 2003, we began using a third-party distribution facility in Panama to service our Central and South American stores.

         We believe our Topeka distribution center has sufficient capacity to support more than 5,500 stores. We regularly monitor the capacity of our distribution system and the distribution center. Stores generally receive new merchandise on average twice a week in an effort to maintain a constant flow of new and replenished merchandise.

MARKETING

         Our multi-dimensional marketing efforts include nationally broadcast television and magazine advertising to strengthen our established brand name, reinforce our broad consumer recognition and support our major promotional events. We advertise on television, reaching households across the nation more than 40 weeks out of the year, as well as through free-standing inserts mailed to approximately 43 million homes periodically during the year, in order to support key promotional events. In addition to media support, we utilize in-store promotional materials, including posters, signs and point of sale items, as well as our in-store personnel to convey our message to the customer. Also, we communicate through the promotional funds, media funds, merchants' associations and similar efforts that are part of the leasing agreements from our various landlords. Finally, we use publicity efforts to increase consumer awareness of us and our core business. In addition to our marketing staff, we use professional firms to assist in advertising, creative services, media purchase, publicity, business and market planning and consumer research.

INTELLECTUAL PROPERTY

         We, through our wholly-owned subsidiaries, own certain copyrights, trademarks, patents and domain names which we use in our business and regard as valuable assets. The trademarks and service marks used in our business include Payless(R), Payless ShoeSource(R), Payless Kids(R), Parade(R), Parade of Shoes(R), Dyelight(SM), Bundles(R) and the yellow and orange logo used in our Payless ShoeSource store signs and advertising. The domain names include Payless.com(R), as well as derivatives of Payless ShoeSource. As of February 1, 2003, in the United States, we had over 150 pending applications and registrations for our trademarks and service marks, as well as several common law marks, under which we market private label merchandise in our Payless ShoeSource, Parade, Bundles and Luster stores. We also have over 1,000 pending applications and registrations for our trademarks in foreign countries.

We have registrations or pending applications for the Payless ShoeSource mark in over 50 foreign registries.

ENVIRONMENT

         Compliance with federal, state and local statutes, rules, ordinances, laws and other provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has not had, and is not expected to have, a material effect on capital expenditures, earnings or our competitive position.

PROPERTIES

         We lease substantially all of our stores. Our leases typically have a primary term of five or ten years, with up to two five-year renewal options. During 2003, approximately 746 of our leases are due to expire. This includes 271 leases that, as of February 1, 2003, were month-to-month tenancies or were lease modifications pending execution. Leases usually require payment of base rent, applicable real estate taxes, common area expenses and, in some cases, percentage rent based on the store's sales volume.

         Payless ShoeSource stores average 3,200, 2,700 and 2,500 square feet in the United States and Canada, Central America and the Caribbean, and South America, respectively. Parade stores average approximately 2,350 square feet. We operate a 305,000 square foot central office building, an 807,000 square foot distribution facility including office space and an adjacent 12,000 square foot dyeing facility, all of which are located in Topeka, Kansas.

EMPLOYEES

         As of August 2, 2003, we had approximately 30,700 employees, including approximately 12,625 U.S. and 960 Canadian full-time associates and 14,725 U.S. and 930 Canadian part-time associates, as well as approximately 700 primarily full-time associates in our Central America and the Caribbean and South America operations and approximately 160 in Asia. Approximately 600 of our distribution center general warehouse associates are covered by collective bargaining agreements. Approximately 200 of our other associates are covered by collective bargaining agreements. Our management believes that we have a good relationship with our employees.

         We are led by a team of 16 senior management executives who have significant retail industry experience, including an average of over 15 years with us.

LEGAL PROCEEDINGS

         Other than as described below, there are no material pending legal proceedings other than ordinary routine litigation incidental to the business to which we or any of our subsidiaries are a party or of which any of our or our subsidiaries' property is the subject.

         On or about December 20, 2001, a First Amended Complaint was filed against us in the U.S. District Court for the District of Oregon, captioned Adidas America, Inc. and Adidas-Salomon AG v. Payless ShoeSource, Inc. The First Amended Complaint seeks injunctive relief and unspecified monetary damages for trademark and trade dress infringement, unfair competition, deceptive trade practices and breach of contract. We believe we have meritorious defenses to the claims asserted in the lawsuit and have filed an answer and a motion for summary judgment, which the court granted in part. An estimate of the possible loss, if any, or the range of loss cannot be made.

         On or about January 20, 2000, a complaint was filed against us in the U.S. District Court for the District of New Hampshire, captioned Howard J. Dananberg, D.P.M. v. Payless ShoeSource, Inc. The Complaint seeks injunctive relief, unspecified treble monetary damages, attorneys' fees, interest and costs for patent infringement. We believe we have meritorious defenses to the claims asserted in the lawsuit. An estimate of the possible loss, if any, or the range of loss cannot be made.

                                   MANAGEMENT

         Listed below are the names and ages of the executive officers of Payless ShoeSource as of August 12, 2003 and offices held within Payless ShoeSource.

               NAME                   AGE                  POSITION AND TITLE
               ----                   ---                  ------------------
Steven J. Douglass...............     54    Chairman of the Board and Chief Executive Officer
Duane L. Cantrell................     47    President
John N. Haugh....................     41    Senior Vice President -- Chief Marketing Officer
Jay A. Lentz.....................     60    Senior Vice President
Michael J. Massey................     39    Senior Vice President -- General Counsel and Secretary
Darrel J. Pavelka................     47    Senior Vice President
Ullrich E. Porzig................     58    Senior Vice President -- Chief Financial Officer and Treasurer

         Steven J. Douglass is 54 years old and has served as Chairman of the Board and Chief Executive Officer of Payless ShoeSource since May 4, 1996, the date on which the Payless ShoeSource Common Stock was distributed in a spin-off by May to its shareowners. Mr. Douglass served as Chairman and Chief Executive Officer of Payless ShoeSource from April 1995 to the spin-off. He joined Payless ShoeSource in 1993 and served as Senior Vice President/Director of Retail Operations from 1993 to January 1995 and as Executive Vice President/Director of Retail Operations from January 1995 to April 1995. Prior to his association with Payless ShoeSource, Mr. Douglass held several positions at divisions of May, serving as Chairman of May Company, Ohio from 1990 to 1993 and Senior Vice President and Chief Financial Officer of J.W. Robinsons from 1986 to 1990. Mr. Douglass is a director of The Security Benefit Group of Companies. Mr. Douglass has served as a Director of Payless ShoeSource since April 30, 1996.

         Duane L. Cantrell is 47 years old and has served as President since February 2002. He joined Payless ShoeSource in 1978 and served as Executive Vice President -- Operations from 1998 to 2002, Executive Vice President -- Retail Operations from April 1997 to April 1998, and Senior Vice President -- Retail Operations from May 1995 to April 1997. From 1992 to 1995, he served as Senior Vice President -- Merchandise Distribution and Planning and from 1990 to 1992, he served as Senior Vice President -- Merchandise Distribution. Mr. Cantrell has served as a Director of Payless ShoeSource since February 3, 2002.

         John N. Haugh is 41 years old and has served as Senior Vice President -- Chief Marketing Officer -- Business Development since November 2001. He served as Senior Vice President Marketing from November 1999 to November 2001. From 1998 to 1999 he served as Executive Vice President Marketing and Sales for Universal Studios and prior to that he worked for Carlson Companies, Inc. from 1993 to 1998, where he held positions of increasing responsibility, including Vice President of Marketing and Retail Operations from 1997 to 1998 and General Manager/Vice President -- Awards Division from 1995 to 1997.

         Jay A. Lentz is 60 years old and has served as Senior Vice President -- Human Resources since May 2001. Prior to that he was Vice President of Organization Development from 1992 to 2001, and 1985 to 1990. He left Payless ShoeSource in 1990 to serve as Senior Vice President of Human Resources for Payless Cashways Inc. He previously worked for Pizza Hut, Inc. as Senior Director of Management Development and Arthur Young as Manager, Organization Development Consulting.

         Michael J. Massey is 39 years old and has served as Senior Vice President -- General Counsel and Secretary since March 2003. He joined Payless ShoeSource in 1996 and served as Vice President - International Development from December 2001 to March 2003, Vice President -- Corporate Development/ Contract Manufacturing from April 2000 to December 2001, Vice President -- Group Counsel for Intellectual Property and International from September 1998 to April 2000, and as Senior Counsel from June 1996 to September 1998. From 1990 until joining Payless ShoeSource he served in various positions of increasing responsibility with May.

         Darrel J. Pavelka is 47 years old and has served as Senior Vice President -- International Operations since March 2003. He served as Senior Vice President -- Merchandise Distribution from May of 1999 to

March 2003, Vice President of Retail Operations for Division R from 1997 to 1999, Vice President of Stores Merchandising from 1995 to 1997, Director of Stores Merchandising from 1990 to 1995, and has held various positions of increasing responsibility with Payless ShoeSource since 1980.

         Ullrich E. Porzig is 58 years old and has served as Senior Vice President -- Chief Financial Officer and Treasurer since February 1996 and from 1986 to 1988. Between 1993 and 1996, Mr. Porzig was Senior Vice President, Chief Financial Officer and Treasurer of Petro Stopping Centers L.P. From 1982 to 1993 he was employed by May in various capacities, including Senior Vice President -- Finance and Chief Financial Officer of Foley's from 1988 to 1993.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

         The following description of some important terms of some of our indebtedness is not complete and does not contain all the information that is important to you. For a more complete understanding of our indebtedness, we encourage you to obtain and read the agreements and documents governing the credit agreements described below, all of which we will provide to you upon your request. See "Additional Information." In the following description, the words "we" and "our" refer to Payless ShoeSource, Inc. only, and do not include any subsidiaries of Payless ShoeSource, Inc. Any terms used in this section and not defined have the meaning ascribed to such terms in the Credit Facility, as amended.

CREDIT FACILITY

         We, Payless ShoeSource Finance, Inc., and certain of our subsidiaries entered in a Credit and Guaranty Agreement (the "Credit Facility") dated April 17, 2000, amended as of January 24, 2002, and further amended as of July 8, 2003, with a syndicate of banks, Goldman Sachs Credit Partners L.P. as sole lead arranger and sole syndication agent, Bank One, NA as administrative agent, and Wachovia Bank, National Association, as successor in interest to First Union National Bank, as documentation agent.

         The Credit Facility, as amended, currently consists of a $150 million revolving loan, which matures in April 2005. Revolving loans made as Base Rate Loans bear interest at the Base Rate, which is equal to the greater of the Prime Rate and the Federal Funds Rate plus half of 1.0%, plus 1.25% per annum. The term loan and revolving loans made as Eurodollar Rate Loans bear interest at the Adjusted Eurodollar Rate, as described in the Credit Facility, plus 2.25% per annum. A quarterly commitment fee of 0.50% per annum is payable on the unborrowed balance of the revolving loan. While no amounts had been drawn on the revolving loan portion of the Credit Facility as of August 2, 2003, the balance available to us was reduced by $13.4 million in outstanding letters of credit. As the long-term debt under the Credit Facility bears interest at current market rates, its carrying value approximates market value at July 15, 2003.

         Our Credit Facility is secured by a first priority perfected security interest in all of the capital stock of our domestic subsidiaries and 65% of the capital stock of our first-tier foreign subsidiaries. The indentures governing the Credit Facility require us to comply with various financial and other covenants, including the maintenance of certain financial ratios and the limitation of additional share repurchases to $50 million per year. As of July 15, 2003, we are in compliance with all debt covenants. On July 8, 2003, we entered into an amendment to the Credit Facility (the "Second Amendment") in which, among other things, the lenders consented to an amendment of our fixed charge coverage ratio through and including the third quarter 2003. The key terms of the Second Amendment include the temporary modification of the fixed charge coverage ratio and maximum leverage ratio, the institution of an asset coverage ratio and the institution of a fixed margin on the revolving loans and term loans. The Second Amendment includes the modification of the fixed charge coverage ratio and maximum leverage ratio, the institution of a variable margin and variable commitment fee based upon performance criteria and an increase in the amount allowed for investments for the remaining term of the Credit Facility. However, if we are unable to repay the term loan portion of the Credit Facility in full, we may be in violation of the fixed charge covenant at the end of fourth quarter 2003, and we may be forced to request further modifications of the Credit Facility from our lenders.

                          DESCRIPTION OF EXCHANGE NOTES

         We are issuing the exchange notes under the same in-denture, dated as of July 28, 2003, between us and Wells Fargo Bank Minnesota, National Association, as trustee, under which we issued the old notes. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

         As described under "Exchange Offer" we agreed with the initial purchasers of the old notes to file a registration statement enabling eligible holders to exchange the old notes for exchange notes having identical terms in all material respects, except for certain provisions relating to transfer restrictions, registration rights and special interest. The old notes along with the exchange notes constitute a single series of securities under the indenture and therefore, when a vote of a single series is contemplated, will vote together as a single class for purposes of determining whether holders of the requisite percentage in aggregate principal amount of notes of a series have taken actions or exercised rights they are entitled to take or exercise under the indenture. In this "Description of Exchange Notes"; we refer to any and all notes issued under the indenture collectively as the "notes."

         The following description is a summary of the material provisions of the indenture and the registration rights agreement. This description does not restate those agreements in their entirety. Payless urges you to read the full text of the indenture and the registration rights agreement because they, and not this description, define your rights as a holder of the notes. The indenture and the registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference in this prospectus. Copies of the indenture and the registration rights agreement are available as set forth below under " -- Additional Information." You can find the definitions of certain terms used in this description under " -- Certain Definitions." In this description, the word "Payless" refers only to Payless ShoeSource, Inc. and not to any of its Subsidiaries. Certain defined terms used in this description but not defined below under " -- Certain Definitions" have the meanings assigned to them in the indenture or the registration rights agreement, as the case may be.

         The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

THE NOTES

         The notes:

         -        will be general unsecured obligations of Payless;

         - will be subordinated in right of payment to all existing and future Senior Debt of Payless;

         - will be equal, or pari passu, in right of payment with any future senior subordinated Indebtedness of Payless;

         - will be senior in right of payment to any future subordinated Indebtedness of Payless; and

         -        will be unconditionally guaranteed by the Guarantors.


THE GUARANTEES

         The notes will be guaranteed by all of Payless' Domestic Subsidiaries.

         Each guarantee of the notes:

         -        will be a general unsecured obligation of the Guarantor;

         - will be subordinated in right of payment to all existing and future Senior Debt of that Guarantor;

         - will be pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor; and

         - will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

         As of August 2, 2003, Payless and the Guarantors had total Senior Debt of approximately $7.3 million and $33.0 million of notes payable that are fully collateralized with compensating balances reflected as restricted cash or other current assets. As indicated above and discussed in detail below under " -- Subordination," payments on the notes and under the Subsidiary Guarantees will be subordinated to the payment of Senior Debt. See "Risk Factors -- Your right to receive payments on these exchange notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the exchange notes are junior to all of our guarantors' existing indebtedness and possibly to all of their future borrowings." The indenture will permit Payless and the Guarantors to incur additional Senior Debt in the future. See " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

         Not all Subsidiaries of Payless will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, those non-guarantor Subsidiaries will pay the holders of their Indebtedness and their trade creditors before they will be able to distribute any of their assets to Payless. The non-guarantor Subsidiaries generated 10% of the consolidated revenues of Payless in 2002 and held 25% of the consolidated assets of Payless as of August 2, 2003. See note 21 to Payless' audited consolidated financial statements and note 17 to Payless' unaudited condensed consolidated financial statements included elsewhere in this prospectus.

         As of the date of the indenture, all Subsidiaries of Payless will be "Restricted Subsidiaries." However, under the circumstances described below under " -- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," Payless will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries will not guarantee the notes. Not all Restricted Subsidiaries of Payless will guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

         As of the date of this prospectus, $200 million in aggregate principal amount of the old notes issued under the indenture are outstanding. The exchange notes will be limited to $200 million aggregate principal amount. Payless may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Payless will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on August 1, 2013.

         Interest on the exchange notes will accrue at the rate of 8.25% per annum and will be payable semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 2004. Payless will make each interest payment to the holders of record on the immediately preceding January 15 and July 15 of each year.

         Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange therefor or, if no interest has been paid on the old notes surrendered, from the date of its original issue.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

         Except as described under "Depository Procedures," all payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York, unless Payless elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

         The trustee will initially act as paying agent and registrar. Payless may change the paying agent or registrar without prior notice to the holders of the notes, and Payless or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

         A holder may transfer or exchange notes in accordance with the provisions of the indenture. See " -- Depository Procedures." The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Payless is not required to transfer or exchange any note selected for redemption. Also, Payless is not required to transfer or exchange any note for a period of 15 days before any selection of notes to be redeemed. See " -- Selection and Notice."

SUBSIDIARY GUARANTEES

         The notes will be fully and unconditionally guaranteed on a senior subordinated basis by each of Payless' current and future Domestic Subsidiaries, other than future Immaterial Subsidiaries. These Subsidiary Guarantees will be joint and several obligations of the Guarantors, will be subordinated to the prior payment in full of all Senior Debt of the Guarantors and will rank pari passu with any senior subordinated Indebtedness of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Federal and State statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors."

         A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to another Person, other than Payless or another Guarantor, or consolidate with or merge with or into another Person (whether or not such Guarantor is the surviving Person), other than Payless or another Guarantor, unless:

                  (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (2)      either:

                           (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

                           (b) such sale or other disposition is otherwise in accordance with " -- Repurchase at the Option of the Holders -- Asset Sales."

         The Subsidiary Guarantee of any Guarantor will be released:

                  (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Payless or another Guarantor, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

                  (2) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Payless or another Guarantor, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

                  (3) if Payless designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

                  (4) upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions " -- Defeasance" and " -- Satisfaction and Discharge."

         See " -- Repurchase at the Option of Holders -- Asset Sales."

SUBORDINATION

         The payment of principal, interest and premium and Special Interest, if any, on the notes will be subordinated to the prior payment in full in cash of all Senior Debt of Payless, including Senior Debt incurred after the date of the indenture.

         The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt whether or not such interest constitutes an allowed claim in the bankruptcy proceeding) before the holders of notes will be entitled to receive any payment in respect of the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from either of the trusts described under " -- Legal Defeasance and Covenant Defeasance" and " -- Satisfaction and Discharge"), in the event of any distribution to creditors of Payless:

                  (1)      in a liquidation or dissolution of Payless;

                  (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Payless or its property;

                  (3) in an assignment by Payless for the benefit of creditors; or

                  (4)      in any marshaling of Payless' assets and liabilities;

until, in each case, all Obligations in respect of Senior Debt (as provided in the clause above) are paid in full in cash, any distribution to which holders of the notes would be entitled but for provisions described under this Subordination section will be made to holders of Senior Debt (except that holders of notes may receive Permitted Junior Securities and payments and other distributions made from either of the trusts described under " -- Legal Defeasance and Covenant Defeasance" and " -- Satisfaction and Discharge"), as their interests may appear.

         Payless also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trusts described under " -- Legal Defeasance and Covenant Defeasance" and "Satisfaction and Discharge") if:

                  (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

                  (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from Payless or the holders of any Designated Senior Debt.

                  Payments on the notes may and will be resumed:

                  (1) in the case of a payment default, upon the date on which such default is cured or waived; and

                  (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

'
         No new Payment Blockage Notice may be delivered unless and until:

                  (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

                  (2) all scheduled payments of principal, interest and premium and Special Interest, if any, on the notes that have come due have been paid in full in cash.

         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 180 days.

         If the trustee or any holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trusts described under " -- Legal Defeasance and Covenant Defeasance" and "Satisfaction and Discharge") when:

                  (1) the payment is prohibited by these subordination provisions; and

                  (2) the trustee or the holder has actual knowledge that the payment is prohibited;

the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

         Payless must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

         As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Payless, holders of notes may recover less, on a ratable basis, than creditors of Payless that are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of notes may recover less, on a ratable basis, than trade creditors of Payless. See "Risk Factors -- Your right to receive payments on these exchange notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of [the] notes are junior to all of our guarantors' existing indebtedness and possibly to all of their future borrowings."

OPTIONAL REDEMPTION

         At any time prior to August 1, 2006, Payless may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108.25% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Payless and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

                  (2) The redemption occurs within 90 days of the date of the closing of any such Equity Offering.

         On or after August 1, 2008, Payless may, on any one or more occasions, redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below, subject to the rights of holders of such notes on the relevant record date to receive interest on the relevant interest payment date:

YEAR                                                                      PERCENTAGE
----                                                                      ----------
2008...........................................................            104.125%
2009...........................................................            102.750%
2010...........................................................            101.375%
2011 and thereafter............................................            100.000%

         Except pursuant to the preceding paragraphs, the notes will not be redeemable at Payless' option prior to August 1, 2008. Unless Payless defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

         Under the Credit Agreement, Payless is currently prohibited from repurchasing notes prior to their scheduled maturity. See " -- Repurchase at the Option of Holders -- Change of Control."

MANDATORY REDEMPTION

         Payless is not required to make mandatory redemption or sinking fund payments in respect of the notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

         If a Change of Control occurs, each holder will have the right to require Payless to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Payless will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased, to the date of purchase, subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, Payless will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

         Payless will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Payless will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

         On the Change of Control Payment Date, Payless will, to the extent lawful:

                  (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and accepted for payment; and

                  (3) deliver or cause to be delivered to the trustee the notes properly tendered and accepted for payment together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Payless.

         The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment the Change of Control Payment in respect of such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

         Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Payless will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Payless will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The provisions described above requiring Payless to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require Payless to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

         Payless will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Payless and that third party purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under " -- Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

         Payless' ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Credit Agreement. In addition, certain events that may constitute a change of control under the Credit Agreement and cause a default under the Credit Agreement may not constitute a Change of Control under the indenture. Future Indebtedness of Payless and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such future Indebtedness and the Credit Agreement to be repaid upon a Change of Control. Moreover, the exercise by the holders of their right to require Payless to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Payless. Finally, Payless' ability to pay cash to the holders upon a repurchase may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors -- We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture."

         Even if sufficient funds were otherwise available, the terms of the Credit Agreement prohibit (and any other Indebtedness may prohibit) Payless from repurchasing the notes prior to their scheduled maturity. Consequently, if Payless is not able to pay any Indebtedness under the Credit Agreement and any other future Indebtedness containing similar restrictions or obtain required consents, as described above, Payless will be unable to fulfill its obligations if holders exercise their repurchase rights following a Change of Control. In the event a Change of Control occurs at a time when Payless is prohibited from repurchasing the notes for such a reason, Payless could seek the consent of the lenders under its Credit Agreement or such future Indebtedness to the purchase of notes or Payless could attempt to refinance the borrowings that contain such prohibition. If Payless does not obtain a consent or repay those borrowings, Payless will remain prohibited from purchasing notes. In that case, Payless' failure to purchase tendered notes would constitute an Event of Default under the indenture, which would, in turn, constitute a default under the Credit Agreement and potentially such other future Indebtedness.

         The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Payless and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Payless to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Payless and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

         Payless will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) Payless (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of in such Asset Sale; and

                  (2) at least 75% of the consideration received in the Asset Sale by Payless or such Restricted Subsidiary is in the form of Cash Equivalents. For purposes of this provision, each of the following will be deemed to be Cash Equivalents:

                           (a) any liabilities, as shown on Payless' most recent consolidated balance sheet, of Payless or any Restricted Subsidiary of Payless (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Payless or such Restricted Subsidiary from further liability with respect to such liabilities;

                           (b) any securities, notes or other obligations received by Payless or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Payless or such Restricted Subsidiary into Cash Equivalents, to the extent of the Cash Equivalents received in that conversion; and

                           (c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Payless (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds, at its option:

                  (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Payless;

                  (3)      to make a capital expenditure; or

                  (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

         Pending the final application of any Net Proceeds, Payless may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in, and within the periods set forth in, the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Payless will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Payless may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

         Payless will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Payless will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

         Under the Credit Agreement, Payless is currently prohibited from repurchasing notes prior to their scheduled maturity. See " -- Change of Control."

SELECTION AND NOTICE

         If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

                  (1) if the notes are listed on any national securities exchange, in integral multiples of $1,000, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

                  (2) if the notes are not listed on any national securities exchange, on a pro rata basis in integral multiples of $1,000, by lot or by such method as the trustee deems fair and appropriate.

         Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

CERTAIN COVENANTS

CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE

         If on any date following the date of the indenture:

                  (1) the notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of Payless, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Payless as a replacement agency); and

                  (2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the notes, the covenants specifically listed under the following captions in this prospectus will no longer be applicable to the notes:

                  (1)      " -- Repurchase at the Option of Holders-Asset
         Sales;"

                  (2)      " -- Restricted Payments;"

                  (3) " -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

                  (4) " -- Dividend and Other Payment Restrictions Affecting Subsidiaries;"

                  (5) " -- Designation of Restricted and Unrestricted Subsidiaries;"

                  (6)      " -- Transactions with Affiliates;" and

                  (7) clause (4) of the covenant described below under " -- Merger, Consolidation or Sale of Assets."

         There can be no assurance that the notes will ever achieve or maintain an investment grade rating.

RESTRICTED PAYMENTS

         Payless will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution in respect of Payless' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Payless or any of its Restricted Subsidiaries) or to the direct or indirect holders of Payless' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Payless or payable to Payless or a Restricted Subsidiary of Payless);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Payless) any Equity Interests of Payless or any direct or indirect parent of Payless;

                  (3) make any payment on or in respect of, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Payless or any Guarantor that is contractually subordinated to the notes or any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among Payless and any of its Restricted Subsidiaries), except payments of interest or principal at the Stated Maturity thereof; or

                  (4)      make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (2) Payless would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described below under " -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Payless and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and
         (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

                           (a) 50% of the Consolidated Net Income of Payless for the period (taken as one accounting period) from the date of the indenture to the end of Payless' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                           (b) 100% of the aggregate net cash proceeds, or the Fair Market Value of assets or property other than cash (provided, that in the case of assets or property other than cash with a Fair Market Value in excess of $20.0 million, Payless will deliver to the trustee an opinion as to the fairness to Payless of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing), received by Payless since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Payless (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Payless that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Payless); plus

                           (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

                           (d)      to the extent that any Unrestricted
                  Subsidiary of Payless designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Payless' Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

                           (e) 50% of any dividends received by Payless or a Restricted Subsidiary of Payless that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of Payless, to the extent that such dividends were not otherwise included in Consolidated Net Income of Payless for such period.

         The preceding provisions will not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

                  (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of any substantially concurrent sale (other than to a Subsidiary of Payless) of, Equity Interests of Payless (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Payless; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

                  (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of Payless or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                  (4) so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Payless to the holders of its Equity Interests on a pro rata basis;

                  (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Payless or any Restricted Subsidiary of Payless held by any current or former officer, director or employee of Payless or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any year;

                  (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

                  (7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Payless or any Restricted Subsidiary of Payless issued on or after the date of the indenture in accordance with the Consolidated Coverage test described below under " -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

                  (8) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $50.0 million since the date of the indenture.

         The amount of all Restricted Payments (other than Cash Equivalents) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Payless or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         Payless will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and Payless will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Payless may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Consolidated Coverage Ratio for Payless' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of the four fiscal quarter period.

         The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence by Payless and any Restricted Subsidiary of Payless of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Payless and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $200.0 million or (b) the amount of the Borrowing Base as of the date of such incurrence, less, in the case of clause (a) above, the aggregate amount of all Net Proceeds of Asset Sales applied by Payless or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under " -- Repurchase at the Option of Holders -- Asset Sales;"

                  (2) the incurrence by Payless and its Restricted Subsidiaries of the Existing Indebtedness;

                  (3) the incurrence by Payless and the Guarantors of Indebtedness represented by the [old] notes and the related Subsidiary Guarantees [to be] issued on the date of the indenture [and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement];

                  (4) the incurrence by Payless or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Payless or any of its Restricted Subsidiaries, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (4), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

                  (5) the incurrence by Payless or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5),
         (12) or (13) of this paragraph;

                  (6) the incurrence by Payless or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Payless and any of its Restricted Subsidiaries; provided, however, that

                           (a) any subsequent issuance or transfer (other than a pledge to secure Indebtedness that is otherwise permitted by the indenture) of Equity Interests that results in any such Indebtedness being held by a Person other than Payless or a Guarantor and

                           (b) any sale or other transfer of any such Indebtedness (other than a pledge to secure Indebtedness that is otherwise permitted under the indenture) to a Person that is not either Payless or a Guarantor;

will be deemed, in each case, to constitute an incurrence of such Indebtedness by Payless or such Guarantor, as the case may be, that was not permitted by this clause (6);

                  (7) the issuance by any of Payless' Restricted Subsidiaries to Payless or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

                           (a) any subsequent issuance or transfer (other than a pledge to secure Indebtedness that is otherwise permitted by the indenture) of Equity Interests that results in any such preferred stock being held by a Person other than Payless or a Restricted Subsidiary of Payless; and

                           (b) any sale or other transfer (other than a pledge to secure Indebtedness that is otherwise permitted by the indenture) of any such preferred stock to a Person that is not either Payless or a Restricted Subsidiary of Payless;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

                  (8) the incurrence by Payless or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

                  (9) the guarantee by Payless or any of the Guarantors of Indebtedness of Payless or a Restricted Subsidiary of Payless that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

                  (10) the incurrence by Payless or any of its Restricted Subsidiaries of Indebtedness in respect of IRBs, workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

                  (11) the incurrence by Payless or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

                  (12) Indebtedness arising from agreements of Payless or a Restricted Subsidiary of Payless providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary of Payless; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Payless and its Restricted Subsidiary in connection with such disposition;

                  (13) the incurrence by any Restricted Subsidiary of Payless of Indebtedness under a Back-to-Back Loan; and

                  (14) the incurrence by Payless or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (14), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $50.0 million.

         For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, if an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Payless will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date of the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Charges of Payless as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Payless or any Restricted Subsidiary of Payless may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

                  (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                           (a) the Fair Market Value of such asset at the date of determination, and

                           (b)      the amount of the Indebtedness of the other
                  Person.

NO LAYERING OF DEBT

         Payless will not incur any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of Payless and senior in right of payment to the notes. No Guarantor will incur any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such

Guarantor and senior in right of payment to such Guarantor's Subsidiary Guarantee. No such Indebtedness will be considered to be senior or subordinated by virtue of being secured on a first or junior priority basis.

SALE AND LEASEBACK TRANSACTIONS

         Payless will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Payless or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

                  (1) Payless or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Consolidated Coverage Ratio test in the first paragraph of the covenant described above under " -- Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under " -- Liens;"

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

                  (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Payless applies the proceeds of such transaction in compliance with, the covenant described above under " -- Repurchase at the Option of Holders -- Asset Sales."

LIENS

         Payless will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless contemporaneously with the incurrence of such Lien effective provision is made to secure the indebtedness due under the indenture and the notes, or in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Indebtedness that is contractually subordinated to the notes), the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

         Payless will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of Payless to:

                  (1) pay dividends or make any other distributions on its Capital Stock to Payless or any of its Restricted Subsidiaries, or in respect of any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Payless or any of its Restricted Subsidiaries;

                  (2) make loans or advances to Payless or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to Payless or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements in effect at or entered into on the date of the indenture, including, without limitation, agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

                  (2)      the indenture, the notes and the Subsidiary
         Guarantees;

                  (3)      applicable law, rule, regulation or order;

                  (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Payless or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

                  (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

                  (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

                  (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

                  (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (9) Liens permitted to be incurred under the provisions of the covenant described above under " -- Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Payless' Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

                  (11) restrictions on Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

MERGER, CONSOLIDATION OR SALE OF ASSETS

         Payless may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Payless is the surviving corporation); or
(2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Payless and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

                  (1)      either: (a) Payless is the surviving corporation; or
         (b) the Person formed by or surviving any such consolidation or merger (if other than Payless) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than Payless) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Payless under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

                  (3) immediately after such transaction, no Default or Event of Default exists; and

                  (4) Payless or the Person formed by or surviving any such consolidation or merger (if other than Payless), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under " -- Incurrence of Indebtedness and Issuance of Preferred Stock."

         In addition, Payless may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

         This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

                  (1) a merger of Payless with an Affiliate solely for the purpose of reincorporating Payless in another jurisdiction; and

                  (2) any merger, consolidation, sale, transfer, assignment, conveyance, lease or other disposition of assets between or among Payless and its Restricted Subsidiaries.

TRANSACTIONS WITH AFFILIATES

         Payless will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Payless (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are no less favorable to Payless or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Payless or such Restricted Subsidiary with an unrelated Person; and

                  (2)      Payless delivers to the trustee:

                           (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                           (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to Payless or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement (including payments, awards or grants in cash, securities and other compensation, benefits and indemnity) entered into by Payless or any of its Restricted Subsidiaries in the ordinary course of business;

                  (2) transactions between or among Payless and any of its Restricted Subsidiaries;

                  (3) transactions with a Person (other than an Unrestricted Subsidiary of Payless) that is an Affiliate of Payless solely because Payless owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable directors' fees to Persons that are not otherwise Affiliates of Payless;

                  (5) any issuance of Equity Interests (other than Disqualified Stock) of Payless to Affiliates of Payless or any Restricted Subsidiary of Payless;

                  (6) Restricted Payments that do not violate the provisions of the indenture described above under the caption " -- Restricted Payments"; and

                  (7) loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding.

BUSINESS ACTIVITIES

         Payless will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Payless and its Restricted Subsidiaries taken as a whole.

ADDITIONAL SUBSIDIARY GUARANTEES

         If Payless or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         The Board of Directors of Payless may designate any Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Payless and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under " -- Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by Payless. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Payless may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

PAYMENTS FOR CONSENT

         Payless will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

         Whether or not required by the SEC's rules and regulations, so long as any notes are outstanding, Payless will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations (it being understood that all such reports shall be deemed furnished at the time filed on the SEC's EDGAR system):

                  (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Payless were required to file such reports; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if Payless were required to file such reports.

         All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Payless' consolidated financial statements by Payless' independent auditors. In addition, Payless will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

         If, at any time, Payless is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Payless will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. Payless agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Payless' filings for any reason, Payless will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Payless were required to file those reports with the SEC.

         If Payless has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Payless and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Payless.

         In addition, Payless and the Subsidiary Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

         Each of the following is an Event of Default:

                  (1) default for 30 days in the payment when due of interest on, or Special Interest in respect of, the notes, whether or not prohibited by the subordination provisions of the indenture;

                  (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

                  (3) failure by Payless or any of its Restricted Subsidiaries to comply with the provisions described under " -- Repurchase at the Option of Holders -- Change of Control," " -- Repurchase at the Option of Holders -- Asset Sales," or " -- Certain Covenants -- Merger, Consolidation or Sale of Assets";

                  (4) failure by Payless to comply for 30 days after notice from the trustee with any of its obligations under the covenants described under " -- Certain Covenants -- Restricted Payments" or " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

                  (5) failure by Payless or any of its Restricted Subsidiaries for 60 days after notice from the trustee to comply with any of the other agreements in the indenture;

                  (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Payless or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Payless or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

                           (a) is caused by a failure to pay principal at final
                  maturity on such Indebtedness following the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (b) results in the acceleration of such Indebtedness
                  prior to its express maturity;

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $20.0 million;

                  (7) failure by Payless or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not covered by insurance and not paid, discharged or stayed for a period of 60 days;

                  (8) except as permitted by the indenture, any Subsidiary Guarantee by a Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantees by a group of Guarantors that, taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

                  (9) certain events of bankruptcy or insolvency described in the indenture with respect to Payless or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Payless, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

         Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Special Interest.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

                  (1) such holder has previously given the trustee notice that an Event of Default is continuing;

                  (2) holders of at least 25% in aggregate principal amount of the outstanding notes have requested the trustee to pursue the remedy;

                  (3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

                  (5) holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

         The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, the notes.

         In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Payless with the intention of avoiding payment of the premium that Payless would have had to pay if Payless then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to August 1, 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Payless with the intention of avoiding the prohibition on redemption of the notes prior to August 1, 2008, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

         Payless is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Payless is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of Payless or any Guarantor, as such, shall have any liability for any obligations of Payless or the Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note unconditionally waives and releases all such liability. This unconditional waiver and release is part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Payless may, at its option and at any time, elect to have all of its obligations discharged with respect to any notes outstanding at such time and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees existing at such time by complying with the procedures described below ("Legal Defeasance"), except for its obligations with respect to:

                  (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

                  (2) Payless' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

                  (3) the rights, powers, trusts, duties and immunities of the trustee, and Payless' and the Guarantors' obligations in connection therewith; and

                  (4) the Legal Defeasance provisions of the indenture.

         In addition, Payless may, at its option and at any time, elect to have the obligations of Payless and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (1) Payless must irrevocably deposit with the trustee, in trust for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Payless must specify whether the notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of Legal Defeasance, Payless has delivered to the trustee an opinion of counsel (subject to customary qualifications and exclusions) reasonably acceptable to the trustee confirming that
         (a) Payless has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, Payless has delivered to the trustee an opinion of counsel (subject to customary qualifications and exclusions) reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Payless or any Guarantor is a party or by which Payless or any Guarantor is bound;

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Payless or any of its Subsidiaries is a party or by which Payless or any of its Subsidiaries is bound;

                  (6) Payless must deliver to the trustee an officers' certificate stating that the deposit was not made by Payless with the intent of preferring the holders of notes over the other creditors of Payless with the intent of defeating, hindering, delaying or defrauding creditors of Payless or others; and

                  (7) Payless must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

         Notwithstanding the foregoing, without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

                  (1) reduce the principal amount of notes the holders of which must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under "-- Repurchase at the Option of Holders");

                  (3) reduce the rate of or change the time for payment of interest on any note;

                  (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any note payable in money other than that stated in the notes;

                  (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the notes;

                  (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under "-- Repurchase at the Option of Holders");

                  (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

                  (9) make any change in the preceding amendment and waiver provisions.

         In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of the notes then outstanding. Notwithstanding the foregoing, without the consent of any holder of notes, Payless, the Guarantors and the trustee may amend or supplement the indenture or the notes to:

                  (1) cure any ambiguity, defect or inconsistency;

                  (2) provide for uncertificated notes in addition to or in place of certificated notes;

                  (3) provide for the assumption of Payless' or a Guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Payless' assets;

                  (4) make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

                  (5) comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

                  (6) conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the notes.

SATISFACTION AND DISCHARGE

         The indenture shall be discharged and shall cease to be of further effect as to all notes issued thereunder, when:

                  (1) either:

                           (a) all notes that have been authenticated, except
                  lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Payless, have been delivered to the trustee for cancellation; or

                           (b) all notes that have not been delivered to the
                  trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Payless or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities or a combination of cash in U.S. dollars and noncallable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Payless or any Guarantor is a party or by which Payless or any Guarantor is bound;

                  (3) Payless or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

                  (4) Payless has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Payless must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

         If the trustee becomes a creditor of Payless or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

         The holders of a majority in principal amount of the then outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

         Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000.

         The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Exchange Notes"). The Global Notes shall be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Exchange Notes for Certificated Exchange Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Exchange Notes will not be entitled to receive physical delivery of notes in certificated form.

         Transfers of beneficial interests in the Global Exchange Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

DEPOSITORY PROCEDURES

         The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Payless takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

         DTC has advised Payless that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons that are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised Payless that, pursuant to procedures that DTC has established:

                  (1) upon deposit of the Global Exchange Notes, DTC will credit the accounts of the Participants the principal amount of the Global Exchange Notes represented by such Global Exchange Notes; and

                  (2) ownership of these interests in the Global Exchange Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Exchange Notes).

         Investors in the Global Exchange Notes that are Participants may hold their interests therein directly through DTC. Investors in the Global Exchange Notes that are not Participants may hold their interests therein indirectly through organizations that are Participants. All interests in a Global Exchange Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain

Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Exchange Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL EXCHANGE NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

         Payments in respect of the principal of, and interest and premium, if any, and Special Interest, if any, on a Global Exchange Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Payless and the trustee will treat the Persons in whose names the exchange notes, including the Global Exchange Notes, are registered as the owners of the exchange notes for the purpose of receiving payments and for all other purposes. Consequently, neither Payless, the trustee nor any agent of Payless or the trustee has or will have any responsibility or liability for:

                  (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Exchange Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Notes; or

                  (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

         DTC has advised Payless that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Payless. Neither Payless nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the exchange notes, and Payless and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC has advised Payless that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Exchange Notes and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Exchange Notes for legended notes in certificated form, and to distribute such exchange notes to its Participants.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time.

         Neither Payless, the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

         A Global Exchange Note shall be exchangeable for definitive exchange notes in registered certificated form ("Certificated Exchange Notes") if:

                  (1) DTC (a) notifies Payless that it is unwilling or unable to continue as depositary for the Global Exchange Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Payless fails to appoint a successor depositary;

                  (2) Payless, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Exchange Notes; or

                  (3) there has occurred and is continuing a Default or Event of Default with respect to the exchange notes.

In addition, beneficial interests in a Global Exchange Note may be exchanged for Certificated Exchange Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Exchange Notes delivered in exchange for any Global Exchange Note or beneficial interests in Global Exchange Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

SAME DAY SETTLEMENT AND PAYMENT

         Payless will make payments in respect of the exchange notes represented by the Global Exchange Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. Payless will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Exchange Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Exchange Notes or, if no such account is specified, by mailing a check to each such holder's registered address. [The notes represented by the Global Exchange Notes are expected to be eligible to trade in The PORTAL(sm) Market and] to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. Payless expects that secondary trading in any Certificated Exchange Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; SPECIAL INTEREST

         The following description is a summary of the material provisions of the registration rights agreement. It does not restate the registration rights agreement in its entirety. We urge you to read the entire text of the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as a holder. Copies of the registration rights agreement are available as set forth under "Additional Information."

         In connection with the issuance of the old notes on July 28, 2003, Payless, the Guarantors and the initial purchasers entered into the registration rights agreement. Pursuant to the registration rights agreement, Payless and the Guarantors agreed to file with the SEC the Exchange Offer Registration Statement, of which this prospectus is a part, on the appropriate form under the Securities Act with respect to the issuance of the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement, Payless and the Guarantors will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer that are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.

         If:

                  (1) Payless and the Guarantors are not

                           (a) required to file the Exchange Offer Registration
                  Statement; or

                           (b) permitted to consummate the Exchange Offer
                  because the Exchange Offer is not permitted by applicable law or SEC policy; or

                  (2) any holder of Transfer Restricted Securities notifies Payless prior to the 20th day following consummation of the Exchange Offer that:

                           (a) it is prohibited by law or SEC policy from
                  participating in the Exchange Offer; or

                           (b) it may not resell the exchange notes acquired by
                  it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

                           (c) it is a broker-dealer and owns old notes acquired
                  directly from Payless or an affiliate of Payless,

Payless and the Guarantors will file with the SEC a Shelf Registration Statement to cover resales of the old notes by the holders of the old notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

         For purposes of the preceding, "Transfer Restricted Securities" means each old note until:

                  (1) the date on which such old note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;

                  (2) following the exchange by a broker-dealer in the Exchange Offer of an old note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

                  (3) the date on which the issuance of such old note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

                  (4) the date on which such old note is distributed to the public pursuant to Rule 144 under the Securities Act.

         The registration rights agreement provides that:

                  (1) Payless and the Guarantors will file an Exchange Offer Registration Statement, of which this prospectus is a part, with the SEC on or prior to 90 days after the closing of the initial offering of the old notes;

                  (2) Payless and the Guarantors will use commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the closing of the initial offering of the old notes;

                  (3) unless the Exchange Offer would not be permitted by applicable law or SEC policy, Payless and the Guarantors will

                           (a) commence the Exchange Offer; and

                           (b) use commercially reasonable efforts to issue on
                  or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange notes in exchange for all old notes tendered prior thereto in the Exchange Offer; and

                  (4) if obligated to file the Shelf Registration Statement, Payless and the Guarantors will use commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 90 days after such obligation arises.

         If:

                  (1) Payless and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

                  (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

                  (3) Payless and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

                  (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then Payless and the Guarantors will pay Special Interest to each holder of old notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per whole week per $1,000 principal amount of old notes held by such holder.

         The amount of the Special Interest will increase by an additional $.05 per whole week per $1,000 principal amount of old notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of $.50 per whole week per $1,000 principal amount of old notes.

         All accrued Special Interest will be paid by Payless and the Guarantors on the next scheduled interest payment date in the manner in which interest on the old notes is paid.

         Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

         Holders of old notes will be required to make certain representations to Payless (as described under "Exchange Offer -- Procedures for Tendering") in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify Payless and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of old notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Payless.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control, unless a third Person has beneficial ownership in excess of 50% or more of the Voting Stock of such Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights by Payless or any Restricted Subsidiary of Payless; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Payless and its Restricted Subsidiaries taken as a whole shall not be considered an Asset Sale and shall be governed by the provisions of the indenture described above under "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

                  (2) the issuance of Equity Interests in any Restricted Subsidiaries of Payless (other than director's qualifying shares) or the sale of Equity Interests (other than director's qualifying shares) in any of its Restricted Subsidiaries.

         Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

                  (1) any disposition of assets in a single transaction or series of related transactions with an aggregate Fair Market Value of less than $4.0 million;

                  (2) a transfer of assets between or among Payless and its Restricted Subsidiaries;

                  (3) an issuance or sale of Equity Interests by a Restricted Subsidiary of Payless to Payless or to a Restricted Subsidiary of Payless;

                  (4) the sale or lease of products, inventory, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

                  (5) the sale or other disposition of Cash Equivalents;

                  (6) the sublease of real or personal property on commercially reasonable terms;

                  (7) dispositions in connection with Permitted Liens; or

                  (8) any Restricted Payment that does not violate the covenant described above under "-- Certain Covenants -- Restricted Payments" or any Permitted Investment.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended without the consent of the lessee. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

         "Back-to-Back Loans" means any unsecured Indebtedness of a Foreign Subsidiary of Payless to an Eligible Bank (1) which Indebtedness is guaranteed by another Foreign Subsidiary of Payless (a "Back-to-Back Guarantor"), (2) where such guarantee by a Back-to-Back Guarantor is secured solely by funds in a certificate of deposit or other cash collateral account held by such Eligible Bank to which the Indebtedness is owed (a "CD Account"), (3) where all or a portion of the funds used by such Back-to-Back Guarantor to fund such CD Account are directly or indirectly from the proceeds of a capital contribution permitted by the indenture and (4) at all times the principal amount of such Indebtedness shall be equal or less than the amounts in the CD Account.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

                  (4) with respect to any other Person, the board or committee of such Person serving a function similar to that which is performed by the board of directors of a corporation.

         "Borrowing Base" means, as of the date of determination, an amount equal to 65% of the book value of all inventory owned by Payless and the Guarantors as of the end of the most recent fiscal quarter preceding such date of determination.

         "Capital Lease Obligation" means, as of the date of determination, the amount of the liability in respect of a capital lease that would as such date of determination be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity of such capital lease shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

                  (1) in the case of a corporation, the capital stock of such corporation;

                  (2) in the case of an unincorporated association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of a corporation;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation in a Person (each, an "Issuing Person") that confers on another Person the right to receive a share of the profits and losses of, or distributions of assets of, the Issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "Cash Equivalents" means:

                  (1) United States dollars, Canadian dollars, currency of any member state of the European Union and Euros;

                  (2) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government (b) or insured by the United States government or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

                  (3) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year from the date of acquisition, and having, at the time of acquisition, a credit rating of at least "A-1" from S&P or at least "P-1" from Moody's;

                  (4) certificates of deposit, time deposits and eurodollar time deposits with maturities not exceeding one year from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case, with any commercial bank having Tier 1 capital (as defined in the regulations of its primary United States Federal banking regulator) in excess of $100.0 million and a Thomson Bank Watch Rating of "B" or better as of the date of acquisition;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2),
         (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

                  (6) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case having maturities not exceeding one year from the date of acquisition;

                  (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

                  (8) in the case of any Restricted Subsidiary that is not a
         Guarantor:

                           (a) direct obligations of the sovereign nation, or
                  any agency thereof, in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof; or

                           (b) investments of the type and maturity described in
                  clauses (1) through (7) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies;

         provided that the aggregate amount of any obligations and investments that are at any time outstanding pursuant to this clause (8) shall not exceed the United States dollar equivalent of $15.0 million.

         "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Payless and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange
         Act);

                  (2) the adoption by the stockholders of Payless of a plan relating to the liquidation or dissolution of Payless;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d) of the Exchange
         Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Payless; or

                  (4) Payless consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Payless, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Payless or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Voting Stock of Payless outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) or (b) the Voting Stock of Payless outstanding immediately prior to such transaction constitutes a majority of the outstanding Voting Stock of Payless immediately after giving effect to such issuance.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) the Consolidated Interest Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Charges were deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                  (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Payless will be added to Consolidated Net Income to compute Consolidated Cash Flow of Payless only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Payless by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "Consolidated Coverage Ratio" means, as of the date of determination, with respect to any specified Person, the ratio of (1) the Consolidated Cash Flow of such Person for the most recent four consecutive fiscal quarters ending prior to the date of determination for which internal financial statements are available to (2) the Consolidated Interest Charges of such Person for such four fiscal quarters. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the four fiscal quarter period being used in the calculation of the Consolidated Coverage Ratio and on or prior to the date of determination of the event for which the calculation of the Consolidated Coverage Ratio is made (the "Calculation Date"), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred as of the beginning of such four fiscal quarter period.

         In addition, for purposes of calculating the Consolidated Coverage
Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four quarter reference period;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

                  (3) the Consolidated Interest Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

                  (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four quarter period;

                  (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four quarter period; and

                  (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

         "Consolidated Interest Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on

         Equity Interests payable solely in Equity Interests of Payless (other than Disqualified Stock) or to Payless or a Restricted Subsidiary of Payless, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the cumulative effect of a change in accounting principles will be excluded; and

                  (4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

         "Credit Agreement" means that certain Credit and Guaranty Agreement, dated as of April 17, 2000, by and among Payless ShoeSource Finance, Inc., Payless and certain of its subsidiaries as guarantors, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole syndication agent, Bank One, NA, as administrative agent, First Union National Bank, as documentation agent and the lenders party thereto, as amended by the First Amendment to Credit and Guaranty Agreement, dated as of January 24, 2002, by and among Payless ShoeSource Finance, Inc., Payless and certain of its subsidiaries as guarantors, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole syndication agent, Bank One, NA, as administrative agent, First Union National Bank, as documentation agent and the lenders party thereto, as further amended by the Second Amendment to Credit and Guaranty Agreement, dated as of July 8, 2003, by and among Payless ShoeSource Finance, Inc., Payless and certain of its subsidiaries as guarantors, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole syndication agent, Bank One, NA, as administrative agent, Wachovia Bank, National Association, as documentation agent and the lenders party thereto, providing for up to $150.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part and from time to time.

         "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part and from time to time.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Designated Senior Debt" means:

                  (1) any Indebtedness outstanding under the Credit Agreement;
         and

                  (2) after payment in full of all Obligations under the Credit Agreement any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Payless as "Designated Senior Debt."

         "Disqualified Stock" means any Capital Stock of Payless or any Restricted Subsidiary of Payless that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the earlier of the date on which (1) the notes mature or (2) on which there are no notes outstanding; provided, that only the portion of Capital Stock that so matures or is mandatorily redeemable prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Payless or any Restricted Subsidiary of Payless to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Payless or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under "-- Certain Covenants -- Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Payless and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "Domestic Subsidiary" means any wholly-owned Restricted Subsidiary of Payless that was formed under the laws of the United States or any state of the United States or the District of Columbia or any Restricted Subsidiary of Payless that guarantees or otherwise provides direct credit support for any Indebtedness of Payless.

         "Eligible Bank" means (1) a commercial bank or its affiliates organized under the laws of the United States, or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary United States Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100 million;
(2) a commercial bank or its affiliates organized under the laws of any other country that (a) accepts deposits and makes loans in the ordinary course of its business, (b) has affiliates in the Cayman Islands, Jersey Islands, British Virgin Islands or any other country with similar tax laws, (c) is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, (d) has total assets in excess of $5 billion and (e) is acting through a branch or agency located in the country in which it is organized, in the Cayman Islands, or in another country that is also a member of the OECD; or (3) if in any particular country there is no commercial bank organized under the laws of such country that (a) accepts deposits and makes loans in the ordinary course of its business, (b) has affiliates in the Cayman Islands, Jersey Islands, British Virgin Islands or any other country with similar tax laws, and (c) has total assets in an amount which ranks such commercial bank in terms of total assets in the top one-third of all commercial banks in such country which both accept deposits and make loans in the ordinary course of their businesses and have affiliates in the Cayman Islands, Jersey Islands, British Virgin Islands or any other country with similar tax laws.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means an offering or sale of Equity Interests (other than Disqualified Stock) of Payless.

         "European Union" means the European Union, including the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the date of the indenture.

         "Existing Indebtedness" means Indebtedness of Payless and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

         "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Payless (unless otherwise provided in the indenture).

         "Foreign Subsidiary" means any Subsidiary of Payless that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Guarantee" means any direct or indirect guarantee by any Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of any other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "Guarantors" means each of:

                  (1) Payless ShoeSource Finance, Inc., Dyelights Inc., PSS Delaware Company 2, Inc., PSS Delaware Company 3, Inc., PSS Delaware Company 4, Inc., Payless ShoeSource, Inc., Payless ShoeSource Gold Value, Inc., Shoe Sourcing, Inc., Payless Purchasing Services, Inc., Eastborough, Inc., Payless ShoeSource Worldwide, Inc., PSS Labor Leasing, Inc., PSS Investment I, Inc., PSS Investment III, Inc., Payless ShoeSource Distribution, Inc., Payless ShoeSource Merchandising, Inc. and PSS Canada, Inc.; and

                  (2) any other Subsidiary of Payless that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

         "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $500,000 and whose total revenues for the most recent 12-month period for which internal financial statements are available do not exceed $500,000; provided, that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any other Indebtedness of Payless; provided, further, that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if its total assets as of that date, together with the total assets of all other Immaterial Subsidiaries as of that date, exceed $5.0 million in the aggregate, or if its total revenues for the most recent 12-month period for which internal financial statements are available, together with the total revenues of all other Immaterial Subsidiaries for the most recent 12-month period for which internal financial statements are available, exceed $5.0 million in the aggregate.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

                  (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

                  (6) representing the net obligations of such Person under any Hedging Obligations (the amount of any such obligations to be equal at any time to the net termination value of such agreement or arrangement giving rise to such obligation that would be payable by such person at such time), if, and to the extent that, any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions (by means of any transfer of cash or other property to other or any payment for property or services for the account of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, that none of (1) endorsements of negotiable instruments and documents in the ordinary course of business, (2) payments to trusts or similar entities relating to employee benefit plans of Payless and (3) IRBs, shall be considered Investments. If Payless or any Subsidiary of Payless sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Payless such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Payless, Payless will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Payless' Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under "-- Certain Covenants -- Restricted Payments." The acquisition by Payless or any Subsidiary of Payless of a Person that holds an Investment in a third Person will be deemed to be an Investment by Payless or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under "-- Certain Covenants -- Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

         "IRB" means any industrial revenue bonds issued to provide financing to Payless or any of its Restricted Subsidiaries, to the extent such industrial revenue bonds are acquired and held by Payless or any of its Restricted Subsidiaries.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by Payless or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither Payless nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Payless or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Payless or any of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Permitted Business" means any business conducted by Payless and its Restricted Subsidiaries on the date of the indenture and any business related, ancillary or complimentary to, or reasonable extensions of, the business of Payless or any of its Restricted Subsidiaries on the date of the indenture.

         "Permitted Investments" means:

                  (1) any Investment in Payless or in a Restricted Subsidiary of Payless;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by Payless or any Restricted Subsidiary of Payless in a Person, if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary of
                  Payless; or

                           (b) such Person is merged, consolidated or
                  amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Payless or a Restricted Subsidiary of Payless;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under "-- Repurchase at the Option of Holders -- Asset Sales";

                  (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Payless;

                  (6) any Investments received in compromise or resolution of
         (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Payless or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

                  (7) Investments represented by Hedging Obligations;

                  (8) receivables owing to Payless or any Restricted Subsidiary of Payless created or acquired in the ordinary course of business and payable and dischargable in accordance with customary trade terms;

                  (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Payless or any Restricted Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of a debtor;

                  (10) Investments in existence as of the date of the indenture;

                  (11) loans or advances to employees made in the ordinary course of business of Payless or the Restricted Subsidiary of Payless in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

                  (12) repurchases of the notes;

                  (13) investments in non-wholly-owned Unrestricted Subsidiaries that are not Domestic Subsidiaries of Payless having an aggregate Fair Market Value (measured on the date each such Investment was made and without regard to subsequent changes in value), when taken together with all Investments made pursuant to this clause (13) that are at the time outstanding not to exceed $50.0 million; and

                  (14) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed $50.0 million.

         "Permitted Junior Securities" means:

                  (1) Equity Interests in Payless or any Guarantor; or

                  (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

         "Permitted Liens" means:

                  (1) Liens on assets of Payless or any of its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of the indenture to be incurred;

                  (2) Liens in favor of Payless or the Guarantors;

                  (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Payless or any Subsidiary of Payless; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Payless or the Subsidiary;

                  (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Payless or any Subsidiary of Payless, provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

                  (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "-- Certain -- Covenants Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

                  (6) Liens existing on the date of the indenture;

                  (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (8) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

                  (9) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or other similar proceedings have been commenced with respect to any property on account thereof;

                  (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (11) Liens solely on any cash earnest money deposits made by Payless or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement entered into by Payless or such Restricted Subsidiary;

                  (12) Liens incurred in connection with the purchase or shipping of goods or assets on the related assets or proceeds thereof in favor of the seller or shipper of such goods or assets;

                  (13) Liens arising from filing precautionary UCC financing statements relating solely to operating leases entered into in the ordinary course of business;

                  (14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (15) Any zoning or similar right of law reserved to or vested in any government office or agency to control or regulate the use of any real property;

                  (16) Licenses of patents, trademarks and other intellectual property rights granted by Payless or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Payless or such Restricted Subsidiaries taken as a whole;

                  (17) Liens consisting of judgment or judicial attachment liens with respect to judgments that do not constitute an Event of Default and in the aggregate do not exceed $10.0 million;

                  (18) Liens on CD Accounts incurred by a Back-to-Back Guarantor solely to secure guaranties permitted under the Indenture;

                  (19) Liens created for the benefit of (or to secure) the notes (or Guarantees of the notes);

                  (20) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

                           (a) the new Lien shall be limited to all or part of
                  the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                           (b) the Indebtedness secured by the new Lien is not
                  increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

                  (21) Liens to secure Indebtedness under IRBs; and

                  (22) Liens incurred in the ordinary course of business of Payless or any Subsidiary of Payless with respect to obligations that do not exceed $5.0 million at any one time outstanding.

         "Permitted Refinancing Indebtedness" means any Indebtedness of Payless or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of Payless or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by Payless or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Group.

         "Senior Debt" means:

                  (1) all Indebtedness of Payless or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

                  (2) any other Indebtedness of Payless or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

                  (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

                  (1) any liability for federal, state, local or other taxes owed or owing by Payless;

                  (2) any intercompany Indebtedness of Payless or any of its Subsidiaries to Payless or any of its Affiliates;

                  (3) any trade payables; or

                  (4) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Special Interest" means all Special Interest then owing pursuant to the registration rights agreement.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such specified Person or one or more of the other Subsidiaries of such specified Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Unrestricted Subsidiary" means any Subsidiary of Payless that is designated by the Board of Directors of Payless as an Unrestricted Subsidiary pursuant to a resolution thereof, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) except as permitted by the covenant described above under "-- Certain Covenants -- Affiliate Transactions," is not party to any agreement, contract, arrangement or understanding with Payless or any Restricted Subsidiary of Payless unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Payless or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Payless;

                  (3) is a Person with respect to which neither Payless nor any of its Restricted Subsidiaries has any direct or indirect obligation
         (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Payless or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of Payless as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Payless as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," Payless will be in default of such covenant. The Board of Directors of Payless may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Payless of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that, as of such date, would be entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness as of any date of determination, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of certain U.S. federal income tax considerations relating to the exchange of the old notes for exchange notes, and the ownership and disposition of notes, in each case, by holders thereof who are U.S. persons. This summary does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final regulations, rulings, and judicial decisions all as in effect on the date hereof. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. In this summary we refer to the old notes and the exchange notes collectively as the "notes."

         This summary assumes that the notes are held as capital assets and that the holders of the notes are initial holders (within the meaning of applicable tax regulations) of the old notes who purchased the old notes at their initial offering price, that is, the initial price at which a substantial amount of the old notes were sold to persons (other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for money. This summary does not address the tax considerations arising under the laws of any foreign, state, or local jurisdiction. This summary does not address all the potential tax considerations relating to the notes, such as considerations relating to tax reporting, disclosure or listing or considerations applicable to a holder's particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

         -    holders subject to the alternative minimum tax;

         -    banks;

         -    tax-exempt organizations;

         -    insurance companies;

         -    dealers in securities or currencies;

         - traders in securities or commodities or dealers in commodities that elect to use a mark-to-market method of accounting;

         -    financial institutions;

         -    holders whose "functional currency" is not the U.S. dollar;

         - persons that will hold the notes as a position in a hedging transaction, "straddle," "constructive sale," "conversion transaction," or other risk reduction transaction or as part of an integrated investment;

         -    foreign persons;

         -    retirement plans;

         -    RICs; or

         -    expatriates.

         If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor.

         THIS SUMMARY OF CERTAIN U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE

U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

EXCHANGE OFFER

         Because the exchange notes should not differ materially in kind or extent from the old notes, your exchange of old notes for exchange notes should not constitute a taxable disposition of the old notes for U.S. federal income tax purposes. As a result, you should not recognize taxable income, gain, or loss on such exchange, your holding period for the exchange notes should generally include the holding period for the old notes so exchanged, and your adjusted tax basis in the exchange notes should generally be the same as your adjusted tax basis in the old notes so exchanged.

PAYMENT OF INTEREST

         The initial price at which a substantial amount of the old notes was sold to persons (other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) was equal to an amount which was a de minimis discount to the stated principal amount of the old notes. Based on the assumption that the likelihood of additional interest being paid on the notes due to a Registration Default (as described under "Description of Exchange Notes -- Registration Rights; Special Interest") was "remote" within the meaning of applicable Treasury Regulations, the notes were not issued with more than a de minimis amount of original issue discount, if any. We also assumed for purposes of this summary that the likelihood that we will exercise our right (as described under "Description of the Exchange Notes -- Optional Redemption") to redeem the notes at a price in excess of the principal amount of the notes was "remote" within the meaning of applicable Treasury Regulations. Thus, stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or at the time it accrues in accordance with your method of accounting for U.S. federal income tax purposes.

         We intend to take the position for U.S. federal income tax purposes that any payments of additional interest, as described above under "Description of Exchange Notes -- Registration Rights; Special Interest" would have been taxable to you as additional interest income when received or accrued, in accordance with your method of tax accounting. This position (and this summary) are based in part on the assumption that as of the date of issuance of the old notes, the possibility that special interest would have to be paid was a remote contingency. Our determination that such possibility was a remote contingency (and that the possibility of our redeeming the notes at a price in excess of their principal amount was a remote contingency) is binding on you, unless you explicitly disclose that you are taking a different position to the Internal Revenue Service on your tax return for the year during which you acquired the old notes. However, the Internal Revenue Service may take a contrary position from that described above, which could affect the timing and character of both your income, gain or loss from holding or disposing of the notes and our deduction with respect to the payments on the notes. If we are required to pay special interest on the notes, you should consult your tax advisors concerning the appropriate tax treatment of the payment of such additional interest.

SALE, EXCHANGE, OR DISPOSITION OF NOTES

         You will generally recognize gain or loss upon the sale, exchange, redemption, retirement, or other taxable disposition of a note equal to the difference between the amount realized upon the sale, exchange, redemption, retirement, or other taxable disposition (less an amount attributable to any accrued stated interest not previously included in income, which will be taxable as ordinary income) and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the amount you paid for the note. Generally, any gain or loss recognized on a disposition of the note will be capital gain or loss and will be long-term capital gain or loss if, at the time of such sale, exchange, redemption, retirement or other taxable disposition, the note has been held for more than one year. The ability to deduct capital losses is subject to limitation under U.S. federal income tax laws.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         In general, information reporting requirements will apply to certain payments of principal and interest on the notes and the proceeds of sale of a note unless you are an exempt recipient (such as a corporation). A backup withholding tax at the rate of [28]% will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the Internal Revenue Service that you are subject to backup withholding.

         Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the registration statement of which this prospectus forms a part is declared effective or, if earlier, until the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange notes. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the exchange notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents.

         Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

         - our board of directors determines in good faith that such action would impede, delay or otherwise interfere with any proposed or pending material corporate transaction involving Payless or that such action would require the disclosure of material non-public information, the disclosure of which at such time would not be in the best interests of Payless or its stockholders; or

         - this prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this prospectus, in light of the circumstances under which they were made, not misleading.

         If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension (but in no event past the second anniversary of the date we issued the old notes).

         We will not receive any proceeds from any sales of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the registration statement of which this prospectus forms a part is declared effective or, if earlier, until the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly provide additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

         We have agreed to pay the expenses incident to the exchange offer, including the reasonable fees and disbursements of one legal counsel for the holders of the old notes, other than commissions or concessions of any brokers or dealers and the fees of any advisors or experts retained by the holders of old notes (other than the legal counsel referred to above), and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         Wachtell, Lipton, Rosen & Katz, New York, New York, will pass upon the validity of the exchange notes and various legal matters for us in connection with the notes offered hereby.

                                     EXPERTS

         The consolidated financial statements of Payless ShoeSource, Inc. as of and for the year ended February 1, 2003 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of a new accounting principle and (ii) the application of procedures relating to certain other disclosures and reclassifications of financial statement amounts related to the February 2, 2002 and February 3, 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which they have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements as of February 2, 2002 and February 3, 2001 and for the years then ended, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. After reasonable efforts, we were not able to obtain Arthur Andersen LLP's consent to the inclusion of its audit report dated February 21, 2002 in this prospectus. Accordingly, if you have a claim, any recovery you may have may be limited as a result of the lack of Arthur Andersen LLP's consent.

                   CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

         This prospectus incorporates by reference certain documents we have filed or may file with the SEC. The following Payless documents are incorporated by reference:

         - Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed with the SEC on April 18, 2003;

         - Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2003, filed with the SEC on June 17, 2003, and Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2003, filed with the SEC on September 12, 2003;

         - Current Report on Form 8-K (but excluding any materials furnished under Item 9 thereof) filed with the SEC on June 17, 2003, Current Report on Form 8-K/A (but excluding any materials furnished under Item 9 thereof) filed with the SEC on July 16, 2003 and Current Report on Form 8-K (but excluding any materials furnished under Item 9 thereof) filed with the SEC on August 13, 2003;

         - The portions of our Proxy Statement for our annual meeting of stockholders held on May 22, 2003, filed with the SEC on April 18, 2003, that have been incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 1, 2003; and

         - All documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the expiration of the exchange offer, excluding any materials furnished pursuant to Item 9 or Item 12 of Current Report on Form 8-K unless otherwise expressly stated in such Current Report on Form 8-K.

References to "this prospectus" are intended to include the documents incorporated by reference, which are an integral part of this prospectus. You should obtain and review carefully copies of the documents incorporated by reference. Any statement contained in the documents incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Information that we later file with the SEC before the expiration date of the exchange offer will automatically modify and supersede the information previously incorporated by reference in this prospectus and the information set forth in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any person obtaining a copy of this prospectus may obtain without charge, upon written request to us, a copy of the documents incorporated by reference. See "Additional Information."

                              AVAILABLE INFORMATION

         Payless files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document Payless files at the SEC's public reference room in Washington, D.C.

         Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at www.sec.gov or on Payless' web site at www.paylessinfo.com. However, the information on Payless' web site does not constitute a part of this prospectus.

         If at any time during the two-year period following the later of the date of original issue of the notes and the date of issue with respect to additional notes, if any, Payless is not subject to the information requirements of Section 13 or 15(d) of the Exchange Act, Payless will furnish to holders of notes and prospective purchasers thereof the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such notes.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                   PAGE
                                                                                                   ----
Payless ShoeSource, Inc. and Subsidiaries:
Independent Auditors' Reports.....................................................                  F-2
Consolidated Statements of Earnings, for the Fiscal Years Ended
     February 3, 2001, February 2, 2002 and February 1, 2003......................                  F-5
Consolidated Balance Sheets, as of February 2, 2002 and
     February 1, 2003.............................................................                  F-6
Consolidated Statements of Shareowners' Equity, as of
     February 3, 2001, February 2, 2002 and February 1, 2003......................                  F-7
Consolidated Statements of Cash Flows, for the Fiscal Years Ended
     February 3, 2001, February 2, 2002 and February 1, 2003......................                  F-8
Notes to Consolidated Financial Statements........................................                  F-9
Condensed Consolidated Statement of Earnings (Unaudited) for the
     Three Months and Six Months Ended August 3, 2002 and August 2, 2003..........                 F-36
Condensed Consolidated Balance Sheets (Unaudited) as of
     August 3, 2002, August 2, 2003 and February 1, 2003..........................                 F-37
Condensed Consolidated Statement of Cash Flows (Unaudited) for the
     Six Months Ended August 3, 2002 and August 2, 2003...........................                 F-38
Notes to Condensed Consolidated Financial Statements..............................                 F-39

                          INDEPENDENT AUDITORS' REPORTS

To the Board of Directors, Payless ShoeSource, Inc.,
Topeka, Kansas:

         We have audited the accompanying consolidated balance sheet of Payless ShoeSource, Inc. and subsidiaries (the "Company") as of February 1, 2003, and the related consolidated statements of earnings, shareowners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of February 2, 2002, and for the years ended February 2, 2002, and February 3, 2001, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated February 21, 2002, which included an explanatory paragraph for the change in method of accounting for derivative financial instruments.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 1, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

         As discussed above, the consolidated financial statements of the Company as of February 2, 2002, and for the years ended February 2, 2002, and February 3, 2001, were audited by other auditors who have ceased operations. As described in Note 7 to the consolidated financial statements, these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", which was adopted by the Company as of February 3, 2002. Our audit procedures with respect to the disclosures in Note 7 to the consolidated financial statements with respect to the years ended February 2, 2002 ("2001") and February 3, 2001 ("2000") included: (1) comparing the previously reported net income to the previously issued consolidated financial statements and the adjustments to reported net income representing amortization expense (including any related tax effects) recognized in those periods related to goodwill to the Company's underlying analysis obtained from management, (2) testing the mathematical accuracy of the reconciliation of adjusted net income to reported net income, and the related earnings per share amounts, and (3) agreeing the favorable lease rights gross carrying amount and accumulated amortization to the underlying records obtained from management. In our opinion, the disclosures for 2001 and 2000 in Note 7 to the consolidated financial statements are appropriate.

         As described in Note 18 to the consolidated financial statements, the Company changed the composition of its reportable segments in 2002, and the amounts in the 2001 and 2000 financial statements relating to reportable segments have been restated to conform to the 2002 composition of reportable segments. We audited the adjustments that were applied to the restated disclosures for reportable segments reflected in the 2001 and 2000 financial statements. Our procedures included: (1) comparing the adjusted disclosed segment financial information to the Company's underlying analysis obtained from management, and (2) testing the mathematical accuracy of the reconciliations of segment amounts to the consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

         As described in Note 1 to the consolidated financial statements, the 2001 and 2000 financial statements have been revised to give effect to the three-for-one stock split, effected in the form of a stock dividend, declared during February 2003. We audited the adjustments that were applied to revise the 2001 and 2000 financial statements for such stock split. Our audit procedures included: (1) comparing the amounts shown in the earnings per share disclosure for 2001 and 2000 to the Company's underlying accounting analysis obtained from management; (2) comparing the previously reported shares outstanding and income statement amounts per the Company's accounting analysis to the previously issued financial statements; and
(3) recalculating the additional shares to give effect to the stock split and testing the mathematical accuracy of the underlying analysis. In our opinion, such adjustments have been properly applied.

         As described in Note 1 to the consolidated financial statements, certain amounts in the 2001 and 2000 consolidated statements of cash flows have been reclassified to conform with the 2002 presentation. We audited the reclassifications described in Note 1 to the consolidated financial statements that were applied to restate the 2001 and 2000 statement of cash flows. Our procedures included agreeing the reclassifications to the Company's underlying accounting analysis obtained from management. In our opinion, such reclassifications are appropriate and have been properly applied.

         As described in Note 4 to the consolidated financial statements, the Company has included the disclosures required by Statement of Financial Accounting Standards No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits." Our audit procedures with respect to the 2001 and 2000 disclosures in Note 4 to the consolidated financial statements included agreeing the amounts to the valuation reports received from the Company's independent third-party actuarial firm. In our opinion, the disclosures for 2001 and 2000 in
Note 4 to the consolidated financial statements are appropriate.

         As described in Note 21 to the consolidated financial statements, the Company has included the multiple subsidiary guarantor disclosures required by Regulation S-X Rule 3-10 as a result of its issuance of $200 million of 8.25% Senior Subordinated Notes on July 28, 2003. Our auditing procedures with respect to the disclosures in Note 21 for 2001 and 2000 included: (1) agreeing the amounts in the parent company, guarantor, and non-guarantor subsidiaries columns to underlying consolidating records obtained from Management; (2) comparing the sum of the columns to the previously issued consolidated financial statements; and (3) testing the mathematical accuracy of the schedule. In our opinion the disclosures in Note 21 are appropriate and the Regulation S-X Rule 3-10 has been properly applied.

         Other than described above, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 financial statements of the Company other than with respect to such disclosures and adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 consolidated financial statements taken as a whole.

Deloitte & Touche LLP

Kansas City, Missouri
March 27, 2003 (October 1, 2003 as to Note 21)

To the Board of Directors and Shareowners of Payless ShoeSource, Inc.:

         We have audited the accompanying consolidated balance sheets of Payless ShoeSource, Inc. (a Delaware corporation) and subsidiaries as of February 2, 2002 and February 3, 2001 and the related consolidated statements of earnings, shareowners' equity and cash flows for each of the three fiscal years in the period ended February 2, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Payless ShoeSource, Inc. and subsidiaries as of February 2, 2002 and February 3, 2001, and the results of their operations and their cash flows for each of the three fiscal years in the period ended February 2, 2002, in conformity with accounting principles generally accepted in the United States.

         As explained in the Derivative Instruments Note to the financial statements, effective February 4, 2001, the Company changed its method of accounting for derivative financial instruments.

Arthur Andersen LLP(1)

St. Louis, Missouri
February 21, 2002

------------------
(1) This report is a copy of the previously issued report covering 2001 and 2000. The predecessor auditors have not reissued their report.

                       CONSOLIDATED STATEMENTS OF EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                        2000            2001            2002
                                                                        ----            ----            ----
Net sales.....................................................        $2,948.4        $2,913.7        $2,878.0
                                                                      --------        --------        --------
Cost of sales.................................................         2,012.1         2,032.3         2,006.1
Selling, general and administrative expenses..................           706.2           715.9           696.6
Non-recurring charges (benefits)..............................             8.0            65.6            (2.8)
                                                                      --------        --------        --------
Operating profit..............................................           222.1            99.9           178.1
Interest expense..............................................            29.3            30.6            23.5
Interest income...............................................            (4.3)           (2.5)           (4.3)
                                                                      --------        --------        --------
Earnings before income taxes and minority interest............           197.1            71.8           158.9
Provision for income taxes....................................            76.7            27.6            58.0
                                                                      --------        --------        --------
Earnings before minority interest.............................           120.4            44.2           100.9
Minority interest, net of income tax..........................             0.2             1.2             4.9
                                                                      --------        --------        --------
Net earnings..................................................        $  120.6        $   45.4        $  105.8
                                                                      ========        ========        ========
Diluted earnings per share....................................        $   1.67        $   0.67        $   1.55
                                                                      ========        ========        ========
Basic earnings per share......................................        $   1.70        $   0.68        $   1.56
                                                                      ========        ========        ========

                 See Notes to Consolidated Financial Statements

                           CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                             FEBRUARY 2,    FEBRUARY 1,
                                                                                2002           2003
                                                                             ----------     -----------
ASSETS:
Current assets:
   Cash and cash equivalents...........................................      $     92.3     $     74.4
   Inventories.........................................................           339.5          452.5
   Current deferred income taxes.......................................            31.0           16.4
   Other current assets................................................            73.7           90.3
                                                                             ----------     ----------
Total current assets...................................................           536.5          633.6
Property and equipment:
   Land................................................................             8.1            7.6
   Buildings and leasehold improvements................................           607.3          625.4
   Furniture, fixtures and equipment...................................           450.7          490.0
   Property under capital leases.......................................             7.3            4.6
                                                                             ----------     ----------
   Total property and equipment........................................         1,073.4        1,127.6
   Accumulated depreciation and amortization...........................          (632.7)        (701.3)
                                                                             ----------     ----------
Property and equipment, net............................................           440.7          426.3
Favorable leases, net..................................................            37.5           34.3
Deferred income taxes..................................................            35.1           29.0
Other assets...........................................................            19.4           27.6
                                                                             ----------     ----------
Total assets...........................................................      $  1,069.2     $  1,150.8
                                                                             ==========     ==========

LIABILITIES AND SHAREOWNERS' EQUITY:
Current liabilities:
   Current maturities of long-term debt................................      $     65.9     $     83.2
   Notes payable.......................................................             9.5           28.5
   Accounts payable....................................................            73.5          106.4
   Accrued expenses....................................................           142.3          123.7
                                                                             ----------     ----------
Total current liabilities..............................................           291.2          341.8
Long-term debt.........................................................           245.1          140.7
Other liabilities......................................................            59.2           52.3
Minority interest......................................................             6.7           17.8
SHAREOWNERS' EQUITY:
   Preferred stock, $.01 par value; 25,000,000 shares authorized;
     none issued.......................................................              --             --
   Common stock, $.01 par value; 240,000,000 shares
     authorized; 88,130,874 and 88,130,874 issued; 67,946,205
     and 66,758,922 shares outstanding in 2002 and 2001,
     respectively......................................................             0.7            0.7
   Additional paid-in capital..........................................            16.3           35.9
   Unearned restricted stock...........................................            (2.6)          (0.6)
   Retained earnings...................................................           461.4          567.2
   Accumulated other comprehensive loss, net of income taxes...........            (8.8)          (5.0)
                                                                             ----------     ----------
Total shareowners' equity .............................................           467.0          598.2
                                                                             ----------     ----------
Total liabilities and shareowners' equity..............................      $  1,069.2     $  1,150.8
                                                                             ==========     ==========

                 See Notes to Consolidated Financial Statements

                 CONSOLIDATED STATEMENTS OF SHAREOWNERS' EQUITY
                   (DOLLARS IN MILLIONS, SHARES IN THOUSANDS)

                                 OUTSTANDING                                               ACCUMULATED
                                COMMON STOCK      ADDITIONAL   UNEARNED                       OTHER         TOTAL
                              -----------------    PAID-IN    RESTRICTED      RETAINED    COMPREHENSIVE  SHAREOWNERS'  COMPREHENSIVE
                              SHARES    DOLLARS    CAPITAL      STOCK         EARNINGS    INCOME (LOSS)     EQUITY        INCOME
                              -------   -------   ----------  ----------      --------    -------------  -----------   -------------
Balance at January 29,
  2000.....................    88,806    $ 0.9      $40.1       $(0.8)         $662.6         $ 1.0         $703.8
Net earnings ..............        --       --         --          --           120.6            --          120.6        $120.6
Translation adjustments....        --       --         --          --              --          (0.7)          (0.7)         (0.7)
Issuances of common
  stock under stock plans..     1,221       --       17.5        (9.1)                                         8.4
Purchases of common
  stock....................   (24,063)    (0.2)     (57.6)         --          (367.2)           --         (425.0)
Amortization of unearned
  restricted stock.........        --       --         --         3.3              --            --            3.3            --
Comprehensive income.......                                                                                                119.9
                              -------    -----      -----       -----          ------         -----         ------        ------
Balance at February 3,
  2001.....................    65,964      0.7         --        (6.6)          416.0           0.3          410.4            --
Net earnings ..............        --       --         --          --            45.4            --           45.4          45.4
Translation adjustments....        --       --         --          --              --          (3.3)          (3.3)         (3.3)
Cash flow hedge
  adjustments..............        --       --         --          --              --          (5.8)          (5.8)         (5.8)
Issuances of common
  stock under stock plans..     1,005       --       20.4          --              --            --           20.4
Purchases of common
  stock....................      (210)      --       (4.1)         --              --            --           (4.1)
Amortization of unearned
  restricted stock.........        --       --         --         4.0              --            --            4.0            --
Comprehensive income.......                                                                                                 36.3
                              -------    -----      -----       -----          ------         -----         ------        ------
Balance at February 2,
  2002.....................    66,759      0.7       16.3        (2.6)          461.4          (8.8)         467.0
Net earnings...............        --       --         --          --           105.8            --
Translation adjustments....        --       --         --          --              --          (0.2)         105.8         105.8
Cash flow hedge
  adjustments..............        --       --         --          --              --           4.0           (0.2)         (0.2)
Issuances of common
  stock under stock plans..     1,397       --       22.8          --              --            --            4.0           4.0
Purchases of common
  stock....................      (108)      --       (2.1)         --              --            --           22.8
Amortization of unearned
  restricted stock.........        --       --         --         0.9              --            --            0.9
Restricted stock
  cancellation.............      (102)      --       (1.1)        1.1              --            --             --
Comprehensive income.......
                              -------    -----      -----       -----          ------         -----         ------        ------
Balance At February 1,
  2003.....................    67,946    $ 0.7      $35.9       $(0.6)         $567.2         $(5.0)        $598.2        $109.6
                              =======    =====      =====       =====          ======         =====         ======        ======


         Outstanding common stock excludes shares held in treasury. Treasury share activity for the last three years is summarized below:

                                                                            2000         2001         2001
                                                                            ----         ----         ----
Balance, Beginning of Year.........................................        21,966       22,167       21,372
Issuances of common stock:
     Stock options and employee stock purchase plan................          (636)      (1,092)      (1,388)
     Deferred compensation plan....................................           (15)          --           (9)
     Restricted stock grants, net of forfeitures...................          (570)          87          102
                                                                          -------       ------       ------
                                                                           (1,221)      (1,005)      (1,295)
Purchases of common stock..........................................        24,063          210          108
Retirement of common stock.........................................       (22,641)          --           --
Balance End of Year................................................        22,167       21,372       20,185
                                                                          =======       ======       ======

                 See Notes to Consolidated Financial Statements

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)

                                                                         2000         2001          2002
                                                                         ----         ----          ----
Operating activities:
Net earnings...................................................        $  120.6     $   45.4      $  105.8
Adjustments for non-cash items included in net earnings:
   Non-cash component of non-recurring charges.................              --         28.6            --
   Loss related to early extinguishment of debt................             3.6           --            --
   Loss on disposal of assets..................................             9.7         10.2          10.5
   Depreciation and amortization...............................            99.3        102.9         102.2
   Amortization of unearned restricted stock...................             3.3          4.0           0.9
   Deferred income taxes.......................................            (1.7)       (24.1)         20.7
   Minority interest...........................................            (0.2)        (1.2)         (4.9)
   Income tax benefit of stock option exercises................             1.7          3.2           3.1
Changes in working capital:
   Inventories.................................................            (5.9)        16.1        (113.0)
   Other current assets........................................           (10.2)       (10.4)          2.4
   Accounts payable............................................             7.8        (15.5)         32.9
   Accrued expenses ...........................................             2.6         19.0         (18.6)
Other assets and liabilities, net..............................            (8.0)        (0.2)        (11.5)
                                                                       --------     --------      --------
Total operating activities.....................................           222.6        178.0         130.5
                                                                       --------     --------      --------
Investing activities:
   Capital expenditures........................................          (144.9)      (102.8)        (98.8)
   Dispositions of property and equipment......................             0.1          1.6           3.9
                                                                       --------     --------      --------
Total investing activities.....................................          (144.8)      (101.2)        (94.9)
Financing activities:
   Issuance of notes payable...................................              --          9.5          19.0
   Restricted cash.............................................              --         (9.5)        (19.0)
   Issuance of long-term debt..................................           401.5          3.3           4.0
   Repayments of long-term debt................................          (207.4)       (17.9)        (91.1)
   Payment of debt issuance costs..............................            (8.9)          --            --
   Issuances of common stock...................................             6.7         17.2          19.7
   Purchases of common stock...................................          (425.0)        (4.1)         (2.1)
   Contributions by minority owners............................             1.7          6.8          17.2
   Other financing activities..................................            (0.2)        (0.2)         (1.2)
                                                                       --------     --------      --------
Total financing activities.....................................          (231.6)         5.1         (53.5)
                                                                       ---------    --------      --------
(Decrease) increase in cash and cash equivalents...............          (153.8)        81.9         (17.9)
Cash and cash equivalents, beginning of year...................           164.2         10.4          92.3

Cash and cash equivalents, end of year.........................        $   10.4     $   92.3      $   74.4
                                                                       ========     ========      ========
Cash paid during the year:
   Interest....................................................        $   29.6     $   30.9      $   24.0
   Income taxes................................................            69.6         42.8          29.2
                                                                       --------     --------      --------

                 See Notes to Consolidated Financial Statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         Payless ShoeSource, Inc., a Delaware corporation, together with its subsidiaries (the "Company"), is the largest family footwear retailer in the Western Hemisphere.

         As of February 1, 2003, the Company operated 4,992 Payless ShoeSource family shoe stores offering quality family footwear and accessories in all 50 of the United States, the District of Columbia, Puerto Rico, Guam, Saipan, the U.S. Virgin Islands, Canada, Chile, Costa Rica, the Dominican Republic, Ecuador, El Salvador, Guatemala, Honduras, Nicaragua, Panama, Peru, and Trinidad & Tobago. The Company's operations in Central and South America are operated as joint ventures in which the Company maintains a 60 percent ownership.

         The Company sources and utilizes a network of agents with factories in 11 foreign countries and the United States to source its products, which are manufactured to meet the Company's specifications and standards. During 2002, factories in the People's Republic of China were a direct source of 79.9 percent of the Company's merchandise and 84.9 percent of the Company's footwear.

         The consolidated financial statements include results for the entire fiscal year for all years presented and the accounts of the Company, all wholly-owned subsidiaries and all subsidiaries and joint ventures in which the Company owns a controlling interest. Significant inter-company transactions have been eliminated in consolidation.

FISCAL YEAR

         The Company's fiscal year ends on the Saturday closest to January 31. Fiscal years 2002, 2001 and 2000 ended on February 1, 2003, February 2, 2002, and February 3, 2001, respectively. Fiscal years 2002 and 2001 included 52 weeks; fiscal year 2000, 53 weeks. References to years in these financial statements and notes relate to fiscal years rather than calendar years.

USE OF ESTIMATES

         Management makes estimates and assumptions that affect the amounts reported within the consolidated balance sheet and the statements of earnings, shareowners' equity and cash flows, and the notes to consolidated financial statements. Actual results could differ from these estimates.

NET SALES

         Net sales ("sales") are recognized at the time the sale is made to the customer, are net of estimated returns and current promotional discounts and exclude sales tax.

COST OF SALES

         Cost of sales includes the cost of merchandise sold and the Company's buying and occupancy costs.

PRE-OPENING EXPENSES

         Costs associated with the opening of new stores are expensed as incurred.

ADVERTISING COSTS

         Advertising costs and sales promotion costs are expensed at the time the advertising takes place. Selling, general and administrative expenses include advertising and sales promotion costs of $95.0 million, $98.4 million and $100.1 million in 2002, 2001 and 2000, respectively.

INCOME TAXES

         Income taxes are accounted for using a balance sheet approach known as the liability method. The liability method accounts for deferred income taxes by applying the statutory tax rates in effect at the date of the balance sheet to differences between the book basis and the tax basis of assets and liabilities.

STOCK-BASED COMPENSATION

         The Company adopted the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, and amendment of FASB Statement No. 123." The Statement requires prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock compensation awards under the intrinsic value method of Accounting Principles Board ("APB") Opinion No. 25. APB Opinion No. 25 requires compensation cost to be recognized based on the excess, if any, between the quoted market price of the stock at the date of grant and the amount an employee must pay to acquire the stock. All options awarded under all of the Company's plans are granted with an exercise price equal to the fair market value on the date of the grant.

         SFAS 123, "Accounting for Stock-Based Compensation," provides an alternative method of accounting for stock-based compensation, which establishes a fair value based method of accounting for employee stock options or similar equity instruments. The Company uses the Black-Scholes option pricing model to estimate the grant date fair value of its 1996 and later option grants. The fair value is recognized over the option vesting period. As the fair value represents only 1996 and later option grants, the pro forma impact shown below may not be representative of future years. The following table presents the effect on net earnings and earnings per share had the Company adopted the fair value based method of accounting for stock-based compensation under SFAS No. 123, "Accounting for Stock-Based Compensation."

(DOLLARS IN MILLIONS,
EXCEPT PER SHARE AMOUNTS)                                             2000          2001          2002
-------------------------                                             ----          ----          ----
Net earnings:
   As reported................................................       $120.6        $ 45.4        $105.8
     Less: Total stock-based employee
     compensation expense determined under
     fair value based method for all awards,
     net of related taxes.....................................       $ 21.5        $ 14.8        $  7.6
   Pro forma .................................................       $ 99.1        $ 30.6        $ 98.2
Diluted earnings per share:
   As reported................................................       $ 1.67        $ 0.67        $ 1.55
   Pro forma..................................................       $ 1.37        $ 0.45        $ 1.44
Basic earnings per share:
   As reported................................................       $ 1.70        $ 0.68        $ 1.56
   Pro forma..................................................       $ 1.39        $ 0.46        $ 1.45

         The following assumptions were used in the Black-Scholes calculations above:

                                                        2000                2001               2002
                                                        ----                ----               ----
Risk-free interest rate......................            6.34%               5.29%              4.55%
Expected dividend yield......................               0%                  0%                 0%
Expected option life.........................          10 yrs              10 yrs             10 yrs
Expected volatility..........................              35%                 35%                32%

STOCK SPLIT

         During February 2003, the Company declared a three-for-one stock split, effected in the form of a stock dividend, to shareholders of record on March 13, 2003, payable on March 27, 2003. The Company issued approximately 44.4 million shares of common stock as a result of the stock split. All references to the number of shares and per share amounts of common stock have been restated to reflect the stock split. The Company reclassified an amount equal to the par value of the number of shares issued to common stock from retained earnings.

CASH AND CASH EQUIVALENTS

         Cash equivalents consist of liquid investments with an original maturity of three months or less. Receivables in the amount of $12.7 million and $11.3 million from banks and credit card companies for the settlement of credit card transactions are included in cash and cash equivalents as of February 1, 2003, and February 2, 2002, respectively, as they are generally collected within three business days. Cash equivalents are stated at cost, which approximates fair value.

INVENTORIES

         Merchandise inventories are valued by the retail method and are stated at the lower of cost, determined using the first-in, first-out (FIFO) basis, or market. The retail method is widely used in the retail industry due to its practicality. Under the retail method, cost is determined by applying a calculated cost-to-retail ratio across groupings of similar items, known as departments. As a result, the retail method results in an averaging of inventory costs across similar items within a department. The cost-to-retail ratio is applied to ending inventory at its current owned retail valuation to determine the cost of ending inventory on a department basis. Current owned retail represents the retail price for which merchandise is offered for sale on a regular basis reduced for any permanent or clearance markdowns. As a result, the retail method normally results in an inventory valuation that is lower than a traditional FIFO cost basis.

         Inherent in the retail method calculation are certain significant management judgments and estimates including initial mark-up, markdowns and shrinkage, which can significantly impact the owned retail, and, therefore, the ending inventory valuation at cost. Specifically, the failure to take permanent or clearance markdowns on a timely basis can result in an overstatement of cost under the retail method. Management believes that its application of the retail method reasonably states inventory at the lower of cost or market.

         During 2002, the Company reorganized its global sourcing structure to focus on cost reduction initiatives from procurement of materials through distribution of finished product. As a result, the Company now takes ownership of certain raw materials as the materials enter the production process. These raw materials are now included in inventories. Inventories prior to shipment to a specific store are valued at the lower of cost using the FIFO basis, or market. Raw materials of $15.5 million are included in inventories in the consolidated balance sheet at February 1, 2003. There were no raw materials in inventories at February 2, 2002, or February 3, 2001.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. The estimated useful life for each major class of property and equipment is as follows:

Buildings                             10 to 30 years
Leasehold improvements                the lesser of 10 years or the remaining expected
                                      lease term
Furniture, fixtures and equipment     3 to 8 years
Property under capital lease          10 to 30 years

Property and equipment are reviewed for recoverability on a store-by-store basis if an indicator of impairment exists to determine whether the carrying amount of the assets is recoverable.

INSURANCE PROGRAMS

         The Company retains its normal expected losses related primarily to workers' compensation, physical loss to property and business interruption resulting from such loss and comprehensive general, product, and vehicle liability. The Company purchases third-party coverage for losses in excess of the normal expected levels. Provisions for losses expected under these programs are recorded based upon estimates of the aggregate liability for claims incurred utilizing independent actuarial calculations based on historical results.

FOREIGN CURRENCY TRANSLATION

         Local currencies are the functional currencies for all subsidiaries. Accordingly, assets and liabilities of foreign subsidiaries are translated at the rate of exchange at the balance sheet date. Adjustments from the translation process are accumulated as part of other comprehensive income and are included as a separate component of shareowners' equity. Income and expense items of these subsidiaries are translated at average rates of exchange.

FINANCIAL DERIVATIVES

         The Company uses derivative financial instruments to reduce its exposure to fluctuations in interest rates and foreign currencies and to minimize the risk associated with investments in foreign operations. The Company adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" as of the beginning of 2001. SFAS 133 requires that all derivatives be reflected as either assets or liabilities on the balance sheet based on their fair value. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in the fair value of the hedged asset, liability or firm commitment through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The change in a derivative's fair value related to the ineffective portion of a hedge, if any, will be immediately recognized in earnings. The effect of SFAS 133, as amended, did not have a material impact on the results of operations or financial position of the Company.

RECLASSIFICATIONS

         Certain prior-year amounts have been reclassified to conform to the current-year presentation or to reflect the implementation of new accounting pronouncements and include, but are not limited to, amounts in the consolidated statements of cash flows.

NOTE 2. QUARTERLY RESULTS (UNAUDITED)

         Quarterly results are determined in accordance with annual accounting policies. They include certain items based upon estimates for the entire year.

         Summarized quarterly results for the last two years were as follows:

(DOLLARS IN MILLIONS, EXCEPT
PER SHARE)                                                                2001
                                           --------------------------------------------------------------------
                QUARTER                       FIRST         SECOND        THIRD          FOURTH         YEAR
                -------                    ----------     ----------    ----------     ----------    ----------
Net retail sales.......................    $    768.3     $    806.0    $    697.1     $    642.3    $  2,913.7
Cost of sales..........................         525.1          548.2         498.9          460.1       2,032.3
Net earnings (loss)....................          29.7     $     36.4    $     13.3     $    (34.0)   $     45.4
                                           ----------     ----------    ----------     ----------    ----------
Diluted earnings (loss) per share(1)...    $     0.43     $     0.53    $     0.20     $    (0.51)   $     0.67
                                           ----------     ----------    ----------     ----------    ----------
Basic earnings (loss) per share(1).....    $     0.45     $     0.55    $     0.20     $    (0.51)   $     0.68
                                           ----------     ----------    ----------     ----------    ----------

(DOLLARS IN MILLIONS, EXCEPT
PER SHARE)                                                                2002
                                           --------------------------------------------------------------------
                QUARTER                      FIRST          SECOND        THIRD          FOURTH         YEAR
                -------                    ----------     ----------    ----------     ----------    ----------
Net retail sales.......................    $    738.2     $    776.2    $    713.0     $    650.6    $  2,878.0
Cost of sales..........................         518.4          523.3         482.2          482.2       2,006.1
Net earnings...........................    $     23.9     $     47.2    $     29.6     $      5.1    $    105.8
                                           ----------     ----------    ----------     ----------    ----------
Diluted earnings per share(1)..........    $     0.35     $     0.69    $     0.43     $     0.07    $     1.55
                                           ----------     ----------    ----------     ----------    ----------
Basic earnings per share (1)...........    $     0.36     $     0.70    $     0.44     $     0.07    $     1.56
                                           ----------     ----------    ----------     ----------    ----------

-------------
(1) Earnings per share were computed independently for each of the quarters presented. The sum of the quarters may not equal the total year amount due to the impact of changes in average quarterly shares outstanding.

NOTE 3. PROFIT SHARING PLAN

         The Company has two qualified profit sharing plans ("Payless Profit Sharing Plans") that cover full-time associates who have worked for the Company for 90 days and have attained age 21 or part-time associates who work 1,000 hours or more in a year and have attained age 21. The Company's profit sharing plans are defined contribution plans that provide for Company contributions related to the Company's annual performance and are at the discretion of the Board of Directors. The Company expects to contribute 2.5 percent of its pre-tax earnings to the Company's profit sharing plans for 2002. Associates may voluntarily contribute to the Company's profit sharing plans on both a pre-tax and after-tax basis. The Company's contribution is allocated to all associates participating in the Payless Profit Sharing Plans who have worked for the Company for at least one year. Total profit sharing contributions accrued for 2002, 2001 and 2000 were approximately $4.2 million, $3.5 million and $5.3 million, respectively.

NOTE 4. PENSION PLAN

         The Company has a nonqualified, supplementary defined benefit plan for certain management employees. The plan is an unfunded, noncontributory plan and provides for benefits based upon years of service and cash compensation during employment.

         Pension expense is based on information provided to an outside actuarial firm that uses assumptions to estimate the total benefits ultimately payable to associates and allocates this cost to service periods. The actuarial assumptions used to calculate pension expense are reviewed annually for reasonableness. The components of net periodic benefit costs and actuarial assumptions for the plan was:

          (DOLLARS IN MILLIONS)               2000   2001    2002
          ---------------------               ----   ----    ----
Components of pension expense:
Service cost .............................   $  0.8  $ 0.8  $ 0.7
Interest cost ............................      0.8    0.8    1.2
Amortization of prior service cost .......      0.2    0.2    0.1
Amortization of actuarial loss ...........      0.2    0.1    0.3
Curtailment loss .........................       --    0.2     --
                                             ------  -----  -----
Total ....................................   $  2.0  $ 2.1  $ 2.3
                                             ======  =====  =====

         The change in projected benefit obligation (PBO), accumulated benefit obligation (ABO), funded status of the plan and the actuarial assumptions used were:

              (DOLLARS IN MILLIONS)                 2001      2002
              ---------------------                 ----      ----
Change in PBO:
PBO at beginning of year .......................   $  14.3   $  16.1
Service cost ...................................       0.8       0.7
Interest cost ..................................       0.8       1.2
Actuarial loss .................................       1.0       1.6
Plan curtailment ...............................      (0.5)       --
Benefits paid ..................................      (0.3)     (0.4)
                                                   -------   -------
PBO at end of year .............................   $  16.1   $  19.2
Unrecognized net actuarial loss ................      (4.2)     (6.5)
Unrecognized prior service cost ................      (2.4)     (1.3)
                                                   -------   -------
Accrued benefit cost ...........................   $   9.5   $  11.4
                                                   =======   =======

Amounts recognized in the balance sheet:
Accrued benefit liability and ABO ..............   $  10.6   $  12.7
Intangible asset ...............................      (1.1)     (1.3)
                                                   -------   -------
Net amount recognized ..........................   $   9.5   $  11.4
                                                   =======   =======

Actuarial assumptions:
Discount rate ..................................       7.0%      6.5%
Salary increases ...............................       4.5%      4.0%
                                                   -------   -------

NOTE 5. INCOME TAXES

         The provision (benefit) for income taxes consisted of the following:

         (DOLLARS IN MILLIONS)               2000     2001    2002
         ---------------------               ----     ----    ----
Federal ................................   $  64.8  $  42.9  $  25.1
  State and local ......................      12.5      7.5      5.6
  Foreign ..............................       1.1      1.3      6.6
                                           -------  -------  -------
Current tax provision ..................      78.4     51.7     37.3
                                           -------  -------  -------
  Federal ..............................      (1.8)   (21.9)    25.1
  State and local ......................      (0.5)    (3.5)    (0.7)
  Foreign ..............................       0.6      1.3     (3.7)
                                           -------  -------  -------
Deferred tax provision (benefit) .......      (1.7)   (24.1)    20.7
                                           -------  -------  -------
Total provision ........................   $  76.7  $  27.6  $  58.0
                                           -------  -------  -------

         The reconciliation between the statutory federal income tax rate and the effective income tax rate was as follows:

                                                                 2000    2001     2002
                                                                 ----    ----     ----
Statutory federal income tax rate ..........................     35.0%   35.0%    35.0%
State and local income taxes (net of federal tax benefit) ..      3.9     3.6      2.0
Rate differential on foreign earnings ......................       --     0.6      1.4
Reduction in excess tax reserves ...........................       --      --     (2.0)
Other, net .................................................       --    (0.8)     0.1
                                                                 ----    ----     ----
Effective income tax rate ..................................     38.9%   38.4%    36.5%
                                                                 ----    ----     ----

         Major components of deferred income tax assets were as follows:

                         (DOLLARS IN MILLIONS)                            2001      2002
                         ---------------------                            ----      ----
Accrued expenses and reserves.......................................     $  35.6   $  28.8
Depreciation/amortization and basis differences.....................        22.6       2.1
Tax net operating losses and tax credits............................         7.3      14.3
Other deferred income taxes, net....................................         7.9       6.5
                                                                         -------   -------
Gross deferred income taxes.........................................        73.4      51.7
Valuation allowance.................................................        (7.3)     (6.3)
                                                                         -------   -------
Net deferred income taxes...........................................        66.1      45.4
Less: Net current deferred income tax assets........................        31.0      16.4
                                                                         -------   -------
Net noncurrent deferred income tax assets...........................     $  35.1   $  29.0
                                                                         -------   -------

         The Company provides a valuation allowance against net deferred tax assets if, based on management's assessment of historical and projected future operating results and other available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In 2002, the Company reduced the valuation allowance by $1.0 million related to state income tax credits and included this amount within the provision for state and local income taxes. In addition, the Company reduced its excess tax reserves by $3.2 million resulting from a review of the status of ongoing audits.

         At February 1, 2003, deferred tax assets for state and international net operating loss carryforwards are $5.2 million. $4.6 million of these net operating losses will expire between 2003 and 2023; $0.6 million may be carried forward indefinitely. In addition, state income tax credit carryforwards are $9.1 million, less a valuation allowance of $6.3 million. $1.3 million of these net tax credit carryforwards will expire between 2003 and 2017; $1.5 million may be carried forward indefinitely.

         Other than for Puerto Rico, federal and state income taxes are not accrued on the cumulative undistributed earnings of foreign subsidiaries because the Company's intention is to reinvest these earnings indefinitely or to repatriate earnings only when it is tax effective to do so.

NOTE 6. EARNINGS PER SHARE

Basic earnings per share were $1.56, $0.68 and $1.70 in 2002, 2001 and 2000, respectively. The per share amounts have been computed on the basis of the weighted average number of shares outstanding.

         The calculation of diluted earnings per share for 2002 and 2001 excludes the impact of 1,930,332 and 1,397,439 stock options, respectively, because to include them would have been antidilutive. Diluted earnings per share have been computed as follows:

            (DOLLARS IN MILLIONS, EXCEPT PER SHARE;
                       SHARES IN THOUSANDS)                              2000        2001        2002
                       --------------------                              ----        ----        ----
Net earnings......................................................    $   120.6   $    45.4   $   105.8
Weighted average shares outstanding -- basic......................       71,058      66,656      67,764
Stock options.....................................................        1,104       1,119         657
                                                                      ---------   ---------   ---------
Weighted average shares outstanding -- diluted....................       72,162      67,775      68,421
                                                                      ---------   ---------   ---------
Diluted earnings per share........................................    $    1.67   $    0.67   $    1.55
                                                                      ---------   ---------   ---------

NOTE 7. INTANGIBLE ASSETS

         The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," effective February 3, 2002. SFAS 142 requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. This Statement also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. In the first quarter of fiscal 2002, the Company completed the required goodwill impairment testing and ceased amortization of goodwill. No indication of impairment existed and thus, no impairment losses were recorded upon the initial adoption of SFAS 142. The Company's goodwill of $5.9 million at February 1, 2003, and February 2, 2002, is included in Other Assets in the accompanying consolidated balance sheet.

         The changes in goodwill are summarized below:

                    (DOLLARS IN MILLIONS)                              2001               2002
                    ---------------------                              ----               ----
Carrying amount, beginning of year...............................     $  6.2              $ 5.9
Amortization.....................................................       (0.3)                --
                                                                      ------              -----
Carrying amount, end of year.....................................     $  5.9              $ 5.9
                                                                      ------              -----

         The effect of the adoption of SFAS 142 on net income and earnings per share is as follows:

        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                2000               2001
        -----------------------------------------------                ----               ----
Net earnings as reported.........................................     $ 120.6            $  45.4
Goodwill amortization (net of taxes).............................         0.1                0.2
Net earnings as adjusted.........................................       120.7               45.6
Diluted earnings per share as reported...........................        1.67               0.67
Goodwill amortization (net of taxes).............................          --                 --
Diluted earnings per share as adjusted...........................        1.67               0.67
Basic earnings per share as reported.............................        1.70               0.68
Goodwill amortization (net of taxes).............................          --                 --
Basic earnings per share as adjusted.............................     $  1.70            $  0.68
                                                                      -------            -------

         In connection with the adoption of SFAS 142, the Company has reclassified the 2001 balance of favorable lease rights to conform with the 2002 presentation. Favorable lease rights subject to amortization pursuant to SFAS 142 are as follows:

                   (DOLLARS IN MILLIONS)                               2002                2001
                   ---------------------                               ----                ----
Gross carrying amount............................................     $  89.4            $  88.5
Less: accumulated amortization...................................       (55.1)             (51.0)
                                                                      -------            -------
Carrying amount, end of year.....................................     $  34.3            $  37.5
                                                                      -------            -------

         The Company expects annual amortization expense for all intangible assets for the next five years to be as follows (in millions):

                                        YEAR                                           AMOUNT
                                        ----                                           ------
2003................................................................................    $4.6
2004................................................................................     4.2
2005................................................................................     3.8
2006................................................................................     3.3
2007................................................................................    $3.3

NOTE 8. NOTES PAYABLE

         The Company has entered into $28.5 million of demand notes payable to efficiently finance its Latin American subsidiaries. The Company maintains cash balances of $28.5 million in certificates of deposit as compensating balances to collateralize these notes payable. The notes payable accrue interest at a weighted average 9.01 percent. The certificates of deposit earn interest at a weighted average of 8.61 percent and are included in other current assets in the accompanying consolidated balance sheet.

NOTE 9. ACCRUED EXPENSES

         Major components of accrued expenses included:

                   (DOLLARS IN MILLIONS)                               2001               2002
                   ---------------------                               ----               ----
Sales, use and other taxes.......................................     $ 24.5             $ 28.8
Profit sharing, bonus, retention, and salaries...................       16.6               16.1
Store closings and real estate related...........................       31.3                7.5

NOTE 10. LONG-TERM DEBT

         Long-term debt and capital-lease obligations were:

                     (DOLLARS IN MILLIONS)                             2001                2002
                     ---------------------                             ----                ----
Term loan........................................................     $ 304.4            $ 216.1
Capital-lease obligations........................................         3.4                2.4
Other............................................................         3.2                5.4
                                                                      -------            -------
Total debt.......................................................       311.0              223.9
Less current maturities of long-term debt........................        65.9               83.2
                                                                      -------            -------
Long-term debt...................................................     $ 245.1            $ 140.7
                                                                      -------            -------

         In April 2000, the Company repaid its $122 million of unsecured notes and entered into a new $600 million senior secured Credit Facility ("Credit Facility"). The excess of the amount paid over the carrying value of the Company's unsecured notes was recorded as a $5.9 million charge included in selling, general and administrative expenses.

         The Credit Facility consists of a $400 million term loan and a $200 million revolving loan, both of which mature in 2005, subject to prepayment without penalty by the Company at any time. The term loan and revolving loan bear interest at the LIBOR rate, plus a variable margin of 1.25 percent to 2.0 percent. The variable interest rate at February 1, 2003, was 2.9%. A quarterly commitment fee of between 0.25 percent and 0.50 percent per annum is payable on the unborrowed balance of the revolving loan. The margin on the term loan and the commitment fee varies based upon performance criteria specified in the credit agreement. While no amounts had been drawn on the $200 million revolving loan as of February 1, 2003, the balance available to the Company was reduced by $22.3 million in outstanding letters of credit. As the long-term debt under the Credit Facility bears interest at current market rates, its carrying value approximates market value at February 1, 2003.

         The Company's Credit Facility is secured by a first priority perfected security interest in all of the capital stock of the Company's domestic subsidiaries and 65 percent of the capital stock of its first-tier foreign subsidiaries. The indentures governing the Credit Facility require the Company to comply with various financial and other covenants, including the maintenance of certain financial ratios and the limitation of additional share repurchases to $50 million per year. As of February 1, 2003, the Company is in compliance with all debt covenants.

         The required principal payments on the Company's $216.1 million term loan balance as of February 1, 2003, are due as follows (in millions):

                                YEAR                                   AMOUNT
                                ----                                   ------
2003.............................................................      $  82.0
2004.............................................................        106.0
2005.............................................................         28.1
                                                                       -------
Total............................................................      $ 216.1
                                                                       -------

NOTE 11. DERIVATIVE INSTRUMENTS

         In order to mitigate the Company's exposure to fluctuations in interest rates, the Company has entered into a series of interest rate swap agreements whereby the Company will receive interest at the three-month LIBOR rate and pay a weighted average rate of 6.9 percent. The interest swaps expire in 2003.

         Effective February 4, 2001, the Company adopted Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). The Company's interest rate swap agreements have been designated as cash flow hedging instruments. Such instruments are those that effectively convert variable interest payments on debt instruments into fixed payments. As the critical terms of the Company's interest rate swap agreements match those of the related hedged obligations, the Company has concluded that there is no ineffectiveness in its hedges, and as a result, the adoption of SFAS 133 has no impact on net earnings.

         In connection with the adoption of SFAS 133, the Company recorded an after-tax loss of $4.7 million ($7.7 million pre-tax) to other comprehensive income as a cumulative effect of a change in accounting principle during the first quarter of 2001. Changes in the fair value of interest rate swap agreements designated as cash flow hedging instruments are reported in accumulated other comprehensive income.

         During 2002, the Company recorded an after-tax loss of $1.3 million ($2.0 million pre-tax) to other accumulated comprehensive income, representing the decline in fair value of its interest rate swap agreements. At February 1, 2003, the Company had a cumulative after-tax loss of $1.8 million ($2.8 million pre-tax) included in other accumulated comprehensive income related to its interest rate swap agreements on a notional amount of $120.0 million. The resulting liability is reflected in other current liabilities in the accompanying balance sheet. The pre-tax loss is subsequently reclassified into interest expense as a yield adjustment in the same period in which the related interest on the floating rate debt obligations affects earnings. During 2002, $5.5 million of after-tax losses ($8.7 million pre-tax) included in accumulated other comprehensive income related to interest rate swap agreements was reclassified to interest expense. For the year ending January 31, 2004, approximately $1.8 million of after-tax losses ($2.8 million pre-tax) in accumulated other comprehensive income related to interest rate swap agreements are expected to be reclassified into interest expense as a yield adjustment on the Company's variable-rate long-term debt.

         During the first quarter of 2001, the Company terminated two currency swaps, which had effectively converted $30.0 million of the U.S. dollar-denominated long-term debt into Canadian dollar-denominated obligations. These swaps had been designated as a foreign currency hedge on the Company's net investment in Canadian dollar-denominated subsidiaries. As a result, a $0.5 million after-tax gain ($0.8 million pre-tax) remains a component of accumulated other comprehensive income within total shareowners' equity on the accompanying balance sheet.

NOTE 12. LEASE OBLIGATIONS

         The Company leases substantially all of its stores. Rental expense for the Company's operating leases consisted of:

               (DOLLARS IN MILLIONS)                              2000             2001            2002
               ---------------------                              ----             ----            ----
Minimum rentals......................................           $ 261.1          $ 290.5         $ 277.9
Contingent rentals based on sales....................               6.6              8.4             7.8
                                                                -------          -------         -------
Real property rentals................................             267.7            298.9           285.7
Equipment rentals....................................               0.9              1.0             0.6
                                                                -------          -------         -------
Total................................................           $ 268.6          $ 299.9         $ 286.3
                                                                -------          -------         -------

         Certain lease agreements include escalating rents over the lease terms. Cumulative expense recognized on the straight-line basis in excess of cumulative payments is included in accrued expenses and other liabilities on the accompanying consolidated balance sheets.

         Future minimum lease payments at February 1, 2003, were as follows:

                                                                    CAPITAL       OPERATING
                 (DOLLARS IN MILLIONS)                              LEASES          LEASES        TOTAL
                 ---------------------                              ------          ------        -----
2003.......................................................          $0.8         $  249.2      $   250.0
2004.......................................................           0.7            205.9          206.6
2005.......................................................           0.5            162.8          163.3
2006.......................................................           0.5            133.2          133.7
2007.......................................................           0.5            105.8          106.3
After 2007.................................................           0.1            240.2          240.3
                                                                     ----         --------      ---------

Minimum lease payments.....................................          $3.1         $1,097.1      $ 1,100.2
                                                                     ----         --------      ---------
Less imputed interest component............................           0.7
                                                                     ----
Present value of net minimum lease payments of which $0.8
   million is included in current liabilities..............          $2.4
                                                                     ----

         At February 1, 2003, the present value of future operating lease payment was $879.4 million.

NOTE 13. OTHER LIABILITIES

         Major components of other liabilities included:

                (DOLLARS IN MILLIONS)                                2001           2002
                ---------------------                                ----           ----
Rent expense...............................................         $17.9          $17.5
Insurance costs............................................          14.8           12.6

NOTE 14. NON-RECURRING CHARGES

         During the fourth quarter of 2001, the Company recorded a non-recurring charge of $70.0 million comprised of a $53.9 million restructuring charge and a $16.1 million asset impairment charge. The cash portion of the charge was $41.4 million, of which $6.1 million was paid during 2001. As part of the restructuring, the Company centralized all domestic retail operations functions in Topeka, Kansas. Four domestic division offices in Atlanta, Baltimore, Chicago and Dallas were closed. The Company also announced its intention to close 104 under-performing stores, including 67 Parade stores and 37 Payless ShoeSource stores, as part of the restructuring. The store closings differ from closings in the normal course of business in that they have longer remaining lease terms. The remaining Parade locations will be concentrated in the Northeast and selected major metropolitan areas. As of February 1, 2003, the Company has closed 93 stores and has decided to continue to operate seven of the 104 stores originally identified for closure. The remaining four stores will be closed in 2003. The Company eliminated a total of 230 positions in conjunction with the restructuring.

         The Company also recorded an impairment charge of $16.1 million to write down the book value of certain long-lived assets to their fair value as determined based upon estimated future cash flows. In conjunction with the restructuring and asset impairment, the Company recorded a fourth quarter 2001 charge of $70.0 million pre-tax, $43.1 million after-tax, as follows:

                                     (DOLLARS IN MILLIONS)
                                     ---------------------
Store closing costs (including lease terminations, asset impairments, and
   employee termination costs)..................................................................   $27.3
Division closing costs (including lease terminations, asset impairments, and
   employee termination costs)..................................................................     4.2

Corporate employee termination costs............................................................     8.0
Professional fees required to design and implement the restructuring............................     6.4
Inventory liquidation costs (recorded as a component of cost of sales)..........................     4.4
Other restructuring related costs...............................................................     3.6
                                                                                                   -----

Total restructuring related costs...............................................................    53.9
Asset impairments...............................................................................    16.1
                                                                                                   -----
Total 2001 non-recurring charges................................................................   $70.0
                                                                                                   -----

         The table below presents the activity of the $41.4 million reserve established as part of the 2001 non-recurring charge and the status of the reserve as of February 1, 2003. Costs are being charged against the reserves as incurred. Reserves are reviewed for adequacy on a periodic basis and are adjusted as appropriate based on those reviews.

                                     PRE-TAX                ACCRUED AS    PRE-TAX                              ACCRUED AS
                                    2001 CASH   CASH PAID   OF FEB. 2,   2002 CASH   CASH PAID                 OF FEB. 1,
    (DOLLARS IN MILLIONS)             CHARGE     IN 2001       2002        CHARGE     IN 2002    ADJUSTMENTS      2003
    ---------------------           ---------   ---------   ----------   ---------   ---------   -----------   ----------
Store closing costs
  (including lease
  terminations, asset
  impairments, and employee
  termination costs)............     $ 17.6      $   --        $17.6       $  --      $  (8.5)      $(8.0)        $1.1
Division closing costs
  (including lease
  terminations, asset
  impairments, and employee
  termination costs)............        3.3        (0.2)         3.1          --         (2.5)        1.8          2.4
Corporate employee
  termination costs.............        8.0        (1.4)         6.6          --         (6.6)         --           --
Professional fees required
  to design and implement
  the restructuring.............        6.4        (3.6)         2.8         2.0         (4.5)         --          0.3
Inventory liquidation costs
  (recorded as a component
  of cost of sales).............        4.4          --          4.4          --         (2.4)       (2.0)          --
Other restructuring related
  costs.........................        1.7        (0.9)         0.8         1.4         (2.2)         --           --
                                     ------      ------       ------       -----      -------       -----         ----
Total restructuring related
  costs.........................     $ 41.4      $ (6.1)      $ 35.3       $ 3.4      $ (26.7)      $(8.2)        $3.8
                                     ------      ------       ------       -----      -------       -----         ----

         During 2002, the Company recorded a net non-recurring benefit, resulting from lower than anticipated net costs associated with the Company's restructuring recorded in 2001. In 2002, the Company recorded an additional charge of $2.0 million for professional fees and $1.4 million for relocation costs associated with implementing the restructuring that was announced during the fourth quarter of 2001. These additional costs are reflected in the accompanying consolidated statement of earnings as non-recurring charges. The Company anticipates that future charges to earnings associated with the 2001 restructuring to be less than $0.5 million. Also, during 2002, the Company decreased its reserve for store closings by $8.0 million, inventory liquidations by $2.0 million and increased its reserve for division closings by $1.8 million. This net reversal is reflected in the accompanying consolidated statement of earnings as non-recurring benefits.

         During 2002, in an effort to enhance global sourcing initiatives and align with international expansion strategies, the Company reorganized its global sourcing structure to focus on cost reduction initiatives from procurement of materials through distribution of product. As part of these cost reduction initiatives, the Company is now taking ownership of certain raw materials as the materials enter the production process. These raw materials are included in inventories in the consolidated balance sheet.

         In April 2000, the Company completed a self-tender through which it repurchased 22.5 million shares of its common stock at $17.67 per share. This represented approximately 25.5 percent of the Company's shares immediately prior to the self-tender. During the first quarter of 2000, the Company recorded an $8.0 million non-recurring charge, principally for costs associated with the analysis and consideration of various strategic alternatives and costs associated with the self-tender.

NOTE 15. COMMON STOCK REPURCHASE PROGRAMS

         During 2002, 2001, and 2000, the Company repurchased $2.1 million (108 thousand shares), $4.1 million (210 thousand shares), and $425.0 million (24.0 million shares), respectively, of common stock under its stock repurchase programs.

NOTE 16. STOCK OPTION AND STOCK-RELATED COMPENSATION PLANS

         Under the Company's common stock option plans, options are granted at the average of the high and low trading price on the date of grant. Options to purchase may extend for up to ten years, may be exercised in installments only after stated intervals of time, and are conditional upon continued employment with the Company. The options may be exercised during certain periods following retirement, disability or death.

         A summary of the status of the various stock option plans at the end of 2000, 2001, and 2002, and the changes within years are presented below:

                                      2000

                                                           AVERAGE
                                                          EXERCISE
             (SHARES IN THOUSANDS)               SHARES     PRICE
             ---------------------               ------   ---------
Outstanding at beginning of year .............     5,760   $    15
Granted ......................................     7,326        17
Exercised ....................................       639        13
Forfeited or expired .........................       660        17
                                                 -------   -------
Outstanding at end of year ...................    11,787   $    17
                                                 -------   -------
Exercisable at end of year ...................     2,070   $    14
Fair value of options granted (per option) ...   $    10
                                                 -------   -------

                                      2001

                                                       AVERAGE
                                                      EXERCISE
          (SHARES IN THOUSANDS)              SHARES     PRICE
          ---------------------              ------   --------
Outstanding at beginning of year .........    11,787   $    17
Granted ..................................       831        22
Exercised ................................       984        15
Forfeited or expired .....................       418        17
                                             -------   -------
Outstanding at end of year ...............    11,216   $    18
                                             -------   -------
Exercisable at end of year ...............     2,805   $    15
Fair value of options granted (per
  option).................................   $    12
                                             -------   -------

                                      2002

                                                       AVERAGE
                                                      EXERCISE
          (SHARES IN THOUSANDS)              SHARES    PRICE
          ---------------------              ------   --------
Outstanding at beginning of year .........    11,216   $    18
Granted ..................................       276        18
Exercised ................................     1,321        14
Forfeited or expired .....................     1,795        17
                                             -------   -------
Outstanding at end of year ...............     8,376   $    17
                                             -------   -------
Exercisable at end of year ...............     3,195   $    16
Fair value of options granted (per option)   $    10
                                             -------   -------

         The following table summarizes information about stock options outstanding and exercisable at February 1, 2003:

                      OPTIONS OUTSTANDING                                    OPTIONS EXERCISABLE
---------------------------------------------------------------          ---------------------------
                                          (SHARES IN THOUSANDS)
                                     AVERAGE           WEIGHTED
 RANGE OF                           REMAINING          AVERAGE           AVERAGE
 EXERCISE          NUMBER          CONTRACTUAL         EXERCISE          EXERCISE           NUMBER
  PRICES        OUTSTANDING           LIFE              PRICE             PRICE          EXERCISABLE
----------      -----------        -----------         --------          --------        -----------
 $ 9-11              198                3                $ 9               $ 9                198
  12-15            2,106                4                 15                15                766
  16-18            4,608                7                 16                16              1,911
  19-24            1,464                7                 22                21                320

         Under the 1996 Stock Incentive Plan, the Company is authorized to grant a maximum of 400,000 shares of restricted stock to management associates. Associates who receive restricted stock pay no monetary consideration. Restricted stock can be granted with or without performance restrictions. Restrictions, including performance restrictions, lapse over periods of up to four years, as determined at the date of grant. Under the 1996 Stock Incentive Plan, the Company granted no shares of restricted stock in 2002 and 2001 and 191,200 shares of restricted stock in 2000.

         The Company's plans are accounted for as provided by APB Opinion No.
25. For stock options, no compensation cost has been recognized because the option exercise price is fixed at the average market price on the date of grant. For restricted stock grants, compensation expense is based upon the grant date average market price; it is recorded over the lapsing period. For performance-based restricted stock, compensation expense is recorded over the performance period based on estimates of performance levels.

NOTE 17. CONTINGENCIES

         Other than as described below, there are no material pending legal proceedings other than ordinary, routine litigation incidental to the business to which the Company is a party or of which any of its property is subject.

         On or about December 20, 2001, a First Amended Complaint was filed against the Company in the U.S. District Court for the District of Oregon, captioned Adidas America, Inc. and Adidas-Salomon AG v. Payless ShoeSource, Inc. The First Amended Complaint seeks injunctive relief and unspecified monetary damages for trademark and trade dress infringement, unfair competition, deceptive trade practices and breach of contract. The Company believes it has meritorious defenses to claims asserted in the lawsuit and has filed an answer and a motion for summary judgment which the court granted in part. An estimate of the possible loss, if any, or the range of loss cannot be made.

         On or about January 20, 2000, a complaint was filed against the Company in the U.S. District Court for the District of New Hampshire, captioned Howard
J. Dananberg, D.P.M. v. Payless ShoeSource, Inc. The Complaint seeks injunctive relief, unspecified treble monetary damages, attorneys' fees, interest and costs for patent infringement. The Company believes it has meritorious defenses to claims asserted in the lawsuit. An estimate of the possible loss, if any, or the range of loss cannot be made.

NOTE 18. SEGMENT REPORTING

         The Company and its subsidiaries are principally engaged in the operation of retail locations offering family footwear and accessories. The Company operates its business in two reportable business segments: Payless Domestic and Payless International. These segments have been determined based on internal management reporting and management responsibilities. The Payless International segment includes retail operations in Canada, South America, Central America and the Caribbean. The Company's operations in Central and South America are operated as joint ventures in which the Company maintains a 60 percent ownership. Certain management costs are allocated to the Payless International segment for services performed by Payless Domestic. The Payless Domestic segment includes retail operations in the United States, Guam, and Saipan. Information on the segments is as follows:

                                                                   PAYLESS            PAYLESS         PAYLESS
                   (DOLLARS IN MILLIONS)                           DOMESTIC        INTERNATIONAL    CONSOLIDATED
                   ---------------------                           --------        -------------    ------------
Fiscal year ended February 3, 2001

   Revenues from external customers.........................       $2,753.1           $195.3          $2,948.4
   Operating profit.........................................          223.1              4.9             228.0
   Interest expense.........................................           29.0              0.3              29.3
   Interest income..........................................           (4.2)            (0.1)             (4.3)
   Net earnings before income taxes and minority interest...          198.3              4.7             203.0
   Depreciation and amortization............................           92.9              6.4              99.3
   Total assets.............................................          936.1             66.7           1,002.8
   Long-lived assets........................................          503.5             37.5             541.0
   Additions to long-lived assets...........................          127.2              7.8             135.0
                                                                   --------           ------          --------

Fiscal year ended February 2, 2002

   Revenues from external customers.........................       $2,677.4           $236.3          $2,913.7
   Operating profit.........................................           97.5              2.4              99.9
   Interest expense.........................................           29.4              1.2              30.6
   Interest income..........................................           (1.7)            (0.8)             (2.5)
   Net earnings before income taxes and minority interest...           69.8              2.0              71.8
   Depreciation and amortization............................           94.7              8.2             102.9
   Total assets.............................................          950.6            118.6           1,069.2
   Long-lived assets........................................          444.5             53.1             497.6
   Additions to long-lived assets...........................           42.5             18.9              61.4
                                                                   --------           ------          --------

Fiscal Year ended February 1, 2003

   Revenues from external customers.........................       $2,591.5           $286.5          $2,878.0
   Operating profit.........................................          173.3              4.8             178.1
   Interest expense.........................................           20.9              2.6              23.5
   Interest income..........................................           (2.0)            (2.3)             (4.3)
   Net earnings before income taxes and minority interest...          154.4              4.5             158.9
   Depreciation and amortization............................           90.8             11.4             102.2
   Total assets.............................................          962.2            188.6           1,150.8
   Long-lived assets........................................          417.8             70.4             488.2
   Additions to long-lived assets...........................           58.5             25.9              84.4
                                                                   --------           ------          --------

NOTE 19. SHAREOWNER RIGHTS PLAN

         The Company has a shareowner rights plan under which one right is attached to each share of the Company's common stock. The rights become exercisable only under certain circumstances involving actual or potential acquisitions of the Company's common stock by a person or persons affiliated with such persons. Depending on the circumstances, if the rights become exercisable, the holder may be entitled to purchase units of the Company's preferred stock, shares of the Company's common stock or shares of the common stock of the acquiring person. The rights will remain in existence until April 30, 2006, unless they are terminated, extended, exercised or redeemed.

NOTE 20. NEW ACCOUNTING STANDARDS

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS No. 142 requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. This Statement also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. In the first quarter of fiscal 2002, the Company ceased amortization of goodwill and completed the first step of the required two-step goodwill impairment testing. The first step of the impairment test required the Company to compare the fair value of each reporting unit to its carrying value to determine whether there was an indication that impairment existed. If there had been an indication of impairment, the Company would have allocated the fair value of the reporting unit to its assets and liabilities as if the reporting unit had been acquired in a business combination. During 2002, no impairment losses were recorded under SFAS No. 142.

         Effective fiscal 2002, the Company adopted the provisions of Financial Accounting Standards Board (FASB) Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets to Be Disposed Of" ("SFAS 144"). This statement addresses accounting and reporting for the impairment or disposal of long-lived assets. The statement superseded SFAS 121, while retaining many of the fundamental provisions covered by that statement. SFAS 144 differs fundamentally from SFAS 121 in that goodwill and other intangible assets that are not amortized are excluded from the scope of SFAS 144. Additionally, SFAS 144 addresses and clarifies implementation and estimation issues arising from SFAS 121.

         SFAS 144 also superseded the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. SFAS 144 retains the basic provisions of APB Opinion No. 30 for the presentation of discontinued operations in the income statement but broadens that presentation to apply to a component of an entity rather than a segment of a business. The application of SFAS 144 in 2002 did not have a material impact on the Company's consolidated financial statements.

         During April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). This Statement rescinds SFAS 4, "Reporting Gains and Losses from Extinguishment of Debt" and SFAS 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends SFAS 13, "Accounting for Leases," so that certain lease modifications that have economic effects that are similar to sale-leaseback transactions are accounted for the same way as sale-leaseback transactions. Additionally, SFAS 13 is amended so that the original lessee under an operating lease agreement that becomes secondarily liable shall recognize the fair value of the guarantee obligation. SFAS 145 also stipulates that gains or losses on extinguishment of debt would have to meet the criteria of APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to be classified as an extraordinary item. In addition, extraordinary gains and losses on extinguishment of debt in prior periods presented would require reclassification. SFAS 145 is effective for fiscal years beginning after May 15, 2002. In connection with the adoption of SFAS 145, the Company reclassified a $3.6 million extraordinary loss (net of $2.3 million in taxes) to selling, general and administrative expenses in the 2000 Consolidated Statement of Earnings.

         On July 30, 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). This Statement supercedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 is different from EITF Issue No. 94-3 in that SFAS 146 requires that a liability be recognized for a cost associated with an exit or disposal activity only when the liability is incurred, that is when it meets the definition of a liability in the

FASB's conceptual framework. SFAS 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. In contrast, under EITF Issue 94-3, a company recognized a liability for an exit cost when it committed to an exit plan. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The statement does not require retroactive application and, consequently, did not have an impact on the Company's exit activity initially applied prior to the adoption of SFAS 146; however, the adoption of SFAS 146 can be expected to impact the timing of liability recognition associated with any future exit activities.

         In December 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" ("SFAS 148"). SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation," and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure requirements of SFAS 123 to require prominent disclosure in annual and interim financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. The interim disclosure provisions of this statement are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company has adopted the disclosure provisions of SFAS 148.

NOTE 21. SUBSIDIARY GUARANTORS OF SENIOR NOTES -- CONDENSED CONSOLIDATING FINANCIAL INFORMATION

         The Company has issued Senior Note debt guaranteed by certain of its subsidiaries (the "Guarantor Subsidiaries") -- The Guarantor Subsidiaries are direct or indirect wholly owned subsidiaries of the Company. The guarantees are full and unconditional, to the extent allowed by law, and joint and several.

         The following supplemental financial information sets forth, on a condensed consolidating basis, the balance sheets for the Company (the "Parent Company"), for the Guarantor Subsidiaries and for the Company's non-guarantor subsidiaries (the "Non-guarantor Subsidiaries") and total consolidated Payless ShoeSource, Inc. and subsidiaries as of February 1, 2003 and February 2, 2002 and the related condensed consolidating statements of earnings and cash flows for the years ended February 1, 2003, February 2, 2002 and February 3, 2001. The intercompany investment for each subsidiary is recorded by its parent in Other assets.

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                FEBRUARY 1, 2003
                              (DOLLARS IN MILLIONS)

                                               PARENT       GUARANTOR      NON-GUARANTOR
                                               COMPANY     SUBSIDIARIES     SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                               -------     ------------     ------------   ------------   ------------
Net sales .............................       $     --       $2,713.5         $  457.0       $ (292.5)      $2,878.0
Cost of sales .........................             --        1,927.1            371.6         (292.6)       2,006.1
Selling, general and administrative
   expense ............................            1.0          618.6             76.9            0.1          696.6
Non-recurring benefits ................             --           (2.8)              --             --           (2.8)
                                              --------       --------         --------       --------       --------
Operating profit ......................           (1.0)         170.6              8.5             --          178.1
Interest expense ......................           14.4           21.1              3.2          (15.2)          23.5
Interest income .......................             --          (17.2)            (2.3)          15.2           (4.3)
Equity in earnings of
   subsidiaries .......................         (115.6)         (10.8)              --          126.4             --
                                              --------       --------         --------       --------       --------
Earnings before income taxes
   and minority interest ..............          100.2          177.5              7.6         (126.4)         158.9
Provision for income taxes ............           (5.6)          61.9              1.7             --           58.0
                                              --------       --------         --------       --------       --------
Earnings before minority
   interest ...........................          105.8          115.6              5.9         (126.4)         100.9
Minority interest, net of income tax ..             --             --              4.9             --            4.9
                                              --------       --------         --------       --------       --------
Net earnings ..........................       $  105.8       $  115.6         $   10.8       $ (126.4)      $  105.8
                                              ========       ========         ========       ========       ========

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                FEBRUARY 1, 2003
                              (DOLLARS IN MILLIONS)

                                                    PARENT      GUARANTOR    NON-GUARANTOR
                                                    COMPANY    SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                  -----------  ------------  -------------   ------------    ------------

Assets:
Current assets:
   Cash and cash equivalents.................     $        --  $      31.9   $       42.5    $         --    $       74.4
   Inventories...............................              --        369.2           89.0            (5.7)          452.5
   Current deferred income taxes.............              --         15.8            0.6              --            16.4
   Other current assets......................             5.6        168.3           50.2          (133.8)           90.3
                                                  -----------  -----------   ------------    ------------    ------------
Total current assets.........................             5.6        585.2          182.3          (139.5)          633.6
Property and equipment:
   Land......................................              --          7.6             --              --             7.6
   Buildings and leasehold improvements......              --        563.2           62.2              --           625.4
   Furniture, fixtures and equipment.........              --        441.1           48.9              --           490.0
   Property under capital leases.............              --          4.6             --              --             4.6
                                                  -----------  -----------   ------------    ------------    ------------
   Total property and equipment..............              --      1,016.5          111.1              --         1,127.6

   Accumulated depreciation..................              --       (660.2)         (41.1)             --          (701.3)
                                                  -----------  -----------   ------------   -------------    ------------
   Property and equipment, net...............              --        356.3           70.0              --           426.3
Favorable leases, net........................              --         34.3             --              --            34.3
Deferred income taxes........................              --         20.8            8.2              --            29.0
Other assets.................................         1,062.6        508.6           18.1        (1,561.7)           27.6
                                                  -----------  -----------   ------------    ------------    ------------
Total assets.................................     $   1,068.2  $   1,505.2   $      278.6    $   (1,701.2)   $    1,150.8
                                                  ===========  ===========   ============    ============    ============

Liabilities and Shareowners' Equity:
Current liabilities:
   Current maturities of long-term debt......     $        --  $      83.2   $       30.0    $      (30.0)   $       83.2
   Notes payable.............................              --           --           28.5              --            28.5
   Accounts payable..........................              --         69.0           71.3           (33.9)          106.4
   Accrued expenses..........................            70.0        106.6           22.7           (75.6)          123.7
                                                  -----------  -----------   ------------    ------------    ------------
Total current liabilities....................            70.0        258.8          152.5          (139.5)          341.8
Long-term debt...............................           400.0        136.7            4.0          (400.0)          140.7
Other liabilities............................              --        145.8            5.2           (98.7)           52.3
Minority interest............................              --           --           17.8              --            17.8
Shareowners' Equity..........................           598.2        963.9           99.1        (1,063.0)          598.2
                                                  -----------  -----------   ------------    ------------    ------------
Total Liabilities and Shareowners' Equity....     $   1,068.2  $   1,505.2   $      278.6    $   (1,701.2)   $    1,150.8
                                                  ===========  ===========   ============    ============    ============

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                FEBRUARY 1, 2003
                              (DOLLARS IN MILLIONS)

                                                    PARENT      GUARANTOR    NON-GUARANTOR
                                                    COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                                  -----------  ------------  -------------   ------------    ------------

Operating activities:
Net Earnings...............................       $     105.8  $     115.6   $       10.8    $     (126.4)   $      105.8
Adjustments for noncash items included
   in earnings:
   Loss on disposal of assets..............                --          6.9            3.6              --            10.5
   Depreciation and amortization...........                --         90.7           11.5              --           102.2
   Amortization of unearned restricted
     stock.................................                --          0.9             --              --             0.9
   Deferred income taxes...................                --         25.9           (5.2)             --            20.7
   Minority interest.......................                --           --           (4.9)             --            (4.9)
   Tax benefit of stock option
     exercises.............................                --          3.1             --              --             3.1
Changes in working capital:
   Inventories.............................                --        (53.9)         (64.8)            5.7          (113.0)
   Other current assets....................               4.9        (50.8)          (2.8)           51.1             2.4
   Accounts payable........................              (0.5)        16.6           32.7           (15.9)           32.9
   Accrued expenses........................              15.9        (31.0)           7.4           (10.9)          (18.6)
Other assets and liabilities, net..........            (143.7)        48.5          (12.7)           96.4           (11.5)
                                                  -----------  -----------   ------------    ------------    ------------
Total operating activities.................             (17.6)       172.5          (24.4)             --           130.5
                                                  -----------  -----------   ------------    ------------    ------------

Investing activities:
Capital expenditures.......................                --        (67.5)         (31.3)             --           (98.8)
Disposition of property and equipment......                --          3.9             --              --             3.9
Investment in subsidiaries.................                --        (30.0)            --            30.0              --
Loan to parent/subsidiary..................                --        (30.0)            --            30.0              --
Repayment of loan to parent/subsidiary.....                --          4.5             --            (4.5)             --
                                                  -----------  -----------   ------------    ------------    ------------
Total investing activities.................                --       (119.1)         (31.3)           55.5           (94.9)
                                                  -----------  -----------   ------------    ------------    ------------

Financing activities:
Issuance of notes payable..................                --           --           19.0              --            19.0
Restricted cash............................                --           --          (19.0)             --           (19.0)
Issuance of long-term debt.................                --           --            4.0              --             4.0
Repayments of long-term debt...............                --        (91.1)          (4.5)            4.5           (91.1)
Loan from parent/subsidiary................                --           --           30.0           (30.0)             --
Net issuances of common stock..............              17.6           --             --              --            17.6
Contributions by parents...................                --           --           30.0           (30.0)             --
Contributions by minority owners...........                --           --           17.2              --            17.2
Other financing activities.................                --           --           (1.2)             --            (1.2)
                                                  -----------  -----------   ------------    ------------    ------------
Total financing activities.................              17.6        (91.1)          75.5           (55.5)          (53.5)
                                                  -----------  -----------   ------------    ------------    ------------
Increase (decrease) in cash................                --        (37.7)          19.8              --           (17.9)
Cash and Cash Equivalents, Beginning of
   Period..................................                --         69.6           22.7              --            92.3
                                                  -----------  -----------   ------------    ------------    ------------
Cash and Cash Equivalents, End of Period...       $        --  $      31.9   $       42.5    $         --    $       74.4
                                                  ===========  ===========   ============    ============    ============

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                FEBRUARY 2, 2002
                              (DOLLARS IN MILLIONS)

                                                     PARENT      GUARANTOR   NON-GUARANTOR
                                                    COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                                  -----------  ------------  -------------   ------------    ------------
Net sales                                        $          -  $    2,775.9  $      247.2    $     (109.4)   $    2,913.7
Cost of sales                                               -       1,966.4         167.7          (101.8)        2,032.3
Selling, general and administrative expense               1.0         647.9          74.6            (7.6)          715.9
Non-recurring charges                                       -          63.0           2.6               -            65.6
                                                 ------------  ------------  ------------    ------------    ------------
Operating profit                                         (1.0)         98.6           2.3               -            99.9
Interest expense                                         26.3          29.4           1.2           (26.3)           30.6
Interest income                                             -         (28.0)         (0.8)           26.3            (2.5)
Equity in earnings of subsidiaries                      (62.2)         (1.3)            -            63.5               -
                                                 ------------  ------------  ------------    ------------    ------------
Earnings before income taxes and minority
   interest                                              34.9          98.5           1.9           (63.5)           71.8
Provision for income taxes                              (10.5)         36.3           1.8               -            27.6
                                                 ------------  ------------  ------------    ------------    ------------
Earnings before minority interest                        45.4          62.2           0.1           (63.5)           44.2
Minority interest, net of income tax                        -             -           1.2               -             1.2
                                                 ------------  ------------- ------------     -----------    ------------
Net earnings                                     $       45.4  $       62.2  $        1.3    $      (63.5)   $       45.4
                                                 ============  ============  ============    ============    ============

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                FEBRUARY 2, 2002
                              (DOLLARS IN MILLIONS)

                                                     PARENT     GUARANTOR    NON-GUARANTOR
                                                    COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                                  -----------  ------------  -------------   ------------    ------------
Assets:
Current assets:
   Cash and cash equivalents........              $        --  $      69.6   $        22.7   $         --    $       92.3
   Inventories......................                       --        315.3            24.2             --           339.5
   Current deferred income taxes....                       --         30.9             0.1             --            31.0
   Other current assets.............                     10.5        117.5            28.4          (82.7)           73.7
                                                  -----------  -----------   -------------   ------------    ------------
Total current assets................                     10.5        533.3            75.4          (82.7)          536.5
Property and equipment:
   Land.............................                       --          8.1              --             --             8.1
   Buildings and leasehold
     improvements...................                       --        556.2            51.1             --           607.3
   Furniture, fixtures and equipment                       --        418.3            32.4             --           450.7
   Property under capital leases....                       --          7.3              --             --             7.3
                                                  -----------  -----------   -------------   ------------    ------------
   Total property and equipment.....                       --        989.9            83.5             --         1,073.4
   Accumulated depreciation.........                       --       (603.0)          (29.7)            --          (632.7)
                                                  -----------  -----------   -------------   ------------    ------------
   Property and equipment, net......                       --        386.9            53.8             --           440.7
Favorable leases, net...............                       --         37.5              --             --            37.5
Deferred income taxes...............                       --         31.6             3.5             --            35.1
Other assets........................                    911.2        476.8             5.8       (1,374.4)           19.4
                                                  -----------  -----------   -------------   ------------    ------------
Total Assets........................              $     921.7  $   1,466.1   $       138.5   $   (1,457.1)   $    1,069.2
                                                  ===========  ===========   =============   ============    ============

Liabilities and Shareowners' Equity:
Current liabilities:
   Current maturities of long-term
     debt...........................              $        --  $      65.9   $          --   $         --    $       65.9
   Notes payable....................                       --           --             9.5             --             9.5
   Accounts payable.................                      0.6         52.4            38.5          (18.0)           73.5
   Accrued expenses.................                     54.1        137.6            15.3          (64.7)          142.3
                                                  -----------  -----------   -------------   ------------    ------------
Total current liabilities...........                     54.7        255.9            63.3          (82.7)          291.2
Long-term debt......................                    400.0        245.1             4.5         (404.5)          245.1
Other liabilities...................                       --        142.9             5.5          (89.2)           59.2
Minority interest...................                       --           --             6.7             --             6.7
Shareowners' Equity.................                    467.0        822.2            58.5         (880.7)          467.0
                                                  -----------  -----------   -------------   ------------    ------------
Total Liabilities and Shareowners'
   Equity...........................              $     921.7  $   1,466.1   $       138.5   $   (1,457.1)   $    1,069.2
                                                  ===========  ===========   =============   ============    ============

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                FEBRUARY 2, 2002
                              (DOLLARS IN MILLIONS)

                                                     PARENT      GUARANTOR   NON-GUARANTOR
                                                    COMPANY    SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                  -----------  ------------  -------------   ------------    ------------
Operating Activities:
Net Earnings........................              $      45.4  $      62.2   $         1.3   $      (63.5)   $       45.4
Adjustments for noncash items
   included in earnings:
   Non-cash component of
     non-recurring charge...........                       --         28.6              --             --            28.6
   Loss on disposal of assets.......                       --         10.1             0.1             --            10.2
   Depreciation and amortization....                       --         94.6             8.3             --           102.9
   Amortization of unearned
     restricted stock...............                       --          4.0              --             --             4.0
   Deferred income taxes............                       --        (25.5)            1.4             --           (24.1)
   Minority interest................                       --           --            (1.2)            --            (1.2)
   Tax benefit of stock option
     exercises......................                       --          3.2              --             --             3.2
Changes in working capital:
   Inventories......................                       --         20.0            (3.9)            --            16.1
   Other current assets.............                      3.1        (31.9)           (8.4)          26.8           (10.4)
   Accounts payable.................                      0.6        (30.6)           21.5           (7.0)          (15.5)
   Accrued expenses.................                     23.7          9.0             5.9          (19.6)           19.0
Other assets and liabilities, net...                    (85.9)        27.0            (4.6)          63.3            (0.2)
                                                  -----------  -----------   -------------   ------------    ------------
Total operating activities..........                    (13.1)       170.7            20.4             --           178.0
                                                  -----------  -----------   -------------   ------------    ------------

Investing Activities:
Capital expenditures................                       --        (79.8)          (23.0)            --          (102.8)
Disposition of property and
   equipment........................                       --          1.6              --             --             1.6
Investments in subsidiaries.........                       --        (10.3)             --           10.3              --
Loans to parent/subsidiaries........                       --         (1.0)             --            1.0              --
                                                  -----------  -----------   -------------   ------------    ------------
Total investing activities..........                       --        (89.5)          (23.0)          11.3          (101.2)
                                                  -----------  -----------   -------------   ------------    ------------
Financing Activities:
Issuance of notes payable...........                       --           --             9.5             --             9.5
Restricted cash.....................                       --           --            (9.5)            --            (9.5)
Issuance of long-term debt..........                       --          3.3              --             --             3.3
Repayments of long-term debt........                       --        (16.4)           (1.5)            --           (17.9)
Loan from parent/subsidiary.........                       --           --             1.0           (1.0)             --
Net issuances (purchases) of common
   stock............................                     13.1           --              --             --            13.1
Contributions by parents............                       --           --            10.3          (10.3)             --
Contributions by minority
   owners...........................                       --           --             6.8             --             6.8
Other financing activities..........                       --           --            (0.2)            --            (0.2)
                                                  -----------  -----------   -------------   ------------    ------------
Total financing activities..........                     13.1        (13.1)           16.4          (11.3)            5.1
                                                  -----------  -----------   -------------   ------------    ------------

Increase in Cash....................                       --         68.1            13.8             --            81.9
Cash and Cash Equivalents,
   Beginning of Period..............                       --          1.5             8.9             --            10.4
                                                  -----------  -----------   -------------   ------------    ------------
Cash and Cash Equivalents,
   End of Period....................              $        --  $      69.6   $        22.7   $         --    $       92.3
                                                  ===========  ===========   =============   ============    ============

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                FEBRUARY 3, 2001
                              (DOLLARS IN MILLIONS)

                                           PARENT         GUARANTOR     NON-GUARANTOR
                                          COMPANY        SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        ------------    -------------   -------------   ------------   ------------
Net sales                               $         --    $    2,831.6    $      206.1    $      (89.3)  $    2,948.4
Cost of sales                                     --         1,955.2           139.7           (82.8)       2,012.1
Selling, general and administrative
   expense                                       1.4           650.6            60.7            (6.5)         706.2
Non-recurring charges                             --             8.0              --              --            8.0
                                        ------------    ------------    ------------    ------------   ------------
Operating Profit                                (1.4)          217.8             5.7              --          222.1
Interest Expense                                30.5            29.1             0.3           (30.5)          29.3
Interest income                                   --           (34.6)           (0.2)           30.5           (4.3)
Equity in earnings of subsidiaries            (140.0)           (4.3)             --           144.3             --
                                        ------------    ------------    ------------    ------------   ------------
Earnings before income taxes and
   minority interest                           108.2           227.6             5.6          (144.3)         197.1
Provision for income taxes                     (12.4)           87.6             1.5              --           76.7
                                        ------------    ------------    ------------    ------------   ------------
Earnings before minority interest              120.6           140.0             4.1          (144.3)         120.4
Minority interest, net of income tax              --              --             0.2              --            0.2
                                        ------------    -------------   ------------    ------------   ------------
Net earnings                            $      120.6    $      140.0    $        4.3    $     (144.3)  $      120.6
                                        ============    ============    ============    ============   ============

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                FEBRUARY 3, 2001
                              (DOLLARS IN MILLIONS)

                                           PARENT         GUARANTOR     NON-GUARANTOR
                                          COMPANY       SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        ------------    ------------    ------------    ------------   ------------
Operating Activities:
Net Earnings........................    $      120.6    $      140.0    $        4.3    $     (144.3)  $      120.6
Adjustments for noncash items
   included in earnings:
   Loss related to early
     extinguishment of debt.........              --             3.6              --              --            3.6
   Loss on disposal of assets.......              --             9.7              --              --            9.7
   Depreciation and amortization....              --            92.4             6.9              --           99.3
   Amortization of unearned
     restricted stock...............              --             3.3              --              --            3.3
   Deferred income taxes............              --            (2.2)            0.5              --           (1.7)
   Minority interest................              --              --            (0.2)             --           (0.2)
   Tax benefit of stock option
     exercises......................              --             1.7              --              --            1.7
Changes in working capital:
   Inventories......................              --            (4.5)           (1.4)             --           (5.9)
   Other current assets.............           (13.6)          (39.6)           (7.4)           50.4          (10.2)
   Accounts payable.................              --             5.7             7.6            (5.5)           7.8
   Accrued expenses.................            30.4            21.2            (4.0)          (45.0)           2.6
Other assets and liabilities, net...          (119.1)          (34.4)            1.1           144.4           (8.0)
                                        ------------    ------------    ------------    ------------   ------------
Total Operating Activities..........            18.3           196.9             7.4              --          222.6
                                        ------------    ------------    ------------    ------------   ------------

Investing Activities:
Capital expenditures................              --          (134.9)          (10.0)             --         (144.9)
Disposition of property and
   equipment........................              --             0.1              --              --            0.1
Investment in subsidiaries..........              --            (2.5)             --             2.5             --
Loans to parent/subsidiaries........              --          (403.5)             --           403.5             --
                                        ------------    ------------    ------------    ------------   ------------
Total Investing Activities..........              --          (540.8)          (10.0)          406.0         (144.8)
                                        ------------    ------------    ------------    ------------   ------------

Financing Activities:
Issuance of long-term debt..........              --           400.0             1.5              --          401.5
Payment of debt issuance costs......              --            (8.9)             --              --           (8.9)
Repayments of long-term debt........              --          (207.3)           (0.1)             --         (207.4)
Loan from parent/subsidiary.........           400.0              --             3.5          (403.5)            --
Net purchases of common stock.......          (418.3)             --              --              --         (418.3)
Contributions by parents............              --              --             2.5            (2.5)            --
Contributions by minority
   owners...........................              --              --             1.7              --            1.7
Other financing activities..........              --              --            (0.2)             --           (0.2)
                                        ------------    ------------    ------------    ------------   -------------
Total Financing Activities..........           (18.3)          183.8             8.9          (406.0)        (231.6)
                                        ------------    ------------    ------------    ------------   ------------

Increase (Decrease) in Cash.........              --          (160.1)            6.3              --         (153.8)
Cash and Cash Equivalents,
   Beginning of Period..............              --           161.6             2.6              --          164.2
                                        ------------    ------------    ------------    ------------   ------------
Cash and Cash Equivalents,
   End of Period....................    $         --    $        1.5    $        8.9    $         --   $       10.4
                                        ============    ============    ============    ============   ============

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                   (UNAUDITED)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                           THREE MONTHS ENDED          SIX MONTHS ENDED
                                                        -------------------------  -----------------------
                                                         AUGUST 3,     AUGUST 2,    AUGUST 3,    AUGUST 2,
                                                            2002         2003         2002         2003
                                                        ------------  -----------  -----------  -----------
Net sales.............................................  $      776.2  $     731.5  $   1,514.4  $   1,429.2
Cost of sales.........................................         522.1        533.2      1,039.4      1,026.5
Selling, general, and administrative expenses.........         178.3        188.7        356.2        368.8
Non-recurring benefit.................................          (0.9)          --         (0.9)          --
                                                        ------------  -----------  -----------  -----------
Operating profit......................................          76.7          9.6        119.7         33.9
Interest expense......................................           6.4          4.3         12.5          9.4
Interest income.......................................          (1.3)        (1.0)        (1.9)        (2.0)
                                                        ------------  -----------  -----------  -----------
Earnings before income taxes and minority interest....          71.6          6.3        109.1         26.5
Provision for income taxes............................          25.4          2.3         39.8          9.7
                                                        ------------  -----------  -----------  -----------
Earnings before minority interest.....................          46.2          4.0         69.3         16.8
Minority interest.....................................           1.0          1.2          1.8          2.5
                                                        ------------  -----------  -----------  -----------
Net Earnings..........................................  $       47.2  $       5.2  $      71.1  $      19.3
                                                        ============  ===========  ===========  ===========
Diluted Earnings per Share............................  $       0.69  $      0.08  $      1.04  $      0.28
                                                        ============  ===========  ===========  ===========
Basic Earnings per Share..............................  $       0.70  $      0.08  $      1.05  $      0.28
                                                        ============  ===========  ===========  ===========
Diluted Weighted Average Shares Outstanding...........          68.4         68.1         68.3         68.1
                                                        ============  ===========  ===========  ===========
Basic Weighted Average Shares Outstanding.............          67.9         68.0         67.6         68.0
                                                        ============  ===========  ===========  ===========

            See Notes to Condensed Consolidated Financial Statements

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)

                                                                          AUGUST 3,       AUGUST 2,     FEBRUARY 1,
                                                                            2002            2003           2003
                                                                         ----------      ----------     ----------
Assets:
Current Assets:
    Cash and cash equivalents......................................      $    169.6      $    115.3     $     74.4
    Restricted cash................................................            18.5            33.0           28.5
    Inventories....................................................           337.3           418.6          452.5
    Current deferred income taxes..................................            22.3            16.1           16.4
    Other current assets...........................................            65.3            69.6           61.8
                                                                         ----------      ----------     ----------
Total current assets...............................................           613.0           652.6          633.6
Property and Equipment:
    Land...........................................................             8.1             8.4            7.6
    Buildings and leasehold improvements...........................           607.1           637.7          625.4
    Furniture, fixtures and equipment..............................           485.7           507.4          490.0
    Property under capital leases..................................             7.3             4.6            4.6
                                                                         ----------      ----------     ----------
Total property and equipment.......................................         1,108.2         1,158.1        1,127.6
    Accumulated depreciation and amortization......................          (671.9)         (737.7)        (701.3)
                                                                         ----------      ----------     ----------
    Property and equipment, net....................................           436.3           420.4          426.3
Favorable leases, net..............................................            34.6            31.8           34.3
Deferred income taxes..............................................            34.8            29.1           29.0
Other assets.......................................................            26.2            36.0           27.6
                                                                         ----------      ----------     ----------
Total Assets.......................................................      $  1,144.9      $  1,169.9     $  1,150.8
                                                                         ==========      ==========     ==========

Liabilities and Shareowners' Equity:
Current Liabilities:
    Current maturities of long-term debt...........................      $     48.9      $      0.9     $     83.2
    Notes payable..................................................            18.5            33.0           28.5
    Accounts payable...............................................           109.6           114.3          106.4
    Accrued expenses...............................................           161.1           121.7          123.7
                                                                         ----------      ----------     ----------
Total current liabilities..........................................           338.1           269.9          341.8
Long-term debt.....................................................           182.5           203.1          140.7
Other liabilities..................................................            53.7            54.9           52.3
Minority interest..................................................            10.8            18.3           17.8
Total shareowners' equity..........................................           559.8           623.7          598.2
                                                                         ----------      ----------     ----------
Total Liabilities and Shareowners' Equity..........................      $  1,144.9      $  1,169.9     $  1,150.8
                                                                         ==========      ==========     ==========

            See Notes to Condensed Consolidated Financial Statements

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)

                                                                                       SIX MONTHS ENDED
                                                                              --------------------------------
                                                                              AUGUST 3, 2002    AUGUST 2, 2003
                                                                              --------------    --------------
Operating Activities:
  Net earnings.......................................................             $  71.1          $   19.3
  Adjustments for non-cash items included in net earnings:
   Loss on disposal of assets........................................                 1.8              10.3
   Depreciation and amortization.....................................                51.1              50.2
   Amortization of unearned restricted stock.........................                 0.8               0.3
   Deferred income taxes.............................................                 9.0               0.2
   Minority interest.................................................                (1.8)             (2.5)
   Income tax benefit of stock option exercises......................                 2.9                --
Changes in working capital:
   Inventories.......................................................                 2.2              33.9
   Other current assets..............................................                (9.1)             (6.8)
   Accounts payable..................................................                36.0               7.9
   Accrued expenses..................................................                21.8              (6.0)
  Other assets and liabilities, net..................................                (5.0)             11.6
                                                                                  -------          --------
  Total operating activities.........................................               180.8             118.4
                                                                                  -------          --------

Investing activities:
   Capital expenditures..............................................               (47.3)            (55.3)
   Disposition of property and equipment.............................                 1.7                --
                                                                                  -------          --------
  Total investing activities.........................................               (45.6)            (55.3)
                                                                                  -------          --------

Financing activities:
   Issuance of notes payable.........................................                 9.0               4.5
   Restricted cash...................................................                (9.0)             (4.5)
   Issuance of long-term debt........................................                  --             196.7
   Payment of deferred financing costs...............................                  --              (5.0)
   Repayment of long-term debt.......................................               (79.7)           (216.6)
   Net (purchases) issuances of common stock.........................                15.9              (0.2)
   Contributions by minority owners..................................                 6.1               3.6
   Other financing activities........................................                (0.2)             (0.7)
                                                                                  -------          --------
  Total financing activities.........................................               (57.9)            (22.2)
                                                                                  -------          --------

  Increase in cash and cash equivalents..............................                77.3              40.9
  Cash and cash equivalents, beginning of year.......................                92.3              74.4
                                                                                  -------          --------
  Cash and cash equivalents, end of period...........................             $ 169.6          $  115.3
                                                                                  =======          ========
Cash paid during the period:
   Interest..........................................................             $  12.0          $    9.0
   Income taxes......................................................             $    --          $   13.7

            See Notes to Condensed Consolidated Financial Statements

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.           INTERIM RESULTS.

         These unaudited Condensed Consolidated Financial Statements of Payless ShoeSource, Inc. (the "Company") have been prepared in accordance with the instructions to Form 10-Q of the United States Securities and Exchange Commission and should be read in conjunction with the Notes to Consolidated Financial Statements (pages 19-25) in the Company's 2002 Annual Report. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the unaudited Condensed Consolidated Financial Statements are fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included; however, certain items are included in these statements based upon estimates for the entire year. The results for the three-month period and six-month period ended August 2, 2003, are not necessarily indicative of the results that may be expected for the entire fiscal year ending January 31, 2004.

NOTE 2.           STOCK BASED COMPENSATION.

         The Company adopted the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure, an amendment of FASB Statement No. 123." The Statement requires prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock compensation awards under the intrinsic value method of Accounting Principles Board ("APB") Opinion No. 25. APB Opinion No. 25 requires compensation cost to be recognized based on the excess, if any, between the quoted market price of the stock at the date of grant and the amount an employee must pay to acquire the stock. All options awarded under all of the Company's plans are granted with an exercise price equal to the fair market value on the date of the grant.

         SFAS 123, "Accounting for Stock-Based Compensation," provides an alternative method of accounting for stock-based compensation, which establishes a fair value based method of accounting for employee stock options or similar equity instruments. The Company uses the Black-Scholes option pricing model to estimate the grant date fair value of its 1996 and later option grants. The fair value is recognized over the option vesting period. As the fair value represents only 1996 and later option grants, the pro forma impact shown below may not be representative of future years. The following table presents the effect on net earnings and earnings per share had the Company adopted the fair value based method of accounting for stock-based compensation under SFAS No. 123, "Accounting for Stock-Based Compensation."

                                                          THREE MONTHS ENDED            SIX MONTHS ENDED
                                                       ------------------------     -----------------------
(DOLLARS IN MILLIONS,                                  AUGUST 3,      AUGUST 2,     AUGUST 3,     AUGUST 2,
EXCEPT PER SHARE AMOUNTS)                                2002           2003          2002          2003
-------------------------                              ---------      ---------     ---------     ---------
Net Earnings:

As reported.........................................   $    47.2      $     5.2     $    71.1     $    19.3

     Less: Total stock-based employee
        compensation expense
        determined under fair value based
        method for all awards, net of
        related taxes...............................   $     1.9      $     1.4     $     3.8     $     2.6

   Pro forma........................................   $    45.3      $     3.8     $    67.3     $    16.7

Diluted earnings per share

   As reported......................................   $    0.69      $    0.08     $    1.04     $    0.28

   Pro forma........................................   $    0.66      $    0.06     $    0.98     $    0.24

Basic earnings per share

   As reported......................................   $    0.70      $    0.08     $    1.05     $    0.28

   Pro forma........................................   $    0.67      $    0.06     $    0.99     $    0.24

NOTE 3.           INVENTORIES.

         Merchandise inventories are valued by the retail method and are stated at the lower of cost, determined using the first-in, first-out (FIFO) basis, or market. Raw material and in-transit inventories are valued at the lower of cost using the FIFO basis, or market. Raw materials of $13.5 million, $9.2 million and $15.5 million are included in Inventories at August 2, 2003, August 3, 2002, and February 1, 2003, respectively.

NOTE 4.           INTANGIBLES.

         On February 3, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which established reporting and accounting standards for goodwill and intangible assets. Under SFAS 142, companies no longer amortize goodwill over the estimated useful life. Goodwill is assessed each year during the first quarter for impairment by applying a fair value based test. No impairment was recorded during the first quarter ended May 3, 2003.

         Favorable lease rights subject to amortization pursuant to SFAS 142 are as follows:

                                                AUGUST 3,    AUGUST 2,
(DOLLARS IN MILLIONS)                             2002         2003
---------------------                           ---------    ---------
Gross carrying amount                           $    87.1    $    88.6

Less:  accumulated amortization                     (52.5)       (56.8)
                                                ---------    ---------
Carrying amount, end of period                  $    34.6    $    31.8
                                                =========    =========

         The Company expects annual amortization expense for all intangible assets for the next five years to be as follows (in millions):

       YEAR                                AMOUNT
       ----                               --------
Remainder of 2003                         $    2.5
       2004                                    4.6
       2005                                    4.2
       2006                                    3.8
       2007                               $    3.3

NOTE 5.           LONG-TERM DEBT AND LINE OF CREDIT.

         On July 28, 2003, the Company sold $200.0 million of 8.25% Senior Subordinated Notes (the "Notes") for $196.7 million, due 2013. The discount of $3.3 million is being amortized to interest expense over the life of the Notes. The Notes are guaranteed by all of the Company's domestic subsidiaries. Interest on the Notes is payable semi-annually, beginning February 1, 2004. The Notes contain various covenants including those that limit the Company's ability to make certain Restricted Payments, as defined in the Indenture dated as of July 28, 2003. As of August 2, 2003, the Company is in compliance with all covenants. On or after August 1, 2008, the Company may, on any one or more occasions, redeem all or a part of the Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date:

        YEAR                              PERCENTAGE
        ----                              ----------
        2008                               104.125%
        2009                               102.750%
        2010                               101.375%
2011 and thereafter                        100.000%

         On July 8, 2003, the Company amended its credit facility to, among other things, modify the fixed charge coverage ratio and maximum leverage ratio requirements. In conjunction with the issuance of Notes, the Company repaid the $200.0 million then outstanding on the term loan portion of its credit facility. The amended credit facility consists of a $150.0 million revolving line of credit. The credit facility is subject to various covenants and restrictions including an asset coverage ratio limitation. The credit facility is secured by a first priority perfected security interest in all of the capital stock of the Company's domestic subsidiaries and 65 percent of the capital stock of its first-tier foreign subsidiaries. The revolving line of credit bears interest at the LIBOR rate plus 2.25 percent or the base rate, as defined in the credit agreement, plus 1.25 percent. A quarterly commitment fee of 0.5 percent per annum is payable on the unborrowed balance of the revolving line of credit. While no amounts had been drawn on the revolving line of credit as of August 2, 2003, the balance available to the Company was reduced by $13.4 million in outstanding letters of credit. As of August 2, 2003, the Company is in compliance with all covenants under its credit facility.

NOTE 6.           ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES.

         The Company accounts for derivative instruments in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." The Company's interest rate swap agreements have been designated as cash flow hedging instruments. Such instruments are those that effectively convert variable interest payments on debt instruments into fixed payments. For qualifying hedges, SFAS No. 133 allows derivative gains and losses to offset related results on hedged items in the consolidated statement of operations. As the critical terms of the Company's interest rate swap agreements match those of the related hedged obligations, the Company has concluded that there is no ineffectiveness in its hedges. Changes in the fair value of interest rate swap agreements designated as cash flow hedging instruments are reported in accumulated other comprehensive income.

         The Company's interest rate swaps expired in the second quarter of 2003. During the three months ended August 2, 2003, $0.7 million of after-tax losses ($1.1 million pre-tax) included in accumulated other comprehensive income related to interest rate swap agreements was reclassified to interest expense.

NOTE 7.           RESTRUCTURING CHARGE.

         During the fourth quarter of 2001, the Company recorded a non-recurring charge of $70.0 million comprised of a $53.9 million restructuring charge and a $16.1 million asset impairment charge. The cash portion of the charge was $41.4 million. As part of the restructuring, the Company centralized all domestic retail operations functions in Topeka, Kansas. Four domestic division offices in Atlanta, Baltimore, Chicago, and Dallas were closed. The Company also announced its intention to close 104 under-performing stores, including 67 Parade stores and 37 Payless ShoeSource stores, as part of the restructuring. The store closings differ from closings in the normal course of business in that they have a longer remaining lease term. The remaining Parade locations are concentrated in the Northeast and selected major metropolitan areas. As of August 2, 2003, the Company has closed 95 stores and has decided to continue to operate 7 of the 104 stores originally identified for closure. The Company intends to close the remaining two stores in 2003. The Company eliminated a total of 230 positions in conjunction with the restructuring. The table below provides a roll-forward of the $41.4 million reserve established as part of the 2001 non-recurring charge and the status of the reserve as of August 2, 2003. Costs are being charged against the reserves as incurred. Reserves are reviewed for adequacy on a periodic basis and are adjusted as appropriate based on those reviews.

                                        PRE-TAX      CASH                          ACCRUED                  ACCRUED
                                         2001      PAID IN                          AS OF        CASH        AS OF
                                         CASH      2001 AND                      FEBRUARY 1,    PAID IN     AUGUST 2,
(DOLLARS IN MILLIONS)                   CHARGE       2002        ADJUSTMENTS         2003         2003        2003
---------------------                   -------    ---------     -----------     -----------    -------    ----------
Store closings (including lease
    terminations and employee
    termination costs)..............    $  17.6    $   (8.5)     $      (8.0)    $       1.1    $  (0.6)   $      0.5

Division closings (including lease
    terminations and
    employee termination costs).....        3.3        (2.7)             1.8             2.4       (0.3)          2.1

Corporate employee
    termination costs...............        8.0        (8.0)              --              --         --            --

Professional fees...................        6.4        (8.1)             2.0             0.3         --           0.3

Inventory liquidation costs
    (recorded as a component
    of cost of sales)...............        4.4        (2.4)            (2.0)             --         --            --

Other restructuring related
    costs...........................        1.7        (3.1)             1.4              --         --            --
                                        -------    --------      -----------     -----------    -------    ----------

Total...............................    $  41.4    $  (32.8)     $      (4.8)    $       3.8    $  (0.9)   $      2.9
                                        =======    ========      ===========     ===========    =======    ==========

         In 2002, the Company recorded an additional charge of $2.0 million for professional fees and $1.4 million for relocation costs associated with implementing the restructuring that was announced during the fourth quarter of 2001. Also, in 2002, the Company decreased its reserve for store closings by $8.0 million, inventory liquidations by $2.0 million and increased its reserve for division closings by $1.8 million.

         During 2002, in an effort to enhance global sourcing initiatives and align with international expansion strategies, the Company reorganized its global sourcing structure to focus on cost reduction initiatives from procurement of materials through distribution of product. As part of these cost reduction initiatives, the Company is now taking ownership of certain raw materials as the materials enter the production process. These raw materials are included in Inventories on the condensed consolidated balance sheet.

NOTE 8.           INCOME TAXES.

         The Company's effective income tax rate was 36.5 percent in the second quarter and first six months of 2003 compared with 35.5 percent in the second quarter and 36.5 percent in the first six months of 2002.

NOTE 9.           COMPREHENSIVE INCOME.

         The following table shows the computation of comprehensive income:

                                                                   THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                   ------------------           ----------------
                                                                AUGUST 3,     AUGUST 2,      AUGUST 3,     AUGUST 2,
(DOLLARS IN MILLIONS)                                             2002          2003           2002          2003
---------------------                                           ---------     ---------      ---------     ---------
Net Income...................................................   $    47.2     $     5.2      $    71.1     $    19.3

Other comprehensive income:

   Change in fair value of derivatives.......................        (0.8)           --           (1.2)          0.1

   Derivative losses reclassified into interest expense......         1.6           0.7            3.5           1.7

   Foreign currency translation adjustments..................        (1.7)          1.8           (0.1)          4.1
                                                                ---------     ---------      ---------     ---------

Total other comprehensive income.............................        (0.9)          2.5            2.2           5.9
                                                                ---------     ---------      ---------     ---------

Total comprehensive income...................................   $    46.3     $     7.7      $    73.3     $    25.2
                                                                =========     =========      =========     =========

NOTE 10.          EARNINGS PER SHARE.

         Basic earnings per share are computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share include the effect of exercise of stock options.

NOTE 11.          STOCK SPLIT.

         The Company completed a three-for-one stock split, effected in the form of a stock dividend, to shareholders of record on March 13, 2003, payable on March 27, 2003. The Company issued approximately 44.4 million shares of common stock as a result of the stock split. All references to the number of shares and per share amounts of common stock have been restated to reflect the stock split. The Company reclassified an amount equal to the par value of the number of shares issued to common stock from retained earnings.

NOTE 12.          SEGMENT REPORTING.

         The Company and its subsidiaries are principally engaged in the operation of retail locations offering family footwear and accessories. The Company operates its business in two reportable business segments: Payless Domestic and Payless International. These segments have been determined based on internal management reporting and management responsibilities. The Payless International segment includes retail operations in Canada, South America, Central America and the Caribbean. The Company's operations in its Central and South America regions are operated as joint ventures in which the Company maintains a 60-percent ownership. Certain management costs for services performed by Payless Domestic and certain royalty fees and sourcing fees charged by Payless Domestic are allocated to the Payless International segment. These total costs and fees amounted to $4.7 million during the second quarter of 2003 and $5.0 million during the same period in

2002. For the first six months of 2003, these total costs and fees amounted to $9.0 million, compared with $9.4 million for the same period in 2002. The Payless Domestic segment includes retail operations in the United States, Guam and Saipan. Information on the segments is as follows:

                                                                  PAYLESS            PAYLESS            PAYLESS
(DOLLARS IN MILLIONS)                                             DOMESTIC        INTERNATIONAL      CONSOLIDATED
---------------------                                             --------        -------------      ------------
Quarter ended August 3, 2002
Revenues from external customers........................          $  699.2        $        77.0      $      776.2
Operating profit........................................              71.9                  4.8              76.7

Six months ended August 3, 2002
Revenues from external customers........................          $1,378.2        $       136.2      $    1,514.4
Operating profit........................................             115.3                  4.4             119.7
Total assets............................................             974.8                170.1           1,144.9

Quarter ended August 2, 2003
Revenues from external customers........................          $  648.2        $        83.3      $      731.5
Operating profit........................................               9.5                  0.1               9.6

Six months ended August 2, 2003
Revenues from external customers........................          $1,277.9        $       151.3      $    1,429.2
Operating profit........................................              37.6                 (3.7)             33.9
Total assets............................................             974.9                195.0           1,169.9

NOTE 13.          RECLASSIFICATIONS.

         Certain reclassifications have been made to prior year balances to conform to the current year presentation.

NOTE 14.          FOREIGN CURRENCY TRANSLATION.

         Local currencies are the functional currencies for all subsidiaries. Accordingly, assets and liabilities of foreign subsidiaries are translated at the rate of exchange at the balance sheet date. Adjustments from the translation process are accumulated as part of other comprehensive income and are included as a separate component of shareowners' equity. Income and expense items of these subsidiaries are translated at average rates of exchange.

NOTE 15.          CONTINGENCIES.

         On or about December 20, 2001, a First Amended Complaint was filed against the Company in the U.S. District Court for the District of Oregon, captioned Adidas America, Inc. and Adidas-Salomon AG v. Payless ShoeSource, Inc. The First Amended Complaint seeks injunctive relief and unspecified monetary damages for trademark and trade dress infringement, unfair competition, deceptive trade practices and breach of contract. The Company believes it has meritorious defenses to claims asserted in the lawsuit and has filed an answer and a motion for summary judgment which the court granted in part. An estimate of the possible loss, if any, or the range of loss cannot be made.

         On or about January 20, 2000, a complaint was filed against the Company in the U.S. District Court for the District of New Hampshire, captioned Howard
J. Dananberg, D.P.M. v. Payless ShoeSource, Inc. The Complaint seeks injunctive relief, unspecified treble monetary damages, attorneys' fees, interest and costs for patent infringement. The Company believes it has meritorious defenses to claims asserted in the lawsuit. An estimate of the possible loss, if any, or the range of loss cannot be made.

NOTE 16.          IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS.

         In December 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"). SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation," and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure requirements of SFAS 123 to require prominent disclosure in annual and interim financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. The interim disclosure provisions of this statement are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company has adopted the disclosure provisions of SFAS 148.

NOTE 17. SUBSIDIARY GUARANTORS OF SENIOR NOTES -- CONDENSED CONSOLIDATING FINANCIAL INFORMATION

         The Company has issued Senior Note debt guaranteed by certain of its subsidiaries (the "Guarantor Subsidiaries"). The Guarantor Subsidiaries are direct or indirect wholly owned subsidiaries of the Company. The guarantees are full and unconditional, to the extent allowed by law, and joint and several.

         The following supplemental financial information sets forth, on a condensed consolidating basis, the balance sheets for the Company (the "Parent Company"), for the Guarantor Subsidiaries and for the Company's non-guarantor subsidiaries (the "Non-guarantor Subsidiaries") and total consolidated Payless ShoeSource, Inc. and subsidiaries as of August 2, 2003 and August 3, 2002 and the related condensed consolidated statements of earnings for the three and six month periods ended August 2, 2003 and August 3, 2002 and the related condensed consolidating statements of cash flows for the six month periods ended August 2, 2003 and August 3, 2003. The intercompany investment for each subsidiary is recorded by its parent in Other assets.

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                        THREE MONTHS ENDED AUGUST 2, 2003
                              (DOLLARS IN MILLIONS)

                                                 PARENT       GUARANTOR     NON-GUARANTOR
                                                 COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                 -------     ------------   -------------   ------------  ------------
Net sales....................................    $    --     $      678.7   $       174.1   $     (121.3) $      731.5
Cost of sales................................         --            514.3           138.4         (119.5)        533.2
Selling, general and administrative expense..        0.1            166.7            23.7           (1.8)        188.7
                                                 -------     ------------   -------------   ------------  ------------
Operating profit.............................       (0.1)            (2.3)           12.0             --           9.6
Interest expense.............................        3.4              3.1             0.9           (3.1)          4.3
Interest income..............................         --             (3.3)           (0.8)           3.1          (1.0)
Equity in earnings of subsidiaries...........       (7.4)           (12.8)             --           20.2            --
                                                 -------     ------------   -------------   ------------  ------------
Earnings before income taxes and minority
   interest..................................        3.9             10.7            11.9          (20.2)          6.3
Provision for income taxes...................       (1.3)             3.3            (0.3)            --           2.3
                                                 -------     ------------   -------------   ------------  ------------
Earnings before minority interest............        5.2              7.4            11.6          (20.2)          4.0
Minority interest, net of income tax.........         --               --             1.2             --           1.2
                                                 -------     ------------   -------------   ------------  ------------
Net earnings.................................    $   5.2     $        7.4   $        12.8   $      (20.2) $        5.2
                                                 =======     ============   =============   ============  ============

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED AUGUST 2, 2003
                              (DOLLARS IN MILLIONS)

                                                 PARENT       GUARANTOR     NON-GUARANTOR
                                                 COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                 -------     ------------   -------------   ------------  ------------
Net sales.....................................   $    --     $    1,340.1   $       357.4   $     (268.3) $    1,429.2
Cost of sales.................................        --            994.0           297.4         (264.9)      1,026.5
Selling, general and administrative expense...       0.1            326.1            46.0           (3.4)        368.8
                                                 -------     ------------   -------------   ------------  ------------
Operating profit..............................      (0.1)            20.0            14.0             --          33.9
Interest expense..............................       6.5              7.1             2.1           (6.3)          9.4
Interest income...............................        --             (6.6)           (1.7)           6.3          (2.0)
Equity in earnings of subsidiaries............     (23.5)           (17.1)             --           40.6            --
                                                 -------     ------------   -------------   ------------  ------------
Earnings before income taxes and minority
  interest....................................      16.9             36.6            13.6          (40.6)         26.5
Provision for income taxes....................      (2.4)            13.1            (1.0)            --           9.7
                                                 -------     ------------   -------------   ------------  ------------
Earnings before minority interest.............      19.3             23.5            14.6          (40.6)         16.8
Minority interest, net of income tax..........        --               --             2.5             --           2.5
                                                 -------     ------------   -------------   ------------  ------------
Net earnings..................................   $  19.3     $       23.5   $        17.1   $      (40.6) $       19.3
                                                 =======     ============   =============   ============  ============

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 AUGUST 2, 2003
                              (DOLLARS IN MILLIONS)

                                             PARENT     GUARANTOR    NON-GUARANTOR
                                             COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                             -------   ------------  -------------   ------------  ------------
Assets:
Current assets:
   Cash and cash equivalents ..........     $     --    $   76.2       $   39.1       $      --      $  115.3
   Restricted cash ....................           --          --           33.0              --          33.0
   Inventories ........................           --       346.8           74.8            (3.0)        418.6
   Current deferred income taxes ......           --        16.7             --            (0.6)         16.1
   Other current assets ...............          3.1        77.2           40.4           (51.1)         69.6
                                            --------    --------       --------       ---------      --------
Total current assets ..................          3.1       516.9          187.3           (54.7)        652.6
Property and equipment:
   Land ...............................           --         8.4             --              --           8.4
   Buildings and leasehold improvements           --       571.7           66.0              --         637.7
   Furniture, fixtures and equipment ..           --       449.9           57.5              --         507.4
   Property under capital leases ......           --         4.6             --              --           4.6
                                            --------    --------       --------       ---------      --------
   Total property and equipment .......           --     1,034.6          123.5              --       1,158.1
   Accumulated depreciation ...........           --      (688.6)         (49.1)             --        (737.7)
                                            --------    --------       --------       ---------      --------
   Property and equipment, net ........           --       346.0           74.4              --         420.4
Favorable leases, net .................           --        31.8             --              --          31.8
Deferred income taxes .................           --        18.8           10.3              --          29.1
Other assets ..........................      1,106.0       417.9           16.6        (1,504.5)         36.0
                                            --------    --------       --------       ---------      --------
Total assets ..........................     $1,109.1    $1,331.4       $  288.6       $(1,559.2)     $1,169.9
                                            ========    ========       ========       =========      ========

Liabilities and Shareowners' Equity:
Current liabilities:
   Current maturities of long-term debt     $     --    $    0.9       $     --       $      --      $    0.9
   Notes payable ......................           --          --           33.0              --          33.0
   Accounts payable ...................          3.9        73.5           87.2           (50.3)        114.3
   Accrued expenses ...................          1.7       108.0           16.4            (4.4)        121.7
                                            --------    --------       --------       ---------      --------
Total current liabilities .............          5.6       182.4          136.6           (54.7)        269.9
Long-term debt ........................        479.8         2.4            4.0          (283.1)        203.1
Other liabilities .....................           --       161.2            6.3          (112.6)         54.9
Minority interest .....................           --          --           18.3              --          18.3
Shareowners' equity ...................        623.7       985.4          123.4        (1,108.8)        623.7
                                            --------    --------       --------       ---------      --------
Total Liabilities and Shareowners'
  Equity ..............................     $1,109.1    $1,331.4       $  288.6       $(1,559.2)     $1,169.9
                                            ========    ========       ========       =========      ========

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED AUGUST 2, 2003
                              (DOLLARS IN MILLIONS)

                                           PARENT    GUARANTOR      NON-GUARANTOR
                                           COMPANY  SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                           -------  ------------    -------------  ------------   ------------
Operating Activities:
Net Earnings .........................    $  19.3     $  23.4          $ 17.1        $ (40.5)        $  19.3
Adjustments for noncash items included
   in earnings:                                --          --              --             --              --
   Loss on disposal of assets ........         --        10.1             0.2             --            10.3
   Depreciation and amortization .....         --        43.5             6.7             --            50.2
   Amortization of unearned restricted
     stock ...........................         --         0.3              --             --             0.3
   Deferred income taxes .............         --         1.1            (1.5)           0.6             0.2
   Minority interest .................         --          --            (2.5)            --            (2.5)
   Tax benefit of stock option
     exercises .......................         --          --              --             --              --
Changes in working capital:
   Inventories .......................         --        22.4            14.2           (2.7)           33.9
   Other current assets ..............        2.5        92.0           (18.6)         (82.7)           (6.8)
   Accounts payable ..................        3.9         4.5            15.9          (16.4)            7.9
   Accrued expenses ..................      (68.3)       (2.6)           (6.3)          71.2            (6.0)
Other assets and liabilities, net ....      (37.0)      (28.5)            6.6           70.5            11.6
                                          -------     -------          ------        -------         -------
Total Operating Activities ...........      (79.6)      166.2            31.8             --           118.4
                                          -------     -------          ------        -------         -------

Investing activities:
Capital expenditures .................         --       (40.8)          (14.5)            --           (55.3)
Disposition of property and
   equipment .........................         --          --              --             --              --
Investment in subsidiaries ...........         --        (6.4)             --            6.4              --
Repayment of loan to parent/subsidiary         --       146.9              --         (146.9)             --
                                          -------     -------          ------        -------         -------
Total Investing Activities ...........         --        99.7           (14.5)        (140.5)          (55.3)
                                          -------     -------          ------        -------         -------

Financing Activities:
Issuance of notes payable ............         --          --             4.5             --             4.5
Restricted cash ......................         --          --            (4.5)            --            (4.5)
Issuance of long-term debt ...........      196.7          --              --             --           196.7
Payment of deferred financing costs ..         --        (5.0)             --             --            (5.0)
Repayment of loan from
   parent/subsidiary                       (116.9)         --           (30.0)         146.9              --
Repayments of long-term debt .........         --      (216.6)             --             --          (216.6)
Net purchases of common stock ........       (0.2)         --              --             --            (0.2)
Contributions by parents .............         --          --             6.4           (6.4)             --
Contributions by minority ............         --          --             3.6             --             3.6
Other financing activities ...........         --          --            (0.7)            --            (0.7)
                                          -------     -------          ------        -------         -------
Total financing activities ...........       79.6      (221.6)          (20.7)         140.5           (22.2)
                                          -------     -------          ------        -------         -------

Increase (decrease) in cash ..........         --        44.3            (3.4)            --            40.9
Cash and Cash Equivalents,
   Beginning of Period ...............         --        31.9            42.5             --            74.4
                                          -------     -------          ------        -------         -------
Cash and Cash Equivalents,
   End of Period .....................    $    --     $  76.2          $ 39.1        $    --         $ 115.3
                                          =======     =======          ======        =======         =======

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                        THREE MONTHS ENDED AUGUST 3, 2002
                              (DOLLARS IN MILLIONS)

                                             PARENT      GUARANTOR    NON-GUARANTOR
                                             COMPANY    SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                             -------    ------------  -------------  ------------  ------------
Net sales ...........................        $   --        $731.6         $ 79.8        $(35.2)       $776.2
Cost of sales .......................            --         501.1           56.3         (35.3)        522.1
Selling, general and administrative
   expense ..........................           0.3         157.6           20.3           0.1         178.3
Non-recurring benefit ...............            --          (0.9)            --            --          (0.9)
                                             ------        ------         ------        ------        ------
Operating profit ....................          (0.3)         73.8            3.2            --          76.7
Interest expense ....................           3.5           6.1            0.3          (3.5)          6.4
Interest income .....................            --          (4.2)          (0.6)          3.5          (1.3)
Equity in earnings of subsidiaries ..         (49.6)         (3.7)            --          53.3            --
                                             ------        ------         ------        ------        ------
Earnings before income taxes and
   minority interest ................          45.8          75.6            3.5         (53.3)         71.6
Provision for income taxes ..........          (1.4)         26.0            0.8            --          25.4
                                             ------        ------         ------        ------        ------
Earnings before minority
   interest .........................          47.2          49.6            2.7         (53.3)         46.2
Minority interest, net of income tax             --            --            1.0            --           1.0
                                             ------        ------         ------        ------        ------
Net earnings ........................        $ 47.2        $ 49.6         $  3.7        $(53.3)       $ 47.2
                                             ======        ======         ======        ======        ======

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED AUGUST 3, 2002
                              (DOLLARS IN MILLIONS)

                                             PARENT      GUARANTOR      NON-GUARANTOR
                                             COMPANY    SUBSIDIARIES     SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                             -------    ------------     ------------   ------------  ------------
Net sales                                   $     --      $1,440.6         $  141.4       $  (67.6)     $1,514.4
Cost of sales                                     --       1,004.2            101.1          (65.9)      1,039.4
Selling, general and administrative
   expense                                       0.5         317.9             39.5           (1.7)        356.2
Non-recurring benefit                             --          (0.9)              --             --          (0.9)
                                            --------      --------         --------       --------      --------
Operating profit                                (0.5)        119.4              0.8             --         119.7
Interest expense                                 7.2          12.1              0.4           (7.2)         12.5
Interest income                                   --          (8.3)            (0.8)           7.2          (1.9)
Equity in earnings of subsidiaries             (76.0)         (2.4)              --           78.4            --
                                            --------      --------         --------       --------      --------
Earnings before income taxes and
   minority interest                            68.3         118.0              1.2          (78.4)        109.1
Provision for income taxes                      (2.8)         42.0              0.6             --          39.8
                                            --------      --------         --------       --------      --------
Earnings before minority interest               71.1          76.0              0.6          (78.4)         69.3
Minority interest, net of income tax              --            --              1.8             --           1.8
                                            --------      --------         --------       --------      --------
Net earnings                                $   71.1      $   76.0         $    2.4       $  (78.4)     $   71.1
                                            ========      ========         ========       ========      ========

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 AUGUST 3, 2002
                              (DOLLARS IN MILLIONS)

                                                 PARENT         GUARANTOR       NON-GUARANTOR
                                                COMPANY        SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                              ------------     ------------     -------------      ------------      ------------
Assets:
Current Assets:
   Cash and cash equivalents ............     $         --     $      114.0      $       55.6      $         --      $      169.6
   Restricted cash ......................               --               --              18.5                --              18.5
   Inventories ..........................               --            292.9              44.6              (0.2)            337.3
   Current deferred income taxes ........               --             22.2               0.1                --              22.3
   Other current assets .................              2.9            134.0              19.1             (90.7)             65.3
                                              ------------     ------------      ------------      ------------      ------------
Total Current Assets ....................              2.9            563.1             137.9             (90.9)            613.0
Property and Equipment:
   Land .................................               --              8.1                --                --               8.1
   Buildings and leasehold improvements..               --            549.4              57.7                --             607.1
   Furniture, fixtures and equipment ....               --            445.6              40.1                --             485.7
   Property under capital leases ........               --              7.3                --                --               7.3
                                              ------------     ------------      ------------      ------------      ------------
   Total property and equipment .........               --          1,010.4              97.8                --           1,108.2
   Accumulated depreciation .............               --           (637.2)            (34.7)               --            (671.9)
                                              ------------     ------------      ------------      ------------      ------------
   Property and equipment, net ..........               --            373.2              63.1                --             436.3
Favorable Leases, net ...................               --             34.6                --                --              34.6
Deferred Income taxes ...................               --             29.7               5.1                --              34.8
Other assets ............................          1,019.5            494.0              10.4          (1,497.7)             26.2
                                              ------------     ------------      ------------      ------------      ------------
Total assets ............................     $    1,022.4     $    1,494.6      $      216.5      $   (1,588.6)     $    1,144.9
                                              ============     ============      ============      ============      ============

Liabilities and Shareowners' Equity:
Current liabilities:
   Current maturities of
     long-term debt .....................     $         --     $       48.9      $       10.0      $      (10.0)     $       48.9
   Notes payable ........................               --               --              18.5                --              18.5
   Accounts payable .....................               --             56.9              73.7             (21.0)            109.6
   Accrued expenses .....................             62.6            140.6              17.7             (59.8)            161.1
                                              ------------     ------------      ------------      ------------      ------------
Total current liabilities ...............             62.6            246.4             119.9             (90.8)            338.1
Long-term debt ..........................            400.0            182.4               4.6            (404.5)            182.5
Other liabilities .......................               --            146.1               7.5             (99.9)             53.7
Minority interest .......................               --               --              10.8                --              10.8
Shareowners' equity......................            559.8            919.7              73.7            (993.4)            559.8
                                              ------------     ------------      ------------      ------------      ------------
Total Liabilities and Shareowners' Equity     $    1,022.4     $    1,494.6      $      216.5      $   (1,588.6)     $    1,144.9
                                              ============     ============      ============      ============      ============

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED AUGUST 3, 2002
                              (DOLLARS IN MILLIONS)

                                                 PARENT          GUARANTOR       NON-GUARANTOR
                                                COMPANY         SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                              ------------      ------------     -------------      ------------      ------------
Operating Activities:
Net Earnings ..............................   $       71.1      $       76.0      $        2.4      $      (78.4)     $       71.1
Adjustments for non-cash items included in
   earnings:
     Loss on disposal of assets ...........             --               1.7               0.1                --               1.8
     Depreciation and amortization ........             --              45.6               5.5                --              51.1
     Amortization of unearned restricted
       stock...............................             --               0.8                --                --               0.8
     Deferred income taxes ................             --              10.6              (1.6)               --               9.0
     Minority interest ....................             --                --              (1.8)               --              (1.8)
     Tax benefit of stock option exercises              --               2.9                --                --               2.9
Changes in working capital:
     Inventories ..........................             --              22.4             (20.4)              0.2               2.2
     Other current assets .................            7.6             (24.6)             (0.1)              8.0              (9.1)
     Accounts payable .....................           (0.6)              4.4              35.2              (3.0)             36.0
     Accrued expenses .....................            8.5               6.0               2.4               4.9              21.8
Other assets and liabilities, net .........         (102.5)             32.3              (3.1)             68.3              (5.0)
                                              ------------      ------------      ------------      ------------      ------------
Total Operating Activities ................   $      (15.9)     $      178.1      $       18.6                --      $      180.8
                                              ------------      ------------      ------------      ------------      ------------
Investing Activities:

Capital expenditures ......................             --             (32.4)            (14.9)               --             (47.3)
Disposition of property and equipment .....             --               1.7                --                --               1.7
Investment in subsidiaries ................             --             (13.2)               --              13.2                --
Loans to parents/subsidiaries .............             --             (10.0)               --              10.0                --
                                              ------------      ------------      ------------      ------------      ------------
Total Investing Activities ................   $         --      $      (53.9)     $      (14.9)     $       23.2      $      (45.6)
                                              ------------      ------------      ------------      ------------      ------------

Financing Activities:
Issuance of notes payable .................             --                --               9.0                --               9.0
Restricted cash ...........................             --                --              (9.0)               --              (9.0)
Issuance of long-term debt ................             --                --                --                --                --
Repayments of long-term debt ..............             --             (79.8)              0.1                --             (79.7)
Loan from parent/subsidiaries .............             --                --              10.0             (10.0)               --
Net issuances of common stock..............           15.9                --                --                --              15.9
Contributions by parents ..................             --                --              13.2             (13.2)               --
Contributions by minority owners ..........             --                --               6.1                --               6.1
Other financing activities ................             --                --              (0.2)               --              (0.2)
                                              ------------      ------------      ------------      ------------      ------------
Total Financing Activities ................   $       15.9      $      (79.8)     $       29.2      $      (23.2)     $      (57.9)
                                              ------------      ------------      ------------      ------------      ------------

Increase in cash ..........................             --              44.4              32.9                --              77.3
Cash and Cash Equivalents, Beginning
   of Period ..............................             --              69.6              22.7                --              92.3
                                              ------------      ------------      ------------      ------------      ------------
Cash and Cash Equivalents, End of Period...   $         --      $      114.0      $       55.6             $  --      $      169.6
                                              ============      ============      ============      ============      ============

         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the exchange notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                               TABLE OF CONTENTS

                                                                 Page
                                                                 ----
Additional Information .....................................      ii
Prospectus Summary .........................................       1
Risk Factors ...............................................      10
Forward-Looking Statements .................................      23
Exchange Offer .............................................      24
Use of Proceeds ............................................      33
Cash and Capitalization ....................................      34
Selected Historical Consolidated
         Financial Data and Operating Information ..........      35
Management's Discussion and
         Analysis of Financial Condition
         and Results of Operations .........................      37
Business ...................................................      48
Management .................................................      56
Description of Certain Indebtedness ........................      58
Description of Exchange Notes ..............................      59
Material U.S. Federal Income Tax
         Considerations ....................................     104
Plan of Distribution .......................................     107
Legal Matters ..............................................     108
Experts ....................................................     108
Certain Documents Incorporated by
         Reference .........................................     108
Available Information ......................................     109
Index to Financial Statements ..............................     F-1

                                  $200,000,000

                            PAYLESS SHOESOURCE, INC.

                    8.25% Senior Subordinated Notes due 2013

                               Offer to Exchange

                                 [PAYLESS LOGO]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is a Delaware corporation subject to the applicable provisions of the Delaware General Corporation Law (the "DGCL") related to the limitation of director liability, indemnification of directors and officers and insurance against director and officer liability maintained by a corporation on behalf of directors and officers. The DGCL permits a corporation's certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that the relevant provision does not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payment of a dividend or approval of an unlawful stock purchase or redemption or (4) for any transaction from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation (the "Registrant's Certificate"), provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

         The DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the relevant conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of a corporation, the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any such action or suit by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim or issue as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court deems proper. The DGCL requires a corporation to indemnify a director or officer who has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in this paragraph or in defense of any claim, issue or matter therein against expenses actually and reasonably incurred by such person in connection therewith. Corporations may pay expenses incurred by an officer or director in defending any proceeding in advance of the final disposition of such matter upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to indemnity. The indemnification provided for by the DGCL is not exclusive of any other rights to which the indemnified party may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's Certificate provides that the Registrant shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant or by reason of the fact that such director or officer, at the request of the Registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The Registrant's Certificate provides that expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

         The DGCL permits a corporation to purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation or was or is serving in such a capacity at the request of the corporation with another business entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability. The Registrant maintains insurance policies insuring the directors and officers of Registrant against certain acts and omissions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed herewith or incorporated herein by reference:

   EXHIBIT NO.                         DOCUMENT DESCRIPTION
   -----------                         --------------------
       3.1         Amended and Restated Certificate of Incorporation of Payless
                   ShoeSource, Inc. (Delaware), (incorporated by reference to
                   Exhibit 3.1 to Registrant's Current Report on Form 8-K filed with the SEC on June 3, 1998).

       3.2         Amended and Restated Bylaws of Payless ShoeSource, Inc.
                   (Delaware) (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K filed with the SEC on
                   April 12, 1999).

       3.3         Restated Articles of Incorporation of Payless ShoeSource,
                   Inc. (Missouri)

       3.4         Amended and Restated Bylaws of Payless ShoeSource, Inc.
                   (Missouri)

       3.5         Articles of Incorporation of Payless ShoeSource Worldwide,
                   Inc.

       3.6         By-Laws of Payless ShoeSource Worldwide, Inc.

       3.7         Amended and Restated Articles of Incorporation of Payless
                   ShoeSource Finance, Inc.

       3.8         By-Laws of Payless ShoeSource Finance, Inc.

       3.9         Restated Certificate of Incorporation of Dyelights, Inc.

      3.10         Bylaws of Dyelights, Inc.

      3.11         Certificate of Incorporation of PSS Delaware Company 2, Inc.

      3.12         Bylaws of PSS Delaware Company 2, Inc.

      3.13         Certificate of Incorporation of PSS Delaware Company 3, Inc.

      3.14         Bylaws of PSS Delaware Company 3, Inc.

      3.15         Certificate of Incorporation of PSS Delaware Company 4, Inc.

      3.16         Bylaws of PSS Delaware Company 4, Inc.

      3.17         Articles of Incorporation of Payless ShoeSource Gold Value,
                   Inc.

      3.18         Bylaws of Payless ShoeSource Gold Value, Inc.

      3.19         Articles of Incorporation of Shoe Sourcing, Inc.

      3.20         Bylaws of Shoe Sourcing Inc.

      3.21         Articles of Incorporation of Payless Purchasing Services,
                   Inc.

      3.22         Bylaws of Payless Purchasing Services, Inc.

      3.23         Articles of Incorporation of Eastborough, Inc.

      3.24         Bylaws of Eastborough, Inc.

      3.25         Articles of Incorporation of PSS Labor Leasing, Inc.

      3.26         By-Laws of PSS Labor Leasing, Inc.

      3.27         Articles of Incorporation of PSS Investment I, Inc.

      3.28         By-Laws of PSS Investment I, Inc.

      3.29         Articles of Incorporation of PSS Investment III, Inc.

      3.30         By-Laws of PSS Investment III, Inc.

      3.31         Articles of Incorporation of Payless ShoeSource Distribution,
                   Inc.

      3.32         By-Laws of Payless ShoeSource Distribution, Inc.

      3.33         Articles of Incorporation of Payless ShoeSource
                   Merchandising, Inc.

      3.34         By-Laws of Payless ShoeSource Merchandising, Inc.

      3.35         Articles of Incorporation of PSS Canada, Inc.

      3.36         By-Laws of PSS Canada, Inc.

       4.1         Indenture, dated as of July 28, 2003, among Payless
                   ShoeSource, Inc. and each of the Guarantors named therein and Wells-Fargo Bank Minnesota, National Association as Trustee, related to the 8.25% Senior Subordinated Notes Due 2013
                   (incorporated by reference to Exhibit 4.1 to Registrant's
                   Quarterly Report on Form 10-Q filed with the SEC on September
                   12, 2003).

       4.2         Exchange and Registration Rights Agreement, Dated July 28,
                   2003, among Payless ShoeSource, Inc. and each of the Guarantors named therein and Goldman Sachs & Co. as representative of the Several Purchasers (incorporated by reference to Exhibit 4.1 to Registrant's Quarterly Report on
                   Form 10-Q filed with the SEC on September 12, 2003).

       5.1*        Opinion of Wachtell, Lipton, Rosen & Katz.

      10.1         Amended and Restated Tax Sharing Agreement, dated as of
                   April 2, 1996, by and between The May Department Stores
                   Company and Payless ShoeSource, Inc. (incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on
                   Form 10-Q filed with the SEC on June 13, 1996).

      10.2         Sublease, dated as of April 2, 1996, by and between The May
                   Department Stores Company and Payless ShoeSource, Inc.
                   (incorporated by reference to Exhibit 10.2 to Registrant's Registration Statement on Form 10/A filed with the SEC on April 15, 1996).

      10.3 Credit and Guaranty Agreement, dated as of April 17, 2000, by and among Payless ShoeSource Finance, Inc., as Borrower,
                   Payless ShoeSource, Inc. and certain of its Subsidiaries, as Guarantors, various Lenders, Goldman Sachs Credit Partners
                   L.P., as Sole Lead Arranger and Sole Syndication Agent, Bank
                   One, NA, as Administrative Agent, and First Union National
                   Bank, as Documentation Agent (incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed with the SEC on January 25, 2002).

      10.4 Administrative Services Agreement, dated as of April 2, 1996, by and between The May Department Stores Company and Payless
                   ShoeSource, Inc. (incorporated by reference to Exhibit 10.4 to Registrant's Registration Statement on Form 10/A filed with the SEC on April 15, 1996).

      10.5         Payless Stock 1996 Stock Incentive Plan, as amended September
                   18, 2003.

      10.6 Spin-Off Stock Plan of Payless ShoeSource, Inc. (incorporated by reference to Exhibit 10.6 of Registrant's Registration
                   Statement on Form 10/A filed with the SEC on April 9, 1996).

      10.7 Restricted Stock Plan for Non-Management Directors, as amended April 20, 1998 (incorporated by reference to Exhibit
                   99.3 to Registrant's Current Report on Form 8-K filed with the SEC on June 3, 1998).

      10.8         Form of Employment Agreement between Payless ShoeSource, Inc.
                   and certain of its executives (incorporated by reference to Exhibit 10.8 to Registrant's Annual Report on Form 10-K filed with the SEC on April 18, 2003).

      10.9 Payless ShoeSource, Inc. Supplementary Retirement Plan, as amended September 18, 2003.

     10.10 Payless ShoeSource, Inc., 401(k) Profit Sharing Plan, as amended and restated effective January 1, 2002 (incorporated by reference to Exhibit 10.10 to Registrant's Annual
                   Report on Form 10-K filed with SEC on April 18, 2003).

     10.11         Executive Incentive Compensation Plan of Payless ShoeSource,
                   Inc., as amended November 16, 2000 (incorporated by reference to Exhibit 10.13 to Registrant's Annual Report on Form
                   10-K filed with the SEC on April 19, 2001).

     10.12 Form of Change of Control Agreement (incorporated by reference to Exhibit 10.12 to Registrant's Annual Report on Form 10-K filed with the SEC on April 18, 2003).

     10.13         Form of Directors' and Officers' Indemnification Agreement
                   (incorporated by reference to Exhibit 10.13 to Registrant's Annual Report on Form 10-K filed with the SEC on
                   April 18, 2003).

     10.14*        Payless ShoeSource, Inc. Deferred Compensation Plan for
                   Non-Management Directors, as amended

     10.15         The Stock Appreciation and Phantom Stock Unit Plan of Payless
                   ShoeSource, Inc. and its Subsidiaries for Payless ShoeSource
                   International Employees, as amended September 18, 2003

     10.16         Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico
                   Associates, as amended and restated effective May 1, 2002
                   (incorporated by reference to Exhibit 10.16 to Registrant's
                   Annual Report on Form 10-K filed with the SEC on April 18,
                   2003).

     10.17 Payless ShoeSource, Inc. Stock Ownership Plan, as amended effective June 1, 1998 (incorporated by reference to Exhibit
                   99.11 to Registrant's Current Report on Form 8-K filed with the SEC on June 3, 1998).

     10.18 Assumption Agreement, dated as of May 22, 1998, by and between Payless ShoeSource, Inc. (Missouri) and Payless
                   ShoeSource Holdings, Inc. (incorporated by reference to
                   Exhibit 99.1 to Registrant's Current Report on Form 8-K filed with the SEC on June 3, 1998).

     10.19         Payless ShoeSource, Inc. Deferred Compensation 401(k) Mirror
                   Plan, effective October 1, 2000, as amended September 18,
                   2003.

     10.20 First Amendment, dated as of January 24, 2002, to the Credit and Guaranty Agreement, dated as of April 17, 2000, by and among Payless ShoeSource Finance, Inc., as Borrower, Payless
                   ShoeSource, Inc. and certain of its Subsidiaries, as Guarantors, various Lenders, Goldman Sachs Credit Partners
                   L.P., as Sole Lead Arranger and Sole Syndication Agent, Bank
                   One, NA, as Administrative Agent, and First Union National
                   Bank, as Documentation Agent (incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed with the SEC on January 25, 2002)

     10.21         Second Amendment, dated as of July 8, 2003, to the Credit and
                   Guaranty Agreement, dated as of April 17, 2000, by and among Payless ShoeSources Finance, Inc., as Borrower, Payless
                   ShoeSource, Inc. and certain of its Subsidiaries, as Guarantors, various Lenders, Goldman Sachs Credit Partners
                   L.P., as Sole Lead Arranger and Sole Syndication Agent, Bank
                   One, NA, as Administrative Agent, and First Union National
                   Bank, as Documentation Agent (incorporated by reference to Exhibit 99.2 to Registrant's Current Report on Form 8-K/A filed with the SEC on July 16, 2003)

     10.22 Payless ShoeSource Incentive Compensation Plan (incorporated by reference to Exhibit 10.27 to Registrant's Annual Report on Form 10-K filed with the SEC on April 16, 2002).

     10.23         Amended and Restated Employment Agreement, dated as of
                   October 1, 2003, by and between Payless ShoeSource, Inc. and
                   Steven J. Douglass.

     10.24         Amended and Restated Change of Control Agreement, dated as of
                   October 1,

                   2003, by and between Payless ShoeSource and Steven J.
                   Douglass.

     10.25 Indemnification Agreement, dated as of October 1, 2003, between Payless ShoeSource and Steven J. Douglass.

      12.1         Payless ShoeSource, Inc. Computation of Ratio of Earnings to
                   Fixed Charges for the Last Three Fiscal Years (set forth on pages 11 and 35 of the prospectus forming part of this registration statement).

      21.1 Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to Registrant's Annual Report on Form 10-K filed with the SEC on April 18, 2003.

      23.1         Consent of Deloitte & Touche LLP, independent auditors for
                   Payless ShoeSource, Inc.

      23.2*        Consent of Wachtell, Lipton, Rosen & Katz (included in
                   Exhibit 5.1).

      24.1 Powers of attorney (included in the signature page to this Registration Statement).

      25.1         Form T-1 Statement of Eligibility of Wells Fargo Bank
                   Minnesota, National Association to act as trustee under the Indenture.

      99.1*        Letter of Transmittal.

      99.2*        Notice of Guaranteed Delivery.

      99.3* Letter to brokers, dealers, commercial banks, issuer companies and other nominees.

      99.4* Form of letter from brokers, dealers, commercial banks, issuer companies and other nominees to their Clients.

      99.5*        Guidelines for Certification of Taxpayer Identification
                   Number on Substitute Form W-9.

--------------

* To be filed by amendment.

ITEM 22. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this

Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         (e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                         PAYLESS SHOESOURCE, INC.

                                         By: /s/ Steven J. Douglass
                                            ___________________________
                                             Name:  Steven J. Douglass
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Douglass, Duane L. Cantrell and Ullrich
E. Porzig, each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Steven J. Douglass       Chairman of the Board, Chief Executive
-----------------------      Officer and Director
Steven J. Douglass           (Principal Executive Officer)                  October 1, 2003

/s/ Ullrich E. Porzig        Senior Vice President, Chief Financial
-----------------------      Officer and Treasurer
Ullrich E. Porzig            (Principal Financial and Accounting
                             Officer)                                       October 1, 2003

/s/ Duane L. Cantrell
-----------------------
Duane L. Cantrell            President and Director                         October 1, 2003

/s/ Howard R. Fricke
-----------------------
Howard R. Fricke             Director                                       October 1, 2003

/s/ Daniel Boggan Jr.
-----------------------
Daniel Boggan Jr.            Director                                       October 1, 2003

/s/ Mylle H. Mangum
-----------------------
Mylle H. Mangum              Director                                       October 1, 2003

/s/ John F. McGovern
-----------------------
John F. McGovern             Director                                       October 1, 2003

/s/ Michael E. Murphy
--------------------
Michael E. Murphy            Director                                       October 1, 2003

/s/ Robert C. Wheeler
--------------------
Robert C. Wheeler            Director                                       October 1, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                         PAYLESS SHOESOURCE, INC.

                                         By: /s/ Steven J. Douglass
                                             ----------------------------------
                                             Name:  Steven J. Doulgass
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                         Chairman of the Board, Chief Executive
/s/ Steven J. Douglass                   Officer and Director
-----------------------                  (Principal Executive Officer)                  October 1, 2003
Steven J. Douglass

                                         Senior Vice President, Chief Financial
/s/ Ullrich E. Porzig                    Officer and Treasurer and Director             October 1, 2003
-----------------------                  (Principal Financial and Accounting
Ullrich E. Porzig                        Officer)


/s/ Duane L. Cantrell                    Director                                       October 1, 2003
-----------------------
Duane L. Cantrell

/s/ Michael J. Massey                    Director                                       October 1, 2003
-----------------------
Michael J. Massey

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                         PAYLESS SHOESOURCE WORLDWIDE, INC.

                                         By: /s/ Steven J. Douglass
                                             ----------------------------------
                                             Name:  Steven J. Douglass
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                         Chairman of the Board, Chief Executive
/s/ Steven J. Douglass                   Officer and Director
------------------------                 (Principal Executive Officer)                  October 1, 2003
Steven J. Douglass

/s/ Ullrich E. Porzig                    Senior Vice President, Chief Financial
------------------------                 Officer and Treasurer and Director             October 1, 2003
Ullrich E. Porzig                        (Principal Financial and Accounting
                                         Officer)

/s/ Duane L. Cantrell                    Director                                       October 1, 2003
------------------------
Duane L. Cantrell

/s/ Michael J. Massey                    Director                                       October 1, 2003
------------------------
Michael J. Massey

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                         PAYLESS SHOESOURCE FINANCE, INC.

                                         By: /s/ Ullrich E. Porzig
                                            ___________________________
                                             Name:  Ullrich E. Porzig
                                             Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ullrich E. Porzig                    President and Director
__________________________________       (Principal Executive Officer)
Ullrich E. Porzig                                                                       October 1, 2003

/s/ Ronald A. Cooperman                  Vice President and Treasurer
__________________________________       (Principal Financial and Accounting Officer)   October 1, 2003
Ronald A. Cooperman

/s/ Duane L. Cantrell
__________________________________       Director                                       October 1, 2003
Duane L. Cantrell

/s/ Michael J. Massey
__________________________________       Director                                       October 1, 2003
Michael J. Massey

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                         DYELIGHTS INC.

                                         By: /s/ Bryan P. Collins
                                            ___________________________
                                             Name:  Bryan P. Collins
                                             Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Bryan P. Collins                     President
__________________________________       (Principal Executive Officer)
Bryan P. Collins                                                                        October 1, 2003

/s/ Ronald A. Cooperman                  Vice President and Treasurer
__________________________________       (Principal Financial and Accounting Officer)   October 1, 2003
Ronald A. Cooperman

/s/ Duane L. Cantrell
__________________________________       Director                                       October 1, 2003
Duane L. Cantrell

/s/ Michael J. Massey
__________________________________       Director                                       October 1, 2003
Michael J. Massey

/s/ Ullrich E. Porzig
__________________________________       Director                                       October 1, 2003
Ullrich E. Porzig

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                         PSS DELAWARE COMPANY 2, INC.

                                         By: /s/ Duane L. Cantrell
                                             ___________________________
                                             Name:  Duane L. Cantrell
                                             Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Duane L. Cantrell
___________________________________      President and Director
Duane L. Cantrell                        (Principal Executive Officer)                  October 1, 2003


/s/ Ronald A. Cooperman                   Vice President and Treasurer
___________________________________      (Principal Financial and Accounting Officer)   October 1, 2003
Ronald A. Cooperman

/s/ Michael J. Massey
___________________________________      Director                                       October 1, 2003
Michael J. Massey

/s/ Ullrich E. Porzig
__________________________________       Director                                       October 1, 2003
Ullrich E. Porzig

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                         PSS DELAWARE COMPANY 3, INC.

                                         By: /s/ Duane L. Cantrell
                                             ___________________________
                                             Name:  Duane L. Cantrell
                                             Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Duane L. Cantrell                    President and Director
_________________________________        (Principal Executive Officer)
Duane L. Cantrell                                                                       October 1, 2003

/s/ Ronald A. Cooperman                  Vice President and Treasurer
_________________________________        (Principal Financial and Accounting Officer)   October 1, 2003
Ronald A. Cooperman

/s/ Michael J. Massey
_________________________________        Director                                       October 1, 2003
Michael J. Massey

/s/ Ullrich E. Porzig
_________________________________        Director                                       October 1, 2003
Ullrich E. Porzig

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                         PSS DELAWARE COMPANY 4, INC.

                                         By: /s/ Duane L. Cantrell
                                             ___________________________
                                             Name:  Duane L. Cantrell
                                             Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Duane L. Cantrell                    President and Director
__________________________________       (Principal Executive Officer)
Duane L. Cantrell                                                                       October 1, 2003

/s/ Ronald A. Cooperman                  Vice President and Treasurer
__________________________________       (Principal Financial and Accounting Officer)   October 1, 2003
Ronald A. Cooperman

/s/ Michael J. Massey
__________________________________       Director                                       October 1, 2003
Michael J. Massey

/s/ Ullrich E. Porzig
__________________________________       Director                                       October 1, 2003
Ullrich E. Porzig

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                         PAYLESS SHOESOURCE GOLD VALUE, INC.

                                         By: /s/ Ullrich E. Porzig
                                             ___________________________
                                             Name:  Ullrich E. Porzig
                                             Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ullrich E. Porzig                    President and Director
_________________________________        (Principal Executive Officer)
Ullrich E. Porzig                                                                       October 1, 2003

/s/ Ronald A. Cooperman                  Vice President and Treasurer
_________________________________        (Principal Financial and Accounting Officer)   October 1, 2003
Ronald A. Cooperman

/s/ Duane L. Cantrell
_________________________________        Director                                       October 1, 2003
Duane L. Cantrell

/s/ Michael J. Massey
_________________________________        Director                                       October 1, 2003
Michael J. Massey

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                         SHOE SOURCING, INC.

                                         By: /s/ Duane L. Cantrell
                                             ___________________________
                                             Name:  Duane L. Cantrell
                                             Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                         Chairman and Director
/s/ Duane L. Cantrell                    (Principal Executive Officer)                  October 1, 2003
__________________________________
Duane L. Cantrell

                                         Vice President and Treasurer
/s/ Ronald A. Cooperman                  (Principal Financial and Accounting Officer)   October 1, 2003
__________________________________
Ronald A. Cooperman

/s/ Michael J. Massey                    Director                                       October 1, 2003
__________________________________
Michael J. Massey

/s/ Ullrich E. Porzig                    Director                                       October 1, 2003
__________________________________
Ullrich E. Porzig

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                   PAYLESS PURCHASING SERVICES, INC.

                                   By: /s/ Ullrich E. Porzig
                                      ___________________________
                                      Name:  Ullrich E. Porzig
                                      Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Ullrich E. Porzig
_________________________________     President and Director
Ullrich E. Porzig                     (Principal Executive Officer)                    October 1, 2003


/s/ Ronald A. Cooperman
_________________________________     Vice President and Treasurer
Ronald A. Cooperman                   (Principal Financial and Accounting Officer)     October 1, 2003


/s/ Duane L. Cantrell
_________________________________
Duane L. Cantrell                     Director                                         October 1, 2003

/s/ Michael J. Massey
_________________________________
Michael J. Massey                     Director                                         October 1, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                   EASTBOROUGH, INC.

                                   By: /s/ John N. Haugh
                                      ___________________________
                                      Name: John N. Haugh
                                      Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ John N. Haugh
________________________________      President
John N. Haugh                         (Principal Executive Officer)                    October 1, 2003

/s/ Ronald A. Cooperman
________________________________      Vice President and Treasurer
Ronald A. Cooperman                   (Principal Financial and Accounting Officer)     October 1, 2003

/s/ Duane L. Cantrell
________________________________
Duane L. Cantrell                     Director                                         October 1, 2003

/s/ Michael J. Massey
________________________________
Michael J. Massey                     Director                                         October 1, 2003

/s/ Ullrich E. Porzig
________________________________
Ullrich E. Porzig                     Director                                         October 1, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                   PSS LABOR LEASING, INC.

                                   By: /s/ Ullrich E. Porzig
                                      ___________________________
                                      Name:  Ullrich E. Porzig
                                      Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Ullrich E. Porzig                 President and Director
__________________________________    (Principal Executive Officer)                    October 1, 2003
Ullrich E. Porzig

/s/ Ronald A. Cooperman
__________________________________    Vice President and Treasurer
Ronald A. Cooperman                   (Principal Financial and Accounting Officer)     October 1, 2003

/s/ Duane L. Cantrell
__________________________________
Duane L. Cantrell                     Director                                         October 1, 2003

/s/ Michael J. Massey
__________________________________
Michael J. Massey                     Director                                         October 1, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                   PSS INVESTMENT I, INC.

                                   By: /s/ Ullrich E. Porzig
                                      ___________________________
                                      Name:  Ullrich E. Porzig
                                      Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Ullrich E. Porzig
___________________________________   President and Director
Ullrich E. Porzig                     (Principal Executive Officer)                    October 1, 2003

/s/ Ronald A. Cooperman
___________________________________   Vice President and Treasurer
Ronald A. Cooperman                   (Principal Financial and Accounting Officer)     October 1, 2003

/s/ Duane L. Cantrell
___________________________________
Duane L. Cantrell                     Director                                         October 1, 2003

/s/ Michael J. Massey
___________________________________
Michael J. Massey                     Director                                         October 1, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                   PSS INVESTMENT III, INC.

                                   By: /s/ Ullrich E. Porzig
                                      ___________________________
                                      Name:  Ullrich E. Porzig
                                      Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Ullrich E. Porzig
___________________________________   President and Director
Ullrich E. Porzig                     (Principal Executive Officer)                    October 1, 2003

/s/ Ronald A. Cooperman
___________________________________   Vice President and Treasurer
Ronald A. Cooperman                   (Principal Financial and Accounting Officer)     October 1, 2003

/s/ Duane L. Cantrell
___________________________________
Duane L. Cantrell                     Director                                         October 1, 2003

/s/ Michael J. Massey
___________________________________
Michael J. Massey                     Director                                         October 1, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                   PAYLESS SHOESOURCE DISTRIBUTION, INC.

                                       /s/ Darrel J. Pavelka
                                   By:___________________________
                                      Name: Darrel J. Pavelka
                                      Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Darrel J. Pavelka
___________________________________   President
Darrel J. Pavelka                     (Principal Executive Officer)                    October 1, 2003


/s/ Ullrich E. Porzig
___________________________________   Vice President and Treasurer and Director
Ullrich E. Porzig                     (Principal Financial and Accounting Officer)     October 1, 2003


/s/ Duane L. Cantrell
___________________________________
Duane L. Cantrell                     Director                                         October 1, 2003


/s/ Michael J. Massey
___________________________________
Michael J. Massey                     Director                                         October 1, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                   PAYLESS SHOESOURCE MERCHANDISING, INC.

                                       /s/ Duane L. Cantrell
                                   By:___________________________
                                      Name:  Duane L. Cantrell
                                      Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Duane L. Cantrell
___________________________________   President and Director
Duane L. Cantrell                     (Principal Executive Officer)                    October 1, 2003


/s/ Ullrich E. Porzig
___________________________________   Vice President and Treasurer and Director
Ullrich E. Porzig                     (Principal Financial and Accounting Officer)     October 1, 2003


/s/ Michael J. Massey
___________________________________
Michael J. Massey                     Director                                         October 1, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Topeka, State of Kansas, on October 1, 2003.

                                   PSS CANADA, INC.

                                   By: /s/ Ullrich E. Porzig
                                      _________________________
                                      Name:  Ullrich E. Porzig
                                      Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ullrich E. Porzig, Michael J. Massey and Harold
J. Herman, II, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Ullrich E. Porzig
___________________________________   President and Director
Ullrich E. Porzig                     (Principal Executive Officer)                    October 1, 2003


/s/ Ronald A. Cooperman
___________________________________   Vice President and Treasurer
Ronald A. Cooperman                   (Principal Financial and Accounting Officer)     October 1, 2003


/s/ Duane L. Cantrell
___________________________________
Duane L. Cantrell                     Director                                         October 1, 2003


/s/ Michael J. Massey
___________________________________
Michael J. Massey                     Director                                         October 1, 2003

                                 EXHIBIT INDEX

   EXHIBIT NO.                         DOCUMENT DESCRIPTION
   -----------                         --------------------
       3.1         Amended and Restated Certificate of Incorporation of Payless
                   ShoeSource, Inc. (Delaware), (incorporated by reference to
                   Exhibit 3.1 to Registrant's Current Report on Form 8-K filed with the SEC on June 3, 1998).

       3.2         Amended and Restated Bylaws of Payless ShoeSouce, Inc.
                   (Delaware) (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K filed with the SEC on
                   April 12, 1999).

       3.3         Restated Articles of Incorporation of Payless ShoeSource,
                   Inc. (Missouri)

       3.4         Amended and Restated Bylaws of Payless ShoeSource, Inc.
                   (Missouri)

       3.5         Articles of Incorporation of Payless ShoeSource Worldwide,
                   Inc.

       3.6         By-Laws of Payless ShoeSource Worldwide, Inc.

       3.7         Amended and Restated Articles of Incorporation of Payless
                   ShoeSource Finance, Inc.

       3.8         By-Laws of Payless ShoeSource Finance, Inc.

       3.9         Restated Certificate of Incorporation of Dyelights, Inc.

      3.10         Bylaws of Dyelights, Inc.

      3.11         Certificate of Incorporation of PSS Delaware Company 2, Inc.

      3.12         Bylaws of PSS Delaware Company 2, Inc.

      3.13         Certificate of Incorporation of PSS Delaware Company 3, Inc.

      3.14         Bylaws of PSS Delaware Company 3, Inc.

      3.15         Certificate of Incorporation of PSS Delaware Company 4, Inc.

      3.16         Bylaws of PSS Delaware Company 4, Inc.

      3.17         Articles of Incorporation of Payless ShoeSource Gold Value,
                   Inc.

      3.18         Bylaws of Payless ShoeSource Gold Value, Inc.

      3.19         Articles of Incorporation of Shoe Sourcing, Inc.

      3.20         Bylaws of Shoe Sourcing Inc.

      3.21         Articles of Incorporation of Payless Purchasing Services,
                   Inc.

      3.22         Bylaws of Payless Purchasing Services, Inc.

      3.23         Articles of Incorporation of Eastborough, Inc.

      3.24         Bylaws of Eastborough, Inc.

      3.25         Articles of Incorporation of PSS Labor Leasing, Inc.

      3.26         By-Laws of PSS Labor Leasing, Inc.

      3.27         Articles of Incorporation of PSS Investment I, Inc.

      3.28         By-Laws of PSS Investment I, Inc.

      3.29         Articles of Incorporation of PSS Investment III, Inc.

      3.30         By-Laws of PSS Investment III, Inc.

      3.31         Articles of Incorporation of Payless ShoeSource Distribution,
                   Inc.

      3.32         By-Laws of Payless ShoeSource Distribution, Inc.

      3.33         Articles of Incorporation of Payless ShoeSource
                   Merchandising, Inc.

      3.34         By-Laws of Payless ShoeSource Merchandising, Inc.

      3.35         Articles of Incorporation of PSS Canada, Inc.

      3.36         By-Laws of PSS Canada, Inc.

       4.1         Indenture, dated as of July 28, 2003, among Payless
                   ShoeSource, Inc. and each of the Guarantors named therein and Wells-Fargo Bank Minnesota, National Association as Trustee, related to the 8.25% Senior Subordinated Notes Due 2013
                   (incorporated by reference to Exhibit 4.1 to Registrant's
                   Quarterly Report on Form 10-Q filed with the SEC on September
                   12, 2003).

       4.2         Exchange and Registration Rights Agreement, Dated July 28,
                   2003, among Payless ShoeSource, Inc. and each of the Guarantors named therein and Goldman Sachs & Co. as representative of the Several Purchasers (incorporated by reference to Exhibit 4.1 to Registrant's Quarterly Report on
                   Form 10-Q filed with the SEC on September 12, 2003).

       5.1*        Opinion of Wachtell, Lipton, Rosen & Katz.

      10.1         Amended and Restated Tax Sharing Agreement, dated as of April
                   2, 1996, by and between The May Department Stores Company and
                   Payless ShoeSource, Inc. (incorporated by reference to
                   Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q filed with the SEC on June 13, 1996).

      10.2         Sublease, dated as of April 2, 1996, by and between The May
                   Department Stores Company and Payless ShoeSource, Inc.
                   (incorporated by reference to Exhibit 10.2 to Registrant's
                   Registration Statement on Form 10/A filed with the SEC on April 15, 1996).

      10.3 Credit and Guaranty Agreement, dated as of April 17, 2000, by and among Payless ShoeSource Finance, Inc., as Borrower,
                   Payless ShoeSource, Inc. and certain of its Subsidiaries, as Guarantors, various Lenders, Goldman Sachs Credit Partners
                   L.P., as Sole Lead Arranger and Sole Syndication Agent, Bank
                   One, NA, as Administrative Agent, and First Union National
                   Bank, as Documentation Agent (incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed with the SEC on January 25, 2002).

      10.4 Administrative Services Agreement, dated as of April 2, 1996, by and between The May Department Stores Company and Payless
                   ShoeSource, Inc. (incorporated by reference to Exhibit 10.4 to Registrant's Registration Statement on Form 10/A filed with the SEC on April 15, 1996).

      10.5         Payless Stock 1996 Stock Incentive Plan, as amended September
                   18, 2003.

      10.6 Spin-Off Stock Plan of Payless ShoeSource, Inc. (incorporated by reference to Exhibit 10.6 of Registrant's Registration
                   Statement on Form 10/A filed with the SEC on April 9, 1996).

      10.7 Restricted Stock Plan for Non-Management Directors, as amended April 20, 1998 (incorporated by reference to Exhibit
                   99.3 to Registrant's Current Report on Form 8-K filed with the SEC on June 3, 1998).

      10.8         Form of Employment Agreement between Payless ShoeSource, Inc.
                   and certain of its executives (incorporated by reference to Exhibit 10.8 to Registrant's Annual Report on Form 10-K filed with the SEC on April 18, 2003).

      10.9 Payless ShoeSource, Inc. Supplementary Retirement Plan, as amended September 18, 2003.

     10.10 Payless ShoeSource, Inc., 401(k) Profit Sharing Plan, as amended and restated effective January 1, 2002 (incorporated by reference to Exhibit 10.10 to Registrant's Annual Report on Form 10-K filed with SEC on April 18, 2003).

     10.11         Executive Incentive Compensation Plan of Payless ShoeSource,
                   Inc., as amended November 16, 2000 (incorporated by reference to Exhibit 10.13 to Registrant's Annual Report on Form
                   10-K filed with the SEC on April 19, 2001).

     10.12 Form of Change of Control Agreement (incorporated by reference to Exhibit 10.12 to Registrant's Annual Report on Form 10-K filed with the SEC on April 18, 2003).

     10.13         Form of Director's and Officer's Indemnification Agreement
                   (incorporated by reference to Exhibit 10.13 to Registrant's Annual Report on Form 10-K filed with the SEC on
                   April 18, 2003).

     10.14*        Payless ShoeSource, Inc. Deferred Compensation Plan for
                   Non-Management Directors, as amended.

     10.15         The Stock Appreciation and Phantom Stock Unit Plan of Payless
                   ShoeSource, Inc. and its Subsidiaries for Payless ShoeSource
                   International Employees, as amended September 18, 2003.

     10.16         Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico
                   Associates, as amended and restated effective May 1, 2002
                   (incorporated by reference to Exhibit 10.16 to Registrant's
                   Annual Report on Form 10-K filed with the SEC on April 18,
                   2003).

     10.17 Payless ShoeSource, Inc. Stock Ownership Plan, as amended effective June 1, 1998 (incorporated by reference to Exhibit
                   99.11 to Registrant's Current Report on Form 8-K filed with the SEC on June 3, 1998).

     10.18 Assumption Agreement, dated as of May 22, 1998, by and between Payless ShoeSource, Inc. (Missouri) and Payless
                   ShoeSource Holdings, Inc. (incorporated by reference to
                   Exhibit 99.1 to Registrant's Current Report on Form 8-K filed with the SEC on June 3, 1998).

     10.19         Payless ShoeSource, Inc. Deferred Compensation 401(k) Mirror
                   Plan, effective October 1, 2000, as amended September 18,
                   2003.

     10.20 First Amendment, dated as of January 24, 2002, to the Credit and Guaranty Agreement, dated as of April 17, 2000, by and among Payless ShoeSource Finance, Inc., as Borrower, Payless
                   ShoeSource, Inc. and certain of its Subsidiaries, as Guarantors, various Lenders, Goldman Sachs Credit Partners
                   L.P., as Sole Lead Arranger and Sole Syndication Agent, Bank
                   One, NA, as Administrative Agent, and First Union National
                   Bank, as Documentation Agent (incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed with the SEC on January 25, 2002)

     10.21         Second Amendment, dated as of July 8, 2003, to the Credit and
                   Guaranty Agreement, dated as of April 17, 2000, by and among Payless ShoeSource Finance, Inc., as Borrower, Payless
                   ShoeSource, Inc. and certain of its Subsidiaries, as Guarantors, various Lenders, Goldman Sachs Credit Partners
                   L.P., as Sole Lead Arranger and Sole Syndication Agent, Bank
                   One, NA, as Administrative Agent, and First Union National
                   Bank, as Documentation Agent (incorporated by reference to Exhibit 99.2 to Registrant's Current Report on Form 8-K/A filed with the SEC on July 16, 2003)

     10.22 Payless ShoeSource Incentive Compensation Plan (incorporated by reference to Exhibit 10.27 to Registrant's Annual Report on Form 10-K filed with the SEC on April 16, 2002).

     10.23         Amended and Restated Employment Agreement, dated as of
                   October 1, 2003, by and between Payless ShoeSource, Inc. and
                   Steven J. Douglass.

     10.24         Amended and Restated Change of Control Agreement, dated as of
                   October 1,

                   2003, by and between Payless ShoeSource and Steven J.
                   Douglass.

     10.25 Indemnification Agreement, dated as of October 1, 2003, between Payless ShoeSource and Steven J. Douglass.

      12.1 Payless ShoeSource, Inc. Computation of Ratio of Earnings to Fixed Charges for the Last Three Fiscal Years (set forth on pages 11 and 35 of the prospectus forming part of this registration statement).

      21.1 Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to Registrant's Annual Report on Form 10-K filed with the SEC on April 18, 2003).

      23.1         Consent of Deloitte & Touche LLP, independent auditors for
                   Payless ShoeSource, Inc.

      23.2*        Consent of Wachtell, Lipton, Rosen & Katz (included in
                   Exhibit 5.1).

      24.1 Powers of attorney (included in the signature page to this Registration Statement).

      25.1         Form T-1 Statement of Eligibility of Wells Fargo Bank
                   Minnesota, National Association to act as trustee under the Indenture.

      99.1*        Letter of Transmittal.

      99.2*        Notice of Guaranteed Delivery.

      99.3* Letter to brokers, dealers, commercial banks, issuer companies and other nominees.

      99.4* Form of letter from brokers, dealers, commercial banks, issuer companies and other nominees to their Clients.

      99.5*        Guidelines for Certification of Taxpayer Identification
                   Number on Substitute Form W-9.

--------------

* To be filed by amendment.